Exhibit 99.01

“Bank Freedom Finance Kazakhstan” JSC
(formerly known as “Bank Kassa Nova” JSC (SB of “ForteBank JSC))

Consolidated financial statements

For 2019 and 2018
together with independent auditor’s report

CONTENTS

INDEPENDENT AUDITOR’S REPORT

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1	Principal activities	5
2	Basis of preparation	5
3	Summary of accounting policies	6
4	Significant accounting judgments and estimates	21
5	Cash and cash equivalents	22
6	Amounts due from other banks and other financial institutions	23
7	Loans to customers	24
8	Investment securities	56
9	Property and equipment	57
10	Intangible assets	58
11	Other assets	58
12	Taxation	59
13	Amounts due to banks and other financial institutions	60
14	Amounts due to customers	61
15	Subordinated debt	62
16	Other liabilities	62
17	Equity	63
18	Interest income and interest expense	63
19	Credit loss expense	64
20	Net fee and commission income	64
21	Personnel and administrative and other operating expenses	65
22	Earnings per share	65
23	Commitments and contingencies	66
24	Risk management	66
25	Fair value measurement	76
26	Maturity analysis of assets and liabilities	80
27	Related party disclosures	80
28	Changes in liabilities arising from financing activities	83
29	Capital adequacy	83
30	Events after the reporting date	84

LLP «SFAI Kazakhstan» Almaty, Dostyk av., 202, BC «Forum» + 7 (727) 327 68 06 E-mail: info@sfai.kz

INDEPENDENT AUDITOR’S REPORT

Shareholders and Board of Directors of
“Bank Freedom Finance Kazakhstan” JSC
formerly known as “Bank Kassa Nova” JSC
(SB of “ForteBank” JSC)
Almaty, Kazakhstan

We have audited the accompanying consolidated financial statements of “Bank Freedom Finance Kazakhstan” JSC (formerly known as “Bank Kassa Nova” JSC (SB of “ForteBank” JSC)) and its subsidiary (the “Group”), which comprise the consolidated balance sheets as of December 31, 2019 and 2018, and the related statements of operations and statements of comprehensive income, consolidated shareholders’ equity and consolidated cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s responsibility for the consolidated financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the Accounting Standards Board; this includes the design, implementation, and maintenance of internal control over financial reporting relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control over financial reporting relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate under the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of “Bank Freedom Finance Kazakhstan” JSC (formerly known as “Bank Kassa Nova” JSC (SB of “ForteBank” JSC)), as of December 31, 2019 and 2018, and the related statements of operations and statements of comprehensive income, consolidated shareholders’ equity and consolidated cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standard Board.

«SFAI Kazakhstan» LLP Almaty, Kazakhstan Date: April 26, 2021

“Bank Freedom Finance Kazakhstan” JSC	2019 and 2018 consolidated financial statements

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

as at 31 December 2019 and 2018

(thousands of tenge)

	Notes	2019	2018
Assets
Cash and cash equivalents	5	33,448,522	43,344,207
Amounts due from other banks and other financial institutions	6	776,208	554,244
Loans to customers	7	68,124,327	74,604,438
Investment securities	8	3,785,045	1,655,460
Property and equipment	9	6,457,813	6,367,860
Intangible assets	10	1,156,968	1,121,630
Current corporate income tax assets	12	–	133,801
Other assets	11	2,962,341	2,653,440
Total assets		116,711,224	130,435,080

Liabilities
Financial instruments at fair value through profit or loss		9,626	–
Amounts due to banks and other financial institutions	13	9,111,519	10,909,578
Amounts due to customers	14	85,802,298	100,532,184
Current corporate income tax liabilities	12	209,187	–
Deferred corporate income tax liabilities	12	1,277,045	1,121,248
Subordinated debt	15	3,303,255	3,244,190
Lease liabilities	3	226,456	–
Other liabilities	16	614,052	475,272
Total liabilities		100,553,438	116,282,472

Equity
Share capital	17	9,356,140	9,356,140
Revaluation reserve for property and equipment	17	761,249	772,815
Fair value reserve		–	(2,382)
Retained earnings		6,040,397	4,026,035
Total equity		16,157,786	14,152,608
Total equity and liabilities		116,711,224	130,435,080

Signed and authorised for release on behalf of the Management Board of the Bank

/s/ G. Akhmetova
G. Akhmetova	Acting Chairperson of the Management Board

/s/ R. Yergazinov
R. Yergazinov	Acting Chief Accountant

April 26, 2021

The accompanying notes on pages 5 to 84 are an integral part of these consolidated financial statements.

“Bank Freedom Finance Kazakhstan” JSC	2019 and 2018 consolidated financial statements

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

for the year ended 31 December 2019 and 2018

(thousands of tenge)

	Notes	2019	2018

Interest income calculated using effective interest rate	18	13,802,072	13,087,666
Interest expense	18	(7,321,798)	(8,065,434)
Net interest income		6,480,274	5,022,232

Credit loss expense	19	(1,629,260)	(4,263,019)
Net interest income after credit loss expense		4,851,014	759,213

Net fee and commission income	20	1,403,868	1,359,807
Net gains from financial instruments at fair value through profit or loss		70,612	73,580
Net gains/(losses) from foreign currencies
- dealing		668,830	599,417
- translation differences		(147,324)	(120,218)
Gain from government grant	13	84,061	2,920,290
Gain on derecognition of subordinated debt as a result of modification	15	–	1,121,665
Other income		102,958	54,905
Non-interest income		2,183,005	6,009,446

Loss on derecognition of financial assets measured at amortised cost	7	(26,666)	(732,351)
Personnel expenses	21	(2,477,090)	(2,430,305)
Administrative and other operating expenses	21	(1,863,329)	(1,696,505)
Other expenses		(106,196)	(101,233)
Non-interest expense		(4,473,281)	(4,960,394)
Profit before corporate income tax expense		2,560,738	1,808,265

Corporate income tax expense	12	(557,942)	(388,579)
Profit for the year		2,002,796	1,419,686

Other comprehensive income
Other comprehensive income/(loss) to be reclassified to profit or loss in subsequent periods
Net change in fair value of debt instruments at fair value through other comprehensive income		2,561	420
Changes in allowance for expected credit losses of debt instruments at fair value through other comprehensive income	8	(179)	(744)
Other comprehensive income/(loss) for the year, net of corporate income tax		2,382	(324)
Total comprehensive income for the year		2,005,178	1,419,362

Basic and diluted earnings per share (in tenge)	22	214.06	151.74

The accompanying notes on pages 5 to 84 are an integral part of these consolidated financial statements.

“Bank Freedom Finance Kazakhstan” JSC	2019 and 2018 consolidated financial statements

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

for the year ended 31 December 2019 and 2018

(thousands of tenge)

	Notes	Share capital	Revaluation reserve for property and equipment	Fair value reserve	Retained earnings	Total equity

At 31 December 2017		9,356,140	783,179	(2,981)	3,666,043	13,802,381
Impact of adopting IFRS 9		–	–	923	(612,918)	(611,995)
Restated balance as at 1 January 2018 under IFRS 9		9,356,140	783,179	(2,058)	3,053,125	13,190,386

Profit for the year		–	–	–	1,419,686	1,419,686
Other comprehensive loss for the year		–	–	(324)	–	(324)
Total comprehensive income for the year		–	–	(324)	1,419,686	1,419,362

Dividends declared	17	–	–	–	(457,140)	(457,140)
Depreciation of revaluation reserve for property and equipment		–	(10,364)	–	10,364	–
At 31 December 2018		9,356,140	772,815	(2,382)	4,026,035	14,152,608

Profit for the year		–	–	–	2,002,796	2,002,796
Other comprehensive income for the year		–	–	2,382	–	2,382
Total comprehensive income for the year		–	–	2,382	2,002,796	2,005,178

Depreciation of revaluation reserve for property and equipment		–	(11,566)	–	11,566	–
At 31 December 2019		9,356,140	761,249	–	6,040,397	16,157,786

The accompanying notes on pages 5 to 85 are an integral part of these consolidated financial statements.

“Bank Freedom Finance Kazakhstan” JSC	2019 and 2018 consolidated financial statements

CONSOLIDATED STATEMENT OF CASH FLOWS

for the year ended 31 December 2019 and 2018

(thousands of tenge)
	Notes	2019	2018
Cash flows from operating activities
Interest received		12,850,531	12,256,586
Interest paid		(7,352,344)	(8,015,868)
Fees and commissions received		2,493,399	1,765,558
Fees and commissions paid		(1,093,527)	(407,659)
Net realised gains on transactions with financial instruments at fair value through profit or loss		80,238	73,580
Net gains from dealing in foreign currencies		668,830	609,136
Other income received		79,711	54,905
Personnel expenses paid		(2,301,981)	(2,246,799)
Administrative and other operating expenses paid		(1,469,945)	(1,359,195)
Cash flows from operating activities before changes in operating assets and liabilities		3,954,912	2,730,244

Net changes in operating assets and liabilities
Amounts due from other banks and other financial institutions		(222,839)	362,262
Loans to customers		5,264,216	(9,336,353)
Other assets		27,739	466,397
Amounts due to banks and other financial institutions		(1,739,015)	3,084,048
Amounts due to customers		(14,499,729)	10,812,035
Other liabilities		(40,874)	23,322
Net cash flows (used in) / from operating activities before corporate income tax		(7,255,590)	8,141,955

Corporate income tax paid		(64,687)	–
Net cash flows (used in) / from operating activities		(7,320,277)	8,141,955

Cash flows from investing activities
Purchase of property and equipment		(141,292)	(65,062)
Purchase of intangible assets		(108,361)	(139,000)
Proceeds from sale of property and equipment		–	9,197
Purchase of investment securities at fair value through other comprehensive income		(2,300,000)	(10,209,611)
Redemption of investment securities at fair value through other comprehensive income		3,987,000	11,193,272
Acquisition of investment securities at amortised cost		(3,780,143)	–
Proceeds from redemption of investment securities at amortised cost		–	300,599
Net cash used in investing activities		(2,342,796)	1,089,395

Cash flows from financing activities
Repayment of lease liabilities	3	(100,260)	–
Payment of dividends on ordinary shares	17	–	(457,140)
Net cash used in financing activities		(100,260)	(457,140)

Effect of exchange rates changes on cash and cash equivalents		(135,292)	3,686,329
Effect of expected credit losses on cash and cash equivalents		2,940	(10,220)
Net (decrease)/increase in cash and cash equivalents		(9,895,685)	12,450,319

Cash and cash equivalents as at 1 January		43,344,207	30,893,888
Cash and cash equivalents as at 31 December	5	33,448,522	43,344,207

Non-cash transactions
Repayment of loans to customers by repossession of collateral	11	352,199	1,583,356

The accompanying notes on pages 5 to 85 are an integral part of these consolidated financial statements.

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

(thousands of tenge)

1. Principal activities

These consolidated financial statements comprise the financial statements of “Bank Freedom Finance Kazakhstan” JSC (formerly known as “Bank Kassa Nova” JSC (SB “ForteBank” JSC)) (the “Bank”) and OUSA Nova Limited Liability Partnership, a subsidiary of the Bank (jointly, the “Group”).

The Bank was registered on 31 July 2009 under the laws of the Republic of Kazakhstan. The Bank operates under a general banking license No. 1.1.260 issued by the Agency for Regulation and Supervision of Financial Markets and Financial Organisations of the Republic of Kazakhstan on 10 June 2011. The Bank’s activities are regulated by the National Bank of the Republic of Kazakhstan (“NBRK”).

The Bank accepts deposits from the public and extends credit, transfers payments in Kazakhstan and abroad, exchanges currencies and provides other banking services to its commercial and retail customers.

As at 31 December 2019, the Bank’s branch network comprises 8 branches located in the Republic of Kazakhstan (31 December 2018: 8 branches).

Registered address of the Bank’s head office: 10 Kunayev str., Nur-Sultan, Republic of Kazakhstan.

The Bank is a member of the Kazakhstan Deposit Insurance Fund (“KDIF”). The primary goal of the KDIF is to protect interests of depositors in the event of forcible liquidation of a member-bank. As at 31 December 2019, depositors can receive limited insurance coverage for deposits up to a maximum of KZT 15 million per deposit, depending on the amount of the deposit and currency (31 December 2018: KZT 10 million).

Starting from November 2015, the Bank is a member of Kazakhstan Stock Exchange foreign exchange market (“KASE”).

On 31 May 2018, the Bank established a subsidiary OUSA Nova Limited Liability Partnership (“OUSA Nova LLP”) in accordance with the NBRK permission to establish a subsidiary by the Bank No. 17 dated 2 May 2018. The principal activities of “OUSA Nova” LLP are the acquisition of doubtful and bad assets of the parent bank, sublease of real estate taken onto the balance of the Bank.

As at 31 December 2019, the sole shareholder of the Bank, which owns 100% of outstanding shares is “ForteBank” Joint Stock Company (the “Parent”) (31 December 2018: “Nova Leasing” JSC).

On 29 April 2019, “Nova Leasing” JSC and “ForteBank” JSC signed and registered with the authorised body an agreement for the purchase and sale of shares of “Bank Freedom Finance Kazakhstan” JSC owned by Nova Leasing JSC in the amount of 100% of the issued share capital of “Bank Freedom Finance Kazakhstan” JSC.

As at 31 December 2019 the Bank was under the practical control of Mr. B.Zh. Utemuratov, who owns 100.00% (31 December 2018: 100.00%) of the Bank’s ordinary shares, and who is the ultimate controlling party and has the power to direct the Bank activities at its sole discretion and on its own account.

2. Basis of preparation

General

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”).

The consolidated financial statements have been prepared under the cost principle except as disclosed in the accounting policies below. For example, land and buildings within property and equipment, securities at fair value through other comprehensive income were measured at fair value.

These consolidated financial statements are presented in thousands of Kazakhstan tenge (“tenge” or “KZT”), unless otherwise is stated.

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

2.  Basis of preparation (continued)

Reclassifications

The following reclassifications were made in the consolidated statement of financial position as at 31 December 2018 to conform with the 2019 presentation:

Consolidated statement of financial position	As previously reported	Reclassification	As reclassified

Assets
Cash and accounts with the National Bank of the Republic of Kazakhstan	41,633,664	(41,633,664)	–
Cash and cash equivalents	–	43,344,207	43,344,207
Amounts due from other banks and other financial institutions	2,264,787	(1,710,543)	554,244

3. Summary of accounting policies

Changes in accounting policies

The Group applied for the first time certain amendments to the standards, which are effective for annual periods beginning on or after 1 January 2019. The Group has not early adopted any standards, interpretations or amendments that have been issued but are not yet effective. The nature and the impact of each amendment is described below:

IFRS 16 Leases

IFRS 16 supersedes IAS 17 Leases, IFRIC 4 Determining whether an Arrangement Contains a Lease, SIC 15 Operating Leases − Incentives and SIC-27 Evaluating the Substance of Transactions Involving the Legal Form of a Lease. The standard sets out the principles for the recognition, measurement, presentation and disclosure of leases and requires lessees to account for most leases under a single on-balance sheet model.

Lessor accounting under IFRS 16 is substantially unchanged from IAS 17. Lessors will continue to classify leases as either operating or finance leases using similar principles as in IAS 17. Therefore, IFRS 16 did not have an impact for leases where the Group is the lessor.

The Group adopted IFRS 16 using the modified retrospective method of adoption with the date of initial application of 1 January 2019. Under this method, the standard is applied retrospectively with the cumulative effect of initially applying the standard recognised at the date of initial application. The Group elected to use the transition practical expedient allowing the standard to be applied only to contracts that were previously identified as leases applying IAS 17 and IFRIC 4 at the date of initial application. The Group also elected to use the recognition exemptions for lease contracts that, at the commencement date, have a lease term of 12 months or less and do not contain a purchase option (‘short-term leases’), and lease contracts for which the underlying asset is of low value (‘low-value assets’).

The effect of adoption IFRS 16 as at 1 January 2019 is as follows:

1 January 2019
Assets
Property and equipment	276,467
Total assets	276,467

Liabilities
Lease liabilities	276,467
Total liabilities	276,467

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

(thousands of tenge)

3.  Summary of accounting policies (continued)

Changes in accounting policies (continued)

IFRS 16 Leases (continued)

(a)
Nature of the effect of adoption of IFRS 16

The Group has lease contracts for various items of property and equipment. Before the adoption of IFRS 16, the Group classified each of its leases (as lessee) at the inception date as either a finance lease or an operating lease. A lease was classified as a finance lease if it transferred substantially all of the risks and rewards incidental to ownership of the leased asset to the Group; otherwise it was classified as an operating lease. Finance leases were capitalised at the commencement of the lease at the inception date fair value of the leased property or, if lower, at the present value of the minimum lease payments. Lease payments were apportioned between interest and reduction of the lease liability. In an operating lease, the leased property was not capitalised and the lease payments were recognised as rent expense in profit or loss on a straight-line basis over the lease term. Any prepaid rent and accrued rent were recognised under other assets and other liabilities, respectively.

Upon adoption of IFRS 16, the Group applied a single recognition and measurement approach for all leases, except for short-term leases and leases of low-value assets. The standard provides specific transition requirements and practical expedients, which has been applied by the Group.

Leases previously accounted for as operating leases

The Group recognised right-of-use assets and lease liabilities for those leases previously classified as operating leases, except for short-term leases and leases of low-value assets. The right-of-use assets for most leases were recognised based on the carrying amount as if the standard had always been applied, apart from the use of incremental borrowing rate at the date of initial application. In some leases, the right-of-use assets were recognised based on the amount equal to the lease liabilities, adjusted for any related prepaid and accrued lease payments previously recognised. Lease liabilities were recognised based on the present value of the remaining lease payments, discounted using the incremental borrowing rate at the date of initial application.

The Group also applied the available practical expedients wherein it:

●
Used a single discount rate to a portfolio of leases with reasonably similar characteristics;

●
Relied on its assessment of whether leases are onerous immediately before the date of initial application;

●
Excluded the initial direct costs from the measurement of the right-of-use asset at the date of initial application;

●
Used hindsight in determining the lease term where the contract contains options to extend or terminate the lease.

Based on the foregoing, as at 1 January 2019:

●
Right-of-use assets of KZT 276,467 thousand were recognised and included in Property and equipment;

●
Additional lease liabilities of KZT 276,467 thousand were recognised.

Lease liabilities as at 1 January 2019 can be reconciled to the operating lease commitments as at 31 December 2018 as follows:

Operating lease commitments as at 31 December 2018	19,924
Weighted average incremental borrowing rate as at 1 January 2019	11%
Discounted operating lease commitments at 1 January 2019	19,751

Less:
Commitments relating to short-term leases	(9,336)
Commitments relating to leases of low-value assets	–

Add:	–
Commitments relating to leases previously classified as finance leases	–
Payments in optional extension periods not recognised as at 31 December 2018	266,052
Lease liabilities as at 1 January 2019	276,467

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

(thousands of tenge)

3.  Summary of accounting policies (continued)

Changes in accounting policies (continued)

IFRS 16 Leases (continued)

(b)
Summary of new accounting policies

Set out below are the new accounting policies of the Group upon adoption of IFRS 16, which have been applied from the date of initial application:

Group as a lessee

The Group applies a single recognition and measurement approach for all leases, except for short-term leases and leases of low-value assets. The Group recognises lease liabilities to make lease payments and right-of-use assets representing the right to use the underlying assets.

Right-of-use assets

The Group recognises right-of-use assets at the commencement date of the lease (i.e., the date the underlying asset is available for use). Right-of-use assets are measured at cost, less any accumulated depreciation and impairment losses, and adjusted for any remeasurement of lease liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognised, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received. Unless the Group is reasonably certain to obtain ownership of the leased asset at the end of the lease term, the recognised right-of-use assets are depreciated on a straight-line basis over the shorter of its estimated useful life and the lease term. Right-of-use assets are subject to impairment.

Lease liabilities

At the commencement date of the lease, the Group recognises lease liabilities measured at the present value of lease payments to be made over the lease term. The lease payments include fixed payments (including in-substance fixed payments) less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees. The lease payments also include the exercise price of a purchase option reasonably certain to be exercised by the Group and payments of penalties for terminating a lease, if the lease term reflects the Group exercising the option to terminate. The variable lease payments that do not depend on an index or a rate are recognised as expense in the period on which the event or condition that triggers the payment occurs.

In calculating the present value of lease payments, the Group uses the incremental borrowing rate at the lease commencement date if the interest rate implicit in the lease is not readily determinable. After the commencement date, the amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made. In addition, the carrying amount of lease liabilities is remeasured if there is a modification, a change in the lease term, a change in the in-substance fixed lease payments or a change in the assessment to purchase the underlying asset.

Short-term leases and leases of low-value assets

The Group applies the short-term lease recognition exemption to its short-term leases (i.e., those leases that have a lease term of 12 months or less from the commencement date and do not contain a purchase option). It also applies the lease of low-value assets recognition exemption to leases of office equipment that are considered of low value (i.e., below KZT 1,900 thousand). Lease payments on short-term leases and leases of low-value assets are recognised as expense on a straight-line basis over the lease term.

Significant judgement in determining the lease term of contracts with renewal options

The Group determines the lease term as the non-cancellable term of the lease, together with any periods covered by an option to extend the lease if it is reasonably certain to be exercised, or any periods covered by an option to terminate the lease, if it is reasonably certain not to be exercised.

The Group has the option, under some of its leases to lease the assets for additional terms of three to five years. The Group applies judgement in evaluating whether it is reasonably certain to exercise the option to renew. That is, it considers all relevant factors that create an economic incentive for it to exercise the renewal. After the commencement date, the Group reassesses the lease term if there is a significant event or change in circumstances that is within its control and affects its ability to exercise (or not to exercise) the option to renew (e.g., a change in business strategy).

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

(thousands of tenge)

3.  Summary of accounting policies (continued)

Changes in accounting policies (continued)

IFRS 16 Leases (continued)

(b)
Summary of new accounting policies (continued)

Group as a lessee (continued)

Amounts recognised in the consolidated statement of financial position, consolidated statement of comprehensive income and consolidated statement of cash flows

Set out below, are the carrying amounts of the Group’s right-of-use assets and lease liabilities and the movements during the year:

	Right-of-use assets
	Buildings	Total	Lease liabilities

At 1 January 2019	276,467	276,467	276,467
Additions	267,357	267,357	267,357
Disposals	(229,916)	(229,916)	(251,701)
Depreciation expense	(91,998)	(91,998)	–
Interest expense	–	–	34,593
Payments	–	–	(100,260)
At 31 December 2019	221,910	221,910	226,456

For the year ended 31 December 2019, the Group recognised rent expense from short-term leases of KZT 62,632 thousand (Note 21).

Operating − Group as a lessor

Leases in which the Group does not transfer substantially all the risks and rewards incidental to ownership of an asset are classified as operating leases. Rental income arising is accounted for on a straight-line basis over the lease terms and is included in revenue in the statement of profit or loss due to its operating nature. Initial direct costs incurred in negotiating and arranging an operating lease are added to the carrying amount of the leased asset and recognised over the lease term on the same basis as rental income.

Finance − Group as a lessor

The Group recognises lease receivables at value equal to the net investment in the lease, starting from the date of commencement of the lease term. Finance income is based on a pattern reflecting a constant periodic rate of return on the net investment outstanding. Initial direct costs are included in the initial measurement of the lease receivables.

IFRIC Interpretation 23 Uncertainty over Income Tax Treatment

The Interpretation addresses the accounting for income taxes when tax treatments involve uncertainty that affects the application of IAS 12 Income Taxes. It does not apply to taxes or levies outside the scope of IAS 12, nor does it specifically include requirements relating to interest and penalties associated with uncertain tax treatments. The Interpretation specifically addresses the following:

●
Whether an entity considers uncertain tax treatments separately;

●
The assumptions an entity makes about the examination of tax treatments by taxation authorities;

●
How an entity determines taxable profit (tax loss), tax bases, unused tax losses, unused tax credits and tax rates;

●
How an entity considers changes in facts and circumstances.

The Group determines whether to consider each uncertain tax treatment separately or together with one or more other uncertain tax treatments and uses the approach that better predicts the resolution of the uncertainty.

Upon adoption of the Interpretation, the Group considered whether it has any uncertain tax positions, particularly those relating to transfer pricing. The Bank’s and the subsidiaries’ tax filings in different jurisdictions include deductions related to transfer pricing and the taxation authorities may challenge those tax treatments. The Group determined, based on its tax compliance and transfer pricing study, that it is probable that its tax treatments (including those for the subsidiaries) will be accepted by the taxation authorities. The Interpretation did not have an impact on the consolidated financial statements of the Group.

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

(thousands of tenge)

3.  Summary of accounting policies (continued)

Changes in accounting policies (continued)

Amendments to IFRS 9 Prepayment Features with Negative Compensation

Under IFRS 9, a debt instrument can be measured at amortised cost or at fair value through other comprehensive income, provided that the contractual cash flows are ‘solely payments of principal and interest on the principal amount outstanding’ (the SPPI criterion) and the instrument is held within the appropriate business model for that classification. The amendments to IFRS 9 clarify that a financial asset passes the SPPI criterion regardless of an event or circumstance that causes the early termination of the contract and irrespective of which party pays or receives reasonable compensation for the early termination of the contract. The amendments had no impact on the consolidated financial statements of the Group.

Amendments to IAS 19 Plan Amendment, Curtailment or Settlement

The amendments to IAS 19 address the accounting when a plan amendment, curtailment or settlement occurs during a reporting period. The amendments specify that when a plan amendment, curtailment or settlement occurs during the annual reporting period, an entity is required to determine the current service cost for the remainder of the period after the plan amendment, curtailment or settlement, using the actuarial assumptions used to remeasure the net defined benefit liability (asset) reflecting the benefits offered under the plan and the plan assets after that event. An entity is also required to determine the net interest for the remainder of the period after the plan amendment, curtailment or settlement using the net defined benefit liability (asset) reflecting the benefits offered under the plan and the plan assets after that event, and the discount rate used to remeasure that net defined benefit liability (asset).

The amendments had no impact on the consolidated financial statements of the Group.

Amendments to IAS 28 Long-term Interests in Associates and Joint Ventures

The amendments clarify that an entity applies IFRS 9 to long-term interests in an associate or joint venture to which the equity method is not applied but that, in substance, form part of the net investment in the associate or joint venture (long-term interests). This clarification is relevant because it implies that the expected credit loss model in IFRS 9 applies to such long-term interests.

The amendments also clarified that, in applying IFRS 9, an entity does not take account of any losses of the associate or joint venture, or any impairment losses on the net investment, recognised as adjustments to the net investment in the associate or joint venture that arise from applying IAS 28 Investments in Associates and Joint Ventures. These amendments had no impact on the consolidated financial statements as the Group does not have long term interests in associates and joint ventures.

Annual improvements 2015-2017 cycle

IFRS 3 Business Combinations

The amendments clarify that, when an entity obtains control of a business that is a joint operation, it applies the requirements for a business combination achieved in stages, including remeasuring previously held interests in the assets and liabilities of the joint operation at fair value. In doing so, the acquirer remeasures its entire previously held interest in the joint operation.

An entity applies those amendments to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after 1 January 2019, with early application permitted.

These amendments had no impact on the consolidated financial statements of the Group as there is no transaction where joint control is obtained.

IFRS 11 Joint Arrangements

An entity that participates in, but does not have joint control of, a joint operation might obtain joint control of the joint operation in which the activity of the joint operation constitutes a business as defined in IFRS 3. The amendments clarify that the previously held interests in that joint operation are not remeasured.

An entity applies those amendments to transactions in which it obtains joint control on or after the beginning of the first annual reporting period beginning on or after 1 January 2019, with early application permitted.

These amendments had no impact on the consolidated financial statements of the Group as there is no transaction where joint control is obtained.

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

(thousands of tenge)

3.  Summary of accounting policies (continued)

Changes in accounting policies (continued)

Annual improvements 2015-2017 cycle (continued)

IAS 12 Income Taxes

The amendments clarify that the income tax consequences of dividends are linked more directly to past transactions or events that generated distributable profits than to distributions to owners. Therefore, an entity recognises the income tax consequences of dividends in profit or loss, other comprehensive income or equity according to where it originally recognised those past transactions or events.

An entity applies the amendments for annual reporting periods beginning on or after 1 January 2019, with early application permitted. When the entity first applies those amendments, it applies them to the income tax consequences of dividends recognised on or after the beginning of the earliest comparative period.

Since the Group’s current practice is in line with these amendments, they had no impact on the consolidated financial statements of the Group.

IAS 23 Borrowing Costs

The amendments clarify that an entity treats as part of general borrowings any borrowing originally made to develop a qualifying asset when substantially all of the activities necessary to prepare that asset for its intended use or sale are complete.

The entity applies the amendments to borrowing costs incurred on or after the beginning of the annual reporting period in which the entity first applies those amendments. An entity applies the amendments for annual reporting periods beginning on or after 1 January 2019, with early application permitted.

Since the Group’s current practice is in line with these amendments, they had no impact on the consolidated financial statements of the Group.

Basis of consolidation

Subsidiaries, which are those entities which are controlled by the Group, are consolidated. Control is achieved when the Group is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. Specifically, the Group controls an investee if, and only if, the Group has:

●
Power over the investee (i.e., existing rights that give it the current ability to direct the relevant activities of the investee);

●
Exposure, or rights, to variable returns from its involvement with the investee;

●
The ability to use its power over the investee to affect its returns.

Generally, there is a presumption that a majority of voting rights results in control. To support this presumption and when the Group has less than a majority of the voting or similar rights of an investee, the Group considers all relevant facts and circumstances in assessing whether it has power over an investee, including:

●
The contractual arrangement(s) with the other vote holders of the investee;

●
Rights arising from other contractual arrangements;

●
The Group’s voting rights and potential voting rights.

Subsidiaries are consolidated from the date on which control is transferred to the Group and are no longer consolidated from the date that control ceases. All intra-group transactions, balances and unrealised gains on transactions between group companies are eliminated in full; unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred. Where necessary, accounting policies for subsidiaries have been changed to ensure consistency with the policies adopted by the Group.

A change in the ownership interest of a subsidiary, without a change of control, is accounted for as an equity transaction. Losses are attributed to the non-controlling interests even if that results in a deficit balance.

If the Group loses control over a subsidiary, it derecognises the assets (including goodwill) and liabilities of the subsidiary, the carrying amount of any non-controlling interests, the cumulative translation differences, recorded in equity; recognises the fair value of the consideration received, the fair value of any investment retained and any surplus or deficit in profit or loss and reclassifies the parent’s share of components previously recognised in other comprehensive income to profit or loss.

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

(thousands of tenge)

3.  Summary of accounting policies (continued)

Business combinations

Business combinations are accounted for using the acquisition method. The cost of an acquisition is measured as the aggregate of the consideration transferred, measured at acquisition date fair value and the amount of any non-controlling interests in the acquiree. For each business combination, the acquirer measures the non-controlling interests in the acquiree that are present ownership interests either at fair value or at the proportionate share of the acquiree’s identifiable net assets and other components of non-controlling interests at their acquisition date fair value. Acquisition costs incurred are expensed.

When the Group acquires a business, it assesses the financial assets and liabilities assumed for appropriate classification and designation in accordance with the contractual terms, economic circumstances and pertinent conditions as at the acquisition date. This includes the separation of embedded derivatives in host contracts by the acquiree.

If the business combination is achieved in stages, the acquisition date fair value of the acquirer’s previously held equity interest in the acquiree is remeasured to fair value as at the acquisition date through profit or loss.

Any contingent consideration to be transferred by the acquirer is recognised at fair value at the acquisition date. Subsequent changes to the fair value of the contingent consideration which is deemed to be an asset or liability, will be recognised in accordance with IFRS 9 either in profit or loss or in other comprehensive income. If the contingent consideration is classified as equity, it shall not be remeasured until it is finally settled within equity.

Goodwill is initially measured at cost being the excess of the consideration transferred over the Group’s net identifiable assets acquired and liabilities assumed. If this consideration is lower than the fair value of the net assets of the subsidiary acquired, the difference is recognised in profit or loss.

After initial recognition, goodwill is measured at cost less any accumulated impairment losses. For the purpose of impairment testing, goodwill acquired in a business combination is, from the acquisition date, allocated to each of the Group’s cash generating units that are expected to benefit from the combination, irrespective of whether other assets or liabilities of the acquiree are assigned to those units. Where goodwill forms part of a cash-generating unit and part of the operation within that unit is disposed of, the goodwill associated with the operation disposed of is included in the carrying amount of the operation when determining the gain or loss on disposal of the operation. Goodwill disposed of in this circumstance is measured based on the relative values of the operation disposed of and the portion of the cash-generating unit retained.

Fair value measurement

The Group measures financial instruments carried at fair value through profit or loss (FVPL) and fair value through other comprehensive income (FVOCI) and non-financial assets such as investment property, at fair value at each reporting date.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either:

●
In the principal market for the asset or liability; or

●
In the absence of a principal market, in the most advantageous market for the asset or liability.

The principal or the most advantageous market must be accessible by the Group. The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest. A fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.

The Group uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximising the use of relevant observable inputs and minimising the use of unobservable inputs. All assets and liabilities for which fair value is measured or disclosed in the financial statements are categorised within the fair value hierarchy, described as follows, based on the lowest level input that is significant to the fair value measurement as a whole:

●
Level 1 − quoted (unadjusted) market prices in active markets for identical assets or liabilities;

●
Level 2 − valuation techniques for which the lowest level input that is significant to the fair value measurement is directly or indirectly observable;

●
Level 3 − valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable.

For assets and liabilities that are recognised in the financial statements on a recurring basis, the Group determines whether transfers have occurred between Levels in the hierarchy by re-assessing categorisation (based on the lowest level input that is significant to the fair value measurement as a whole) at the end of each reporting period.

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

(thousands of tenge)

3.  Summary of accounting policies (continued)

Financial assets and liabilities

Initial recognition

Date of recognition

All regular way purchases and sales of financial assets and liabilities are recognised on the trade date i.e. the date that the Group commits to purchase the asset or liability. Regular way purchases or sales are purchases or sales of financial assets and liabilities that require delivery of assets and liabilities within the period generally established by regulation or convention in the marketplace.

Initial measurement

The classification of financial instruments at initial recognition depends on their contractual terms and the business model for managing the instruments. Financial instruments are initially measured at their fair value and, except in the case of financial assets and financial liabilities recorded at FVPL, transaction costs are added to, or subtracted from, this amount.

Measurement categories of financial assets and liabilities

The Group classifies all of its financial assets based on the business model for managing the assets and the asset’s contractual terms, measured at either:

●
Amortised cost;

●
FVOCI;

●
FVPL.

The Group classifies and measures its derivative and trading portfolio at FVPL. The Group may designate financial instruments at FVPL, if so doing eliminates or significantly reduces measurement or recognition inconsistencies.

Financial liabilities, other than loan commitments and financial guarantees, are measured at amortised cost or at FVPL when they are held for trading, are derivative instruments or the fair value designation is applied.

Amounts due from banks and other financial institutions, loans to customers, investments securities at amortised cost

The Group only measures amounts due from banks and other financial institutions, loans to customers and other financial investments at amortised cost if both of the following conditions are met:

●
The financial asset is held within a business model with the objective to hold financial assets in order to collect contractual cash flows;

●
The contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding (SPPI).

The details of these conditions are outlined below.

Business model assessment

The Group determines its business model at the level that best reflects how it manages groups of financial assets to achieve its business objective.

The Group’s business model is not assessed on an instrument-by-instrument basis, but at a higher level of aggregated portfolios and is based on observable factors such as:

●
How the performance of the business model and the financial assets held within that business model are evaluated and reported to the entity’s key management personnel;

●
The risks that affect the performance of the business model (and the financial assets held within that business model) and, in particular, the way those risks are managed;

●
How managers of the business are compensated (for example, whether the compensation is based on the fair value of the assets managed or on the contractual cash flows collected);

●
The expected frequency, value and timing of sales are also important aspects of the Group’s assessment.

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

(thousands of tenge)

3.  Summary of accounting policies (continued)

Financial assets and liabilities (continued)

Initial measurement (continued)

Amounts due from banks and other financial institutions, loans to customers, investments securities at amortised cost (continued)

Business model assessment (continued)

The business model assessment is based on reasonably expected scenarios without taking ‘worst case’ or ‘stress case’ scenarios into account. If cash flows after initial recognition are realised in a way that is different from the Group’s original expectations, the Group does not change the classification of the remaining financial assets held in that business model, but incorporates such information when assessing newly originated or newly purchased financial assets going forward.

The SPPI test

As a second step of its classification process the Group assesses the contractual terms of financial asset to identify whether they meet the SPPI test.

‘Principal’ for the purpose of this test is defined as the fair value of the financial asset at initial recognition and may change over the life of the financial asset (for example, if there are repayments of principal or amortisation of the premium/discount).

The most significant elements of interest within a lending arrangement are typically the consideration for the time value of money and credit risk. To make the SPPI assessment, the Group applies judgement and considers relevant factors such as the currency in which the financial asset is denominated, and the period for which the interest rate is set.

In contrast, contractual terms that introduce a more than de minimis exposure to risks or volatility in the contractual cash flows that are unrelated to a basic lending arrangement do not give rise to contractual cash flows that are solely payments of principal and interest on the amount outstanding. In such cases, the financial asset is required to be measured at FVPL.

Debt instruments at FVOCI

The Group measures debt instruments at FVOCI when both of the following conditions are met:

●
The instrument is held within a business model, the objective of which is achieved by both collecting contractual cash flows and selling financial assets;

●
The contractual terms of the financial asset meet the SPPI test.

FVOCI debt instruments are subsequently measured at fair value with gains and losses arising due to changes in fair value recognised in other comprehensive income. Interest revenue and foreign exchange gains and losses are recognised in profit or loss in the same manner as for financial assets measured at amortised cost. On derecognition, cumulative gains or losses previously recognised in other comprehensive income are reclassified from other comprehensive income to profit or loss.

Expected credit losses (ECL) for debt instruments measured at FVOCI do not reduce the carrying amount of these financial assets in the statement of financial position, which remains at fair value. Instead, an amount equal to the allowance that would arise if the assets were measured at amortised cost is recognised in other comprehensive income as an accumulated impairment amount, with a corresponding charge to profit or loss. The accumulated loss recognised in other comprehensive income is recycled to the profit and loss upon derecognition of the asset.

Financial guarantees, letters of credit and undrawn loan commitments

The Group issues financial guarantees, letters of credit and loan commitments.

Financial guarantees are initially recognised in the financial statements at fair value, being the premium received. Subsequent to initial recognition, the Group’s liability under each guarantee is measured at the higher of the amount initially recognised less cumulative amortisation recognised in the consolidated statement of profit or loss, and an ECL provision.

Undrawn loan commitments and letters of credits are commitments under which, over the duration of the commitment, the Group is required to provide a loan with pre-specified terms to the customer. Similar to financial guarantee contracts, these contracts are in the scope of the ECL requirements.

The Group occasionally issues loan commitments at below market interest rates drawdown. Such commitments are initially recognised at fair value and subsequently measured at the higher of the amount of the ECL allowance and the amount initially recognised less, when appropriate, the cumulative amount of income recognised.

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

(thousands of tenge)

3.  Summary of accounting policies (continued)

Financial assets and liabilities (continued)

Initial measurement (continued)

Performance guarantees

Performance guarantees are contracts that provide compensation if another party fails to perform a contractual obligation. Performance guarantees do not transfer credit risk. The risk under performance guarantee contracts is the possibility that the failure to perform the contractual obligation by another party occurs. Therefore, performance guarantees are not considered financial instruments and thus do not fall in scope of IFRS 9.

Reclassification of financial assets and liabilities

The Group does not reclassify its financial assets subsequent to their initial recognition, apart from the exceptional circumstances in which the Group changes the business model for managing financial assets. Financial liabilities are never reclassified.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, amounts due from the NBRK and amounts due from credit institutions that mature within ninety days of the date of origination and are free from contractual encumbrances.

Repurchase and reverse repurchase agreements and securities lending

Sale and repurchase agreements (“repos”) are treated as secured financing transactions. Securities sold under sale and repurchase agreements are retained in the consolidated statement of financial position and, in case the transferee has the right by contract or custom to sell or repledge them, reclassified as securities pledged under sale and repurchase agreements. The corresponding liability is presented within amounts due to credit institutions or customers. Securities purchased under agreements to resell (“reverse repo”) are recorded as amounts due from credit institutions or loans to customers as appropriate. The difference between sale and repurchase price is treated as interest revenue and accrued over the life of repo agreements using the effective interest method.

Securities lent to counterparties are retained in the consolidated statement of financial position. Securities borrowed are not recorded in the consolidated statement of financial position, unless these are sold to third parties, in which case the purchase and sale are recorded within gains less losses from trading securities in the consolidated statement of profit or loss. The obligation to return them is recorded at fair value as a trading liability.

Derivative financial instruments

In the normal course of business, the Group enters into various derivative financial instruments including forwards and swaps in the foreign exchange markets. Such financial instruments are held for trading and are recorded at fair value. The fair values are estimated based on quoted market prices or pricing models that take into account the current market and contractual prices of the underlying instruments and other factors. Derivatives are carried as assets when their fair value is positive and as liabilities when it is negative. Gains and losses resulting from these instruments are included in the consolidated statement of comprehensive income as net gains/(losses) from financial instruments at fair value through profit or loss or net gains/(losses) from foreign currencies, depending on the nature of the instrument.

Financial assets are classified based on the business model and SPPI assessments.

Borrowings

Borrowings are classified as liabilities, where the substance of the contractual arrangement results in the Group having an obligation either to deliver cash or another financial asset to the holder, or to satisfy the obligation other than by the exchange of a fixed amount of cash or another financial asset for a fixed number of own equity instruments. Such instruments include amounts due to the NBRK, amounts due to banks and other financial institutions, amounts due to customers, other borrowed funds and subordinated loans. After initial recognition, borrowings are subsequently measured at amortised cost using the effective interest method. Gains and losses are recognised in profit or loss when the borrowings are derecognised as well as through the amortisation process.

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

(thousands of tenge)

3.  Summary of accounting policies (continued)

Offsetting of financial instruments

Financial assets and liabilities are offset and the net amount is reported in the consolidated statement of financial position when there is a legally enforceable right to set off the recognised amounts and there is an intention to settle on a net basis, or to realise the asset and settle the liability simultaneously. The right of set-off must not be contingent on a future event and must be legally enforceable in all of the following circumstances:

●
The normal course of business;

●
The event of default; and

●
The event of insolvency or bankruptcy of the entity and all of the counterparties.

These conditions are not generally met in master netting agreements, and the related assets and liabilities are presented gross in the consolidated statement of financial position.

Renegotiated loans

Where possible, the Group seeks to restructure loans rather than to take possession of collateral. This may involve extending the payment arrangements and the agreement of new loan conditions.

The Group derecognises a financial asset, such as a loan to a customer, when the terms and conditions have been renegotiated to the extent that, substantially, it becomes a new loan, with the difference recognised as a derecognition gain or loss, to the extent that an impairment loss has not already been recorded. The newly recognised loans are classified as Stage 1 for ECL measurement purposes, unless the new loan is deemed to be purchased or originated credit impaired (POCI). When assessing whether or not to derecognise a loan to a customer, amongst others, the Group considers the following factors:

●
Change in currency of the loan;

●
Change in counterparty;

●
If the modification is such that the instrument would no longer meet the SPPI criterion.

If the modification does not result in cash flows that are substantially different, the modification does not result in derecognition. Based on the change in cash flows discounted at the original EIR, the Group records a modification gain or loss that is presented in a separate line item in the consolidated statement of profit or loss, to the extent that an impairment loss has not already been recorded.

For modifications not resulting in derecognition, the Group also reassesses whether here has been a significant increase in credit risk or whether the assets should be classified as credit-impaired. Once an asset has been classified as credit-impaired as the result of modification, it will remain in Stage 3 for a minimum 6-month probation period. In order for the restructured loan to be reclassified out of Stage 3, regular payments of more than an insignificant amount of principal or interest have been made during at least half of the probation period in accordance with the modified payment schedule.

Derecognition of financial assets and liabilities

Financial assets

A financial asset (or, where applicable a part of a financial asset or part of a group of similar financial assets) is derecognised where:

●
The rights to receive cash flows from the asset have expired;

●
The Group has transferred its rights to receive cash flows from the asset, or retained the right to receive cash flows from the asset, but has assumed an obligation to pay them in full without material delay to a third party under a “pass-through” arrangement; and

●
The Group either (a) has transferred substantially all the risks and rewards of the asset, or (b) has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset.

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

(thousands of tenge)

3.  Summary of accounting policies (continued)

Derecognition of financial assets and liabilities (continued)

Financial assets (continued)

Where the Group has transferred its rights to receive cash flows from an asset and has neither transferred nor retained substantially all the risks and rewards of the asset nor transferred control of the asset, the asset is recognised to the extent of the Group’s continuing involvement in the asset. Continuing involvement that takes the form of a guarantee over the transferred asset is measured at the lower of the original carrying amount of the asset and the maximum amount of consideration that the Group could be required to repay.

Where continuing involvement takes the form of a written and/or purchased option (including a cash-settled option or similar provision) on the transferred asset, the extent of the Group’s continuing involvement is the amount of the transferred asset that the Group may repurchase, except that in the case of a written put option (including a cash-settled option or similar provision) on an asset measured at fair value, the extent of the Group’s continuing involvement is limited to the lower of the fair value of the transferred asset and the option exercise price.

Write-off

Financial assets are written off either partially or in their entirety only when the Group has stopped pursuing the recovery. If the amount to be written off is greater than the accumulated loss allowance, the difference is first treated as an addition to the allowance that is then applied against the gross carrying amount. Any subsequent recoveries are credited to credit loss expense. A write-off constitutes a derecognition event.

Financial liabilities

A financial liability is derecognised when the obligation under the liability is discharged or cancelled or expires.

Where an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as a derecognition of the original liability and the recognition of a new liability, and the difference in the respective carrying amounts is recognised in profit or loss.

Taxation

The current income tax expense is calculated in accordance with the regulations of the Republic of Kazakhstan.

Deferred tax assets and liabilities are calculated in respect of temporary differences using the liability method. Deferred income taxes are provided for all temporary differences arising between the tax bases of assets and liabilities and their carrying values for financial reporting purposes, except where the deferred income tax arises from the initial recognition of goodwill or of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss.

A deferred tax asset is recorded only to the extent that it is probable that taxable profit will be available against which the deductible temporary differences can be utilised. Deferred tax assets and liabilities are measured at tax rates that are expected to apply to the period when the asset is realised or the liability is settled, based on tax rates that have been enacted or substantively enacted at the reporting date.

Deferred income tax is provided on temporary differences arising on investments in subsidiaries, associates and joint ventures, except where the timing of the reversal of the temporary difference can be controlled and it is probable that the temporary difference will not reverse in the foreseeable future.

Republic of Kazakhstan also has various operating taxes, that are assessed on the Group’s activities. These taxes are included as a component of other operating expenses.

Property and equipment

Property and equipment are carried at cost, excluding the costs of day-to-day servicing, less accumulated depreciation and any accumulated impairment. Such cost includes the cost of replacing part of equipment when that cost is incurred if the recognition criteria are met.

The carrying values of property and equipment are reviewed for impairment when events or changes in circumstances indicate that the carrying value may not be recoverable.

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

(thousands of tenge)

3.  Summary of accounting policies (continued)

Property and equipment (continued)

Following initial recognition at cost, buildings are carried at a revalued amount, which is the fair value at the date of the revaluation less any subsequent accumulated depreciation and subsequent accumulated impairment losses. Valuations are performed frequently enough to ensure that the fair value of a revalued asset does not differ materially from its carrying amount.

Accumulated depreciation as at the revaluation date is eliminated against the gross carrying amount of the asset and the net amount is restated to the revalued amount of the asset. Any revaluation surplus is credited to the revaluation reserve for property and equipment included in other comprehensive income, except to the extent that it reverses a revaluation decrease of the same asset previously recognised in profit or loss, in which case the increase is recognised in profit or loss. A revaluation deficit is recognised in profit or loss, except that a deficit directly offsetting a previous surplus on the same asset is directly offset against the surplus in the revaluation reserve for property and equipment.

An annual transfer from the revaluation reserve for property and equipment to retained earnings is made for the difference between depreciation based on the revalued carrying amount of the assets and depreciation based on the assets original cost. Upon disposal, any revaluation reserve relating to the particular asset being sold is transferred to retained earnings.

Depreciation of an asset begins when it is available for use. Depreciation is calculated on a straight-line basis over the following estimated useful lives:

Years

Buildings and constructions	25-65
Furniture and office equipment	5-12.5
Computer hardware	5-9
Motor vehicles	10
Leasehold improvements	1-5

The asset’s residual values, useful lives and methods are reviewed, and adjusted as appropriate, at each financial year-end.

Costs related to repairs and renewals are charged when incurred and included in other operating expenses, unless they qualify for capitalisation.

Intangible assets

Intangible assets include computer software and licenses.

Intangible assets acquired separately are measured on initial recognition at cost. The cost of intangible assets acquired in a business combination is fair value as at the date of acquisition. Following initial recognition, intangible assets are carried at cost less any accumulated amortisation and any accumulated impairment losses. The useful lives of intangible assets are assessed to be either finite or indefinite. Intangible assets with finite lives are amortised over the useful economic lives of 1 to 45 years and assessed for impairment whenever there is an indication that the intangible asset may be impaired. Amortisation periods and methods for intangible assets with indefinite useful lives are reviewed at least at each financial year-end.

Provisions

Provisions are recognised when the Group has a present legal or constructive obligation as a result of past events, and it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate of the amount of obligation can be made.

Retirement and other employee benefit obligations

The Group does not have any pension arrangements separate from the State pension system of the Republic of Kazakhstan, which requires current contributions by the employer calculated as a percentage of current gross salary payments; such expense is charged in the period the related salaries are earned. In addition, the Group has no significant post-employment benefits.

Share capital

Share capital

Ordinary shares and non-redeemable preference shares with discretionary dividends are both classified as equity. External costs directly attributable to the issue of new shares, other than on a business combination, are shown as a deduction from the proceeds in equity. Any excess of the fair value of consideration received over the par value of shares issued is recognised as additional paid-in capital.

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

(thousands of tenge)

3.  Summary of accounting policies (continued)

Share capital (continued)

Dividends

Dividends are recognised as a liability and deducted from equity at the reporting date only if they are declared before or on the reporting date. Dividends are disclosed when they are proposed before the reporting date or proposed or declared after the reporting date but before the consolidated financial statements are authorised for issue.

Contingencies

Contingent liabilities are not recognised in the consolidated statement of financial position but are disclosed unless the possibility of any outflow in settlement is remote. A contingent asset is not recognised in the consolidated statement of financial position but disclosed when an inflow of economic benefits is probable.

Recognition of income and expenses

Revenue is recognised to the extent that it is probable that the economic benefits will flow to the Group and the revenue can be reliably measured. The following specific recognition criteria must also be met before revenue is recognised:

Interest and similar revenue and expense

The Group calculates interest revenue on debt financial assets measured at amortised cost or at FVOCI by applying the effective interest rate (EIR) to the gross carrying amount of financial assets other than credit-impaired assets. EIR is the rate that exactly discounts estimated future cash payments or receipts through the expected life of the financial instrument or a shorter period, where appropriate, to the net carrying amount of the financial asset or financial liability. The calculation takes into account all contractual terms of the financial instrument (for example, prepayment options) and includes any fees or incremental costs that are directly attributable to the instrument and are an integral part of the effective interest rate, but not future credit losses. The carrying amount of the financial asset or financial liability is adjusted if the Group revises its estimates of payments or receipts. The adjusted carrying amount is calculated based on the original effective interest rate and the change in carrying amount is recorded as interest revenue or expense.

When a financial asset becomes credit-impaired, the Group calculates interest revenue by applying the effective interest rate to the net amortised cost of the financial asset. If the financial assets cures and is no longer credit-impaired, the Group reverts to calculating interest revenue on a gross basis.

For POCI financial assets, the Group calculates interest revenue by calculating the credit-adjusted EIR and applying that rate to the amortised cost of the asset. The credit-adjusted EIR is the interest rate that, at original recognition, discounts the estimated future cash flows (including credit losses) to the amortised cost of the POCI assets.

Interest revenue on all financial assets at FVPL is recognised using the contractual interest rate in “Other interest revenue” in the consolidated statement of comprehensive income.

Fee and commission income

The Group earns fee and commission income from a diverse range of services it provides to its customers. Fee income can be divided into the following two categories:

Fee income earned from services that are provided over a certain period of time

Fees earned for the provision of services over a period of time are accrued over that period as respective performance obligations are satisfied. These fees include commission income and asset management, custody and other management and advisory fees. Loan commitment fees for loans that are likely to be drawn down and other credit related fees are deferred (together with any incremental costs) and recognised as an adjustment to the effective interest rate on the loan.

Fee income from providing transaction services

Fees arising from negotiating or participating in the negotiation of a transaction for a third party − such as where the Group’s performance obligation is the arrangement of the acquisition of shares or other securities or the purchase or sale of businesses − are recognised on completion of the underlying transaction. Fees or components of fees that are linked to certain performance obligations are recognised after fulfilling the corresponding criteria. When the contract provides for a variable consideration, fee and commission income is only recognised to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognised will not occur until the uncertainty associated with the variable consideration is subsequently resolved.

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

(thousands of tenge)

3.  Summary of accounting policies (continued)

Foreign currency translation

The consolidated financial statements are presented in thousands of tenge, which is the Group’s functional and presentation currency. Transactions in foreign currencies are initially recorded in the functional currency, converted at the rate of exchange ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are retranslated at the functional currency rate of exchange ruling at the reporting date. Gains and losses resulting from the translation of foreign currency transactions are recognised in the consolidated statement of profit or loss as “Net gains/(losses) from foreign currencies”. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates as at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value was determined.

Differences between the contractual exchange rate of a transaction in a foreign currency and the NBRK exchange rate on the date of the transaction are included in gains less losses from dealing in foreign currencies. The official NBRK exchange rates at 31 December 2019 and 31 December 2018, were 382.59 tenge and 384.20 tenge to 1 US Dollar, respectively.

Standards issued but not yet effective

The new and amended standards and interpretations that are issued, but not yet effective, up to the date of issuance of the Group’s financial statements are disclosed below. The Group intends to adopt these new and amended standards and interpretations, if applicable, when they become effective.

IFRS 17 Insurance Contracts

In May 2017, the IASB issued IFRS 17 Insurance Contracts (IFRS 17), a comprehensive new accounting standard for insurance contracts covering recognition and measurement, presentation and disclosure. Once effective, IFRS 17 will replace IFRS 4 Insurance Contracts (IFRS 4) that was issued in 2005. IFRS 17 applies to all types of insurance contracts (i.e., life, non-life, direct insurance and re-insurance), regardless of the type of entities that issue them, as well as to certain guarantees and financial instruments with discretionary participation features.

A few scope exceptions will apply. The overall objective of IFRS 17 is to provide an accounting model for insurance contracts that is more useful and consistent for insurers. In contrast to the requirements in IFRS 4, which are largely based on grandfathering previous local accounting policies, IFRS 17 provides a comprehensive model for insurance contracts, covering all relevant accounting aspects. The core of IFRS 17 is the general model, supplemented by:

●
A specific adaptation for contracts with direct participation features (the variable fee approach);

●
A simplified approach (the premium allocation approach) mainly for short-duration contracts.

IFRS 17 is effective for reporting periods beginning on or after 1 January 2021, with comparative figures required. Early application is permitted, provided the entity also applies IFRS 9 and IFRS 15 on or before the date it first applies IFRS 17. In 2019, the Group will continue to assess the potential effect of IFRS 17 on its consolidated financial statements.

Amendments to IFRS 3: Definition of a Business

In October 2018, the IASB issued amendments to the definition of a business in IFRS 3 Business Combinations to help entities determine whether an acquired set of activities and assets is a business or not. They clarify the minimum requirements for a business, remove the assessment of whether market participants are capable of replacing any missing elements, add guidance to help entities assess whether an acquired process is substantive, narrow the definitions of a business and of outputs, and introduce an optional fair value concentration test. New illustrative examples were provided along with the amendments.

Since the amendments apply prospectively to transactions or other events that occur on or after the date of first application, the Group will not be affected by these amendments on the date of transition.

Amendments to IAS 1 and IAS 8: Definition of Material

In October 2018, the IASB issued amendments to IAS 1 Presentation of Financial Statements and IAS 8 Accounting Policies, Changes in Accounting Estimates and Errors to align the definition of ‘material’ across the standards and to clarify certain aspects of the definition. The new definition states that, ‘Information is material if omitting, misstating or obscuring it could reasonably be expected to influence decisions that the primary users of general purpose financial statements make on the basis of those financial statements, which provide financial information about a specific reporting entity.’

The amendments to the definition of material are not expected to have a significant impact on the Group’s consolidated financial statements.

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

(thousands of tenge)

3.  Summary of accounting policies (continued)

Standards issued but not yet effective (continued)

Interest Rate Benchmark Reform: Amendments to IFRS 9, IAS 39 and IFRS 7

Interest Rate Benchmark Reform Amendments to IFRS 9, IAS 39 and IFRS 7 includes a number of reliefs, which apply to all hedging relationships that are directly affected by interest rate benchmark reform. A hedging relationship is affected if the reform gives rise to uncertainties about the timing and or amount of benchmark-based cash flows of the hedged item or the hedging instrument. As a result of interest rate benchmark reform, there may be uncertainties about the timing and or amount of benchmark-based cash flows of the hedged item or the hedging instrument during the period before the replacement of an existing interest rate benchmark with an alternative nearly risk-free interest rate (an RFR). This may lead to uncertainty whether a forecast transaction is highly probable and whether prospectively the hedging relationship is expected to be highly effective.

The amendments come into effect from 1 January 2020, but entities may choose to apply them earlier. The amendments are not expected to have a significant impact on the Group’s consolidated financial statements.

4. Significant accounting judgments and estimates

Estimation uncertainty

In the process of applying the Group’s accounting policies, management has used its judgments and made estimates in determining the amounts recognised in the consolidated financial statements. The most significant use of judgments and estimates are as follows:

Fair values of financial instruments

Where the fair values of financial assets and financial liabilities recorded in the consolidated statement of financial position cannot be derived from active markets, they are determined using a variety of valuation techniques that include the use of mathematical models. The input to these models is taken from observable markets where possible, but where this is not feasible, a degree of judgment is required in establishing fair values. Additional details are provided in Note 25.

Expected credit losses on financial assets

The measurement of impairment losses under IFRS 9 across all categories of financial assets requires judgement, in particular, the estimation of the amount and timing of future cash flows and collateral values when determining ECL and the assessment of a significant increase in credit risk. These estimates are driven by a number of factors, changes in which can result in different levels of allowances. The Group’s ECL calculations are outputs of complex models with a number of underlying assumptions regarding the choice of variable inputs and their interdependencies. Elements of the ECL models that are considered accounting judgements and estimates include:

●
The Group’s internal credit grading model, which assigns PDs to the individual grades;

●
The Group’s criteria for assessing if there has been a significant increase in credit risk and so allowances for financial assets should be measured on a LTECL basis and the qualitative assessment;

●
The segmentation of financial assets when their ECL is assessed on a collective basis;

●
Development of ECL models, including the various formulae and the choice of inputs;

●
Determination of associations between macroeconomic scenarios and, economic inputs, such as unemployment levels and collateral values, and the effect on PDs, EADs and LGDs;

●
Selection of forecast macroeconomic scenarios.

Taxation

The Republic of Kazakhstan currently has a single Tax Code that regulates main taxation matters. The existing taxes include value added tax, corporate income tax, social and other taxes. Implementing regulations are often unclear or non-existent and insignificant amount of precedents has been established. Often, differing opinions regarding legal interpretation exist both among and within government ministries and organisations; thus creating uncertainties and areas of conflict. Tax declarations, together with other legal compliance areas (as examples, customs and currency control matters) are subject to review and investigation by a number of authorities, which are enabled by law to impose severe fines, penalties and interest charges. These facts create tax risks in the Republic of Kazakhstan substantially more significant than typically found in countries with more developed tax systems.

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

(thousands of tenge)

4.  Significant accounting judgments and estimates (continued)

Estimation uncertainty (continued)

Taxation (continued)

Management believes that the Group is in compliance with the tax laws of the Republic of Kazakhstan regulating its operations. However, the risk remains that relevant authorities could take differing positions with regard to interpretive tax issues.

Assessment of recoverability of deferred corporate income tax assets requires to use subjective judgements by the Group’s management around the likely timing and the level of future taxable profit together with the tax planning strategy.

The management believes that deferred corporate income tax assets as at 31 December 2019 are recorded to the extent that it is probable that future taxable profits will be available to cover temporary differences, unused tax losses and unused tax benefits, and deferred corporate income tax assets are reduced to the extent that it is not probable that taxable profit will be available against which the deductible temporary differences can be utilised.

5. Cash and cash equivalents

Cash and cash equivalents comprise:

	31 December 2019	31 December 2018

Cash on hand	4,198,884	6,248,186
Cash on current accounts with the NBRK rated at BBB-	17,477,932	30,385,765
Cash on current bank accounts, other banks:
- rated from A− to A+	88,619	105,236
- rated from BBB− to BBB+	6	–
- rated from BB− to BB+	362,898	548,776
- rated below B+	912,521	762,690
- not rated	404,086	293,206
Accounts receivable under reverse repurchase agreements with contractual maturity of 90 days or less	7,501,994	–
Time deposits with the NBRK rated at BBB- with contractual maturity of 90 days or less	2,500,573	5,003,438
Time deposits with other banks rated from BBB− to BBB+ with contractual maturity of 90 days or less	8,274	7,130
Cash and cash equivalents before ECL allowance	33,455,787	43,354,427

ECL allowance	(7,265)	(10,220)
Cash and cash equivalents	33,448,522	43,344,207

The credit ratings are presented by reference to the credit ratings of Standard & Poor’s credit rating agency or analogues of similar international agencies.

As at 31 December 2019, the Group entered into reverse repurchase agreements at the Kazakhstan Stock Exchange. The subject of these agreements are the government bonds with the fair value of KZT 7,731,958 thousand as at 31 December 2019.

Minimum reserve requirements

In accordance with regulations issued by the NBRK, minimum reserve requirements are calculated as a percent of specified banks liabilities. Banks are required to comply with these requirements by maintaining average reserve assets (national currency cash and amounts on current accounts with NBRK) equal or in excess of the average minimum requirements. As at 31 December 2019, minimum reserve requirements of the Bank amount to KZT 970,663 thousand (31 December 2018: KZT 1,570,380 thousand).

Concentration of cash and cash equivalents

As at 31 December 2019 and 31 December 2018, the Group has accounts with one bank which balances exceeded 10% of total cash and cash equivalents. The aggregate balances of amounts due from this counterparty as at 31 December 2019 and 31 December 2018 were KZT 19,978,505 thousand and KZT 35,389,203 thousand, respectively.

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

(thousands of tenge)

5.  Cash and cash equivalents (continued)

Concentration of cash and cash equivalents (continued)

All balances of cash and cash equivalents are allocated to Stage 1 for ECL measurement purpose. An analysis of changes in the ECL allowances during the year is as follows:

ECL allowance as at 1 January 2019	(10,220)
Net change in the allowance for the year (Note 19)	2,941
Foreign exchange adjustments	14
ECL allowance as at 31 December 2019	(7,265)

ECL allowance as at 1 January 2018	(5,708)
Net change in the allowance for the year (Note 19)	(3,855)
Foreign exchange adjustments	(657)
ECL allowance as at 31 December 2018	(10,220)

6. Amounts due from other banks and other financial institutions

Amounts due from other banks and other financial institutions comprise:

	31 December 2019	31 December 2018

Funds provided as collateral with other banks:
- rated from AA- to AA+	131,430	83,250
- rated from A- to A+	270,849	271,134
- not rated	375,000	200,000
Amounts due from other banks and other financial institutions before ECL allowance	777,279	554,384

ECL allowance	(1,071)	(140)
Amounts due from other banks and other financial institutions	776,208	554,244

The credit ratings are presented by reference to the credit ratings of Standard & Poor’s credit rating agency or analogues of similar international agencies.

As at 31 December 2019, funds provided as collateral included a security deposit of a participant of MasterCard system in the amount of KZT 270,849 thousand (31 December 2018: KZT 271,134 thousand) and a security deposit of a participant of Visa International system in the amount of KZT 131,430 thousand (31 December 2018: KZT 83,250 thousand) and deposit placed as collateral of the Group’s liabilities to the KASE in the amount of KZT 375,000 thousand (31 December 2018: KZT 200,000 thousand).

Concentration of amounts due from other banks and other financial institutions

As at 31 December 2019 and 31 December 2018, the Group has amounts due from three financial institutions which balances exceed 10% of total due from financial institutions. The aggregate balances of amounts due from these counterparties as at 31 December 2019 were KZT 776,208 thousand (31 December 2018: KZT 554,244 thousand).

All balances of amounts due from other banks and other financial institutions are allocated to Stage 1 for ECL measurement purposes. An analysis of changes in the ECL allowances during the year is as follows:

	Stage 1	Total

ECL allowance as at 1 January 2019	(140)	(140)
Net change in the allowance for the year (Note 19)	(933)	(933)
Foreign exchange adjustments	2	2
ECL allowance as at 31 December 2019	(1,071)	(1,071)

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

(thousands of tenge)

	Stage 1	Total

ECL allowance as at 1 January 2018	(107)	(107)
Net change in the allowance for the year (Note 19)	(9)	(9)
Foreign exchange adjustments	(24)	(24)
ECL allowance as at 31 December 2018	(140)	(140)

7. Loans to customers

As at 31 December 2019, loans to customers comprise:

	31 December 2019
	Stage 1	Stage 2	Stage 3	POCI	Total
Individually significant loans
Loans issued to small and medium businesses	12,551,517	1,589,738	3,650,370	–	17,791,625
Mortgages	–	–	51,304	–	51,304
Consumer loans	–	–	59,041	–	59,041
Credit cards	–	–	–	–	–
Other loans secured by collateral	1,274,987	50,291	921,772	86,493	2,333,543
Total individually significant loans	13,826,504	1,640,029	4,682,487	86,493	20,235,513

Individually insignificant
Loans issued to small and medium businesses	8,735,885	482,813	1,400,305	–	10,619,003
Mortgages	1,420,772	166,814	197,539	766,002	2,551,127
Consumer loans	1,968,343	80,727	648,223	–	2,697,293
Car loans	65,209	1,840	–	–	67,049
Credit cards	387,010	4,422	85,703	–	477,135
Other loans secured by collateral	29,375,420	963,113	4,058,274	804,756	35,201,563
Total individually insignificant loans	41,952,639	1,699,729	6,390,044	1,570,758	51,613,170
Loans to customers before ECL allowance	55,779,143	3,339,758	11,072,531	1,657,251	71,848,683

ECL allowance	(246,263)	(50,365)	(3,427,474)	(254)	(3,724,356)
Loans to customers	55,532,880	3,289,393	7,645,057	1,656,997	68,124,327

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

(thousands of tenge)

As at 31 December 2018, loans to customers comprise:

	31 December 2018
	Stage 1	Stage 2	Stage 3	POCI	Total
Individually significant loans
Loans issued to small and medium businesses	16,391,246	2,121,067	4,479,168	–	22,991,481
Mortgages	56,203	–	57,372	–	113,575
Consumer loans	–	–	119,366	–	119,366
Credit cards	–	–	411	–	411
Other loans secured by collateral	1,886,124	115,716	807,299	150,846	2,959,985
Total individually significant loans	18,333,573	2,236,783	5,463,616	150,846	26,184,818

Individually insignificant
Loans issued to small and medium businesses	9,516,962	179,011	1,128,604	–	10,824,577
Mortgages	2,008,466	160,687	444,733	842,617	3,456,503
Consumer loans	3,412,668	52,058	607,182	–	4,071,908
Car loans	24,528	–	–	–	24,528
Credit cards	529,505	12,796	93,253	–	635,554
Other loans secured by collateral	26,870,609	648,461	3,298,844	986,857	31,804,771
Total individually insignificant loans	42,362,738	1,053,013	5,572,616	1,829,474	50,817,841
Loans to customers before ECL allowance	60,696,311	3,289,796	11,036,232	1,980,320	77,002,659

ECL allowance	(368,014)	(42,735)	(1,987,069)	(403)	(2,398,221)
Loans to customers	60,328,297	3,247,061	9,049,163	1,979,917	74,604,438

The Group changed the classification of loans to customers as at 31 December 2018 in the consolidated financial statements to agree with the requirements of the Parent.

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

(thousands of tenge)

7.  Loans to customers (continued)

Quality of individually significant loans

Information on the quality of individually significant loans at 31 December 2019 is presented in the table below:

	31 December 2019
	Loans before ECL allowance	ECL allowance	Loans less ECL allowance	ECL allowance to gross loans before ECL allowance, (%)
Individually significant loans issued to small and medium businesses
- not overdue	12,257,867	(2,137)	12,255,730	0.0%
- overdue for less than 30 days	293,650	–	293,650	0.0%
Stage 1 loans	12,551,517	(2,137)	12,549,380	0.0%

Stage 2 and Stage 3 loans
- not overdue	1,683,901	(201,140)	1,482,761	11.9%
- overdue for less than 30 days	509,267	–	509,267	0.0%
- overdue for less than 90 days	822,305	–	822,305	0.0%
- overdue for 90 days to 180 days	55,621	–	55,621	0.0%
- overdue for 180 days to 360 days	51,284	(51,284)	–	100.0%
- overdue for more than 360 days	2,117,730	(1,583,917)	533,813	74.8%
Stage 2 and Stage 3 loans	5,240,108	(1,836,341)	3,403,767	35.0%

POCI	–	–	–	–
Total individually significant loans issued to small and medium businesses	17,791,625	(1,838,478)	15,953,147	10.3%

31 December 2019
	Loansbefore ECL allowance	ECL allowance	Loans less ECL allowance	ECL allowance to gross loans before ECL allowance, (%)
Individually significant mortgage loans
- not overdue	–	–	–	–
- overdue for less than 30 days	–	–	–	–
Stage 1 loans	–	–	–	–

Stage 2 and Stage 3 loans
- not overdue	–	–	–	–
- overdue for less than 30 days	–	–	–	–
- overdue for less than 90 days	–	–	–	–
- overdue for 90 days to 180 days	–	–	–	–
- overdue for 180 days to 360 days	51,304	–	51,304	0.0%
- overdue for more than 360 days	–	–	–	–
Stage 2 and Stage 3 loans	51,304	–	51,304	0.0%

POCI	–	–	–	–
Total individually significant mortgage loans	51,304	–	51,304	0.0%

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

(thousands of tenge)

7.  Loans to customers (continued)

Quality of individually significant loans (continued)

31 December 2019
	Loans before ECL allowance	ECL allowance	Loans less ECL allowance	ECL allowance to gross loans before ECL allowance, (%)
Individually significant consumer loans
- not overdue	–	–	–	–
- overdue for less than 30 days	–	–	–	–
Stage 1 loans	–	–	–	–

Stage 2 and Stage 3 loans
- not overdue	–	–	–	–
- overdue for less than 30 days	–	–	–	–
- overdue for less than 90 days	–	–	–	–
- overdue for 90 days to 180 days	–	–	–	–
- overdue for 180 days to 360 days	–	–	–	–
- overdue for more than 360 days	59,041	(59,041)	–	100.0%
Stage 2 and Stage 3 loans	59,041	(59,041)	–	100.0%

POCI	–	–	–	–
Total individually significant consumer loans	59,041	(59,041)	–	100.0%

31 December 2019
	Loans before ECL allowance	ECL allowance	Loans less ECL allowance	ECL allowance to gross loans before ECL allowance, (%)
Individually significant credit cards
- not overdue	–	–	–	–
- overdue for less than 30 days	–	–	–	–
Stage 1 loans	–	–	–	–

Stage 2 and Stage 3 loans
- not overdue	–	–	–	–
- overdue for less than 30 days	–	–	–	–
- overdue for less than 90 days	–	–	–	–
- overdue for 90 days to 180 days	–	–	–	–
- overdue for 180 days to 360 days	–	–	–	–
- overdue for more than 360 days	–	–	–	–
Stage 2 and Stage 3 loans	–	–	–	–

POCI	–	–	–	–
Total individually significant credit cards	–	–	–	–

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

7.  Loans to customers (continued)

Quality of individually significant loans (continued)

	31 December 2019
	Loans before ECL allowance	ECL allowance	Loans less ECL allowance	ECL allowance to gross loans before ECL allowance, (%)
Individually significant other loans secured by collateral
- not overdue	930,797	(423)	930,374	0.0%
- overdue for less than 30 days	344,190	(1,517)	342,673	0.4%
Stage 1 loans	1,274,987	(1,940)	1,273,047	0.2%

Stage 2 and Stage 3 loans
- not overdue	375,386	–	375,386	0.0%
- overdue for less than 30 days	140,887	–	140,887	0.0%
- overdue for less than 90 days	–	–	–	–
- overdue for 90 days to 180 days	57,745	–	57,745	0.0%
- overdue for 180 days to 360 days	398,045	(8,908)	389,137	2.2%
- overdue for more than 360 days	–	–	–	–
Stage 2 and Stage 3 loans	972,063	(8,908)	963,155	0.9%

POCI	86,493	(241)	86,252	0.3%
Total individually significant other loans secured by collateral	2,333,543	(11,089)	2,322,454	0.5%

Information on the quality of individually significant loans at 31 December 2018 is presented in the table below:

	31 December 2018
	Loans before ECL allowance	ECL allowance	Loans less ECL allowance	ECL allowance to gross loans before ECL allowance, (%)
Individually significant loans issued to small and medium businesses
- not overdue	15,998,597	(2,547)	15,996,050	0.0%
- overdue for less than 30 days	392,649	(7,389)	385,260	1.9%
Stage 1 loans	16,391,246	(9,936)	16,381,310	0.1%

Stage 2 and Stage 3 loans
- not overdue	3,712,805	(138,106)	3,574,699	3.7%
- overdue for less than 30 days	1,086,232	–	1,086,232	0.0%
- overdue for less than 90 days	58,016	–	58,016	0.0%
- overdue for 90 days to 180 days	–	–	–	–
- overdue for 180 days to 360 days	405,307	(66,888)	338,419	16.5%
- overdue for more than 360 days	1,337,875	(689,008)	648,867	51.5%
Stage 2 and Stage 3 loans	6,600,235	(894,002)	5,706,233	13.5%

POCI	–	–	–	–
Total individually significant loans issued to small and medium businesses	22,991,481	(903,938)	22,087,543	3.9%

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

7.  Loans to customers (continued)

Quality of individually significant loans (continued)

	31 December 2018
	Loans before ECL allowance	ECL allowance	Loans less ECL allowance	ECL allowance to gross loans before ECL allowance, (%)
Individually significant mortgage loans
- not overdue	56,203	–	56,203	0.0%
- overdue for less than 30 days	–	–	–	–
Stage 1 loans	56,203	–	56,203	0.0%

Stage 2 and Stage 3 loans
- not overdue	57,372	(11,350)	46,022	19.8%
- overdue for less than 30 days	–	–	–	–
- overdue for less than 90 days	–	–	–	–
- overdue for 90 days to 180 days	–	–	–	–
- overdue for 180 days to 360 days	–	–	–	–
- overdue for more than 360 days	–	–	–	–
Stage 2 and Stage 3 loans	57,372	(11,350)	46,022	19.8%

POCI	–	–	–	–
Total individually significant mortgage loans	113,575	(11,350)	102,225	10.0%

31 December 2018
	Loans before ECL allowance	ECL allowance	Loans less ECL allowance	ECL allowance to gross loans before ECL allowance, (%)
Individually significant consumer loans
- not overdue	–	–	–	–
- overdue for less than 30 days	–	–	–	–
Stage 1 loans	–	–	–	–

Stage 2 and Stage 3 loans
- not overdue	–	–	–	–
- overdue for less than 30 days	–	–	–	–
- overdue for less than 90 days	–	–	–	–
- overdue for 90 days to 180 days	–	–	–	–
- overdue for 180 days to 360 days	–	–	–	–
- overdue for more than 360 days	119,366	(119,346)	20	100.0%
Stage 2 and Stage 3 loans	119,366	(119,346)	20	100.0%

POCI	–	–	–	–
Total individually significant consumer loans	119,366	(119,346)	20	100.0%

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

7.  Loans to customers (continued)

Quality of individually significant loans (continued)

31 December 2018
	Loans before ECL allowance	ECL allowance	Loans less ECL allowance	ECL allowance to gross loans before ECL allowance, (%)
Individually significant credit cards
- not overdue	–	–	–	–
- overdue for less than 30 days	–	–	–	–
Stage 1 loans	–	–	–	–

Stage 2 and Stage 3 loans
- not overdue	–	–	–	–
- overdue for less than 30 days	–	–	–	–
- overdue for less than 90 days	–	–	–	–
- overdue for 90 days to 180 days	–	–	–	–
- overdue for 180 days to 360 days	411	–	411	0.0%
- overdue for more than 360 days	–	–	–	–
Stage 2 and Stage 3 loans	411	–	411	0.0%

POCI	–	–	–	–
Total individually significant credit cards	411	–	411	0.0%

	31 December 2018
	Loans before ECL allowance	ECL allowance	Loans less ECL allowance	ECL allowance to gross loans before ECL allowance, (%)
Individually significant other loans secured by collateral
- not overdue	1,789,480	–	1,789,480	0.0%
- overdue for less than 30 days	96,644	–	96,644	0.0%
Stage 1 loans	1,886,124	–	1,886,124	0.0%

Stage 2 and Stage 3 loans
- not overdue	180,975	–	180,975	0.0%
- overdue for less than 30 days	286,725	–	286,725	0.0%
- overdue for less than 90 days	327,793	–	327,793	0.0%
- overdue for 90 days to 180 days	–	–	–	–
- overdue for 180 days to 360 days	58,238	–	58,238	0.0%
- overdue for more than 360 days	69,284	–	69,284	0.0%
Stage 2 and Stage 3 loans	923,015	–	923,015	0.0%

POCI	150,846	(32)	150,814	0.0%
Total individually significant other loans secured by collateral	2,959,985	(32)	2,959,953	0.0%

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

7.  Loans to customers (continued)

Quality of individually significant loans (continued)

Analysis of changes in gross carrying value and corresponding ECL allowance

Analysis of movements in ECL allowance of individually significant loans for the year ended 31 December 2019 are as follows:

Individually significant loans	2019
issued to small and medium businesses	Stage 1	Stage 2	Stage 3	POCI	Total

Gross carrying value as at 1 January 2019	16,391,246	2,121,067	4,479,168	–	22,991,481
New assets originated or purchased	11,982,128	–	–	–	11,982,128
Assets derecognised or repaid (excluding write-offs)	(14,685,549)	(602,381)	(1,108,737)	–	(16,396,667)
Transfers to Stage 1	1,897,657	(334,256)	(1,563,401)	–	–
Transfers to Stage 2	(1,876,058)	2,563,473	(687,415)	–	–
Transfers to Stage 3	–	(2,156,774)	2,156,774	–	–
Net change in accrued interest	26,532	8,091	402,863	–	437,486
Changes to contractual cash flows due to modifications not resulting in derecognition	–	(6,138)	(20,695)	–	(26,833)
Transfers between the levels as a result of changes in materiality of loans	(1,184,437)	798	(8,630)	–	(1,192,269)
Effect from changes in exchange rates	(2)	(4,142)	443	–	(3,701)
At 31 December 2019	12,551,517	1,589,738	3,650,370	–	17,791,625

Individually significant loans	2019
issued to small and medium businesses	Stage 1	Stage 2	Stage 3	POCI	Total

ECL at 1 January 2019	(9,936)	(77)	(893,925)	–	(903,938)
New assets originated or purchased	(2,994)	–	–	–	(2,994)
Assets derecognised or repaid (excluding write-offs)	192	53	74,268	–	74,513
Transfers to Stage 2	7,389	(7,389)	–	–	–
Transfers to Stage 3	–	7,389	(7,389)	–	–
Impact on period end ECL of exposures transferred between stages and changes to inputs used for ECL calculations during the period	3,143	(1,019)	(819,879)	–	(817,755)
Transfers between the levels as a result of changes in materiality of loans	69	–	(8,963)	–	(8,894)
Unwinding of discount	–	–	(180,425)	–	(180,425)
Effect from changes in exchange rates	–	1,042	(27)	–	1,015
ECL at 31 December 2019	(2,137)	(1)	(1,836,340)	–	(1,838,478)

Individually significant	2019
mortgages	Stage 1	Stage 2	Stage 3	POCI	Total

Gross carrying value as at 1 January 2019	56,203	–	57,372	–	113,575
Assets derecognised or repaid (excluding write-offs)	(8,900)	–	(15,587)	–	(24,487)
Net change in accrued interest	(83)	–	1,142	–	1,059
Transfers between the levels as a result of changes in materiality of loans	(47,220)	–	8,377	–	(38,843)
At 31 December 2019	–	–	51,304	–	51,304

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

7.  Loans to customers (continued)

Quality of individually significant loans (continued)

Analysis of changes in gross carrying value and corresponding ECL allowance (continued)

Individually significant	2019
mortgages	Stage 1	Stage 2	Stage 3	POCI	Total

ECL at 1 January 2019	–	–	(11,348)	–	(11,348)
Assets derecognised or repaid (excluding write-offs)	–	–	3,694	–	3,694
Impact on period end ECL of changes to inputs used for ECL calculations during the period	–	–	7,654	–	7,654
Transfers between the levels as a result of changes in materiality of loans	–	–	–	–	–
ECL at 31 December 2019	–	–	–	–	–

Individually significant	2019
consumer loans	Stage 1	Stage 2	Stage 3	POCI	Total

Gross carrying valueas at 1 January 2019	–	–	119,366	–	119,366
Assets derecognised or repaid (excluding write-offs)	–	–	(67,320)	–	(67,320)
Net change in accrued interest	–	–	7,231	–	7,231
Effect from changes in exchange rates	–	–	(236)	–	(236)
At 31 December 2019	–	–	59,041	–	59,041

Individually significant	2019
consumer loans	Stage 1	Stage 2	Stage 3	POCI	Total

ECL at 1 January 2019	–	–	(119,346)	–	(119,346)
Assets derecognised or repaid (excluding write-offs)	–	–	67,292	–	67,292
Impact on period end ECL of changes to inputs used for ECL calculations during the period	–	–	549	–	549
Unwinding of discount	–	–	(7,600)	–	(7,600)
Effect from changes in exchange rates	–	–	64	–	64
ECL at 31 December 2019	–	–	(59,041)	–	(59,041)

Individually significant	2019
credit cards	Stage 1	Stage 2	Stage 3	POCI	Total

Gross carrying value as at 1 January 2019	–	–	411	–	411
Amounts written off	–	–	(411)	–	(411)
At 31 December 2019	–	–	–	–	–

Individually significant	2019
credit cards	Stage 1	Stage 2	Stage 3	POCI	Total

ECL at 1 January 2019	–	–	–	–	–
Impact on period end ECL of changes to inputs used for ECL calculations during the period	–	–	(411)	–	(411)
Amounts written off	–	–	411	–	411
ECL at 31 December 2019	–	–	–	–	–

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

7.  Loans to customers (continued)

Quality of individually significant loans (continued)

Analysis of changes in gross carrying value and corresponding ECL allowance (continued)

Individually significant other	2019
loans secured by collateral	Stage 1	Stage 2	Stage 3	POCI	Total

Gross carrying value as at 1 January 2019	1,886,124	115,716	807,299	150,846	2,959,985
New assets originated or purchased	2,406,089	–	–	–	2,406,089
Assets derecognised or repaid (excluding write-offs)	(2,102,222)	(21,316)	(197,764)	(26,969)	(2,348,271)
Transfers to Stage 1	137,499	(50,167)	(87,332)	–	–
Transfers to Stage 2	(335,531)	387,261	(51,730)	–	–
Transfers to Stage 3	–	(390,918)	390,918	–	–
Net change in accrued interest	28,409	7,905	(3,204)	(1,278)	31,832
Changes to contractual cash flows due to modifications not resulting in derecognition	(1,828)	–	(35,581)	(265)	(37,674)
Transfers between the levels as a result of changes in materiality of loans	(742,608)	1,810	155,884	(35,842)	(620,756)
Recoveries	–	–	–	–	–
Amounts written off	–	–	(54,910)	–	(54,910)
Effect from changes in exchange rates	(945)	–	(1,808)	1	(2,752)
At 31 December 2019	1,274,987	50,291	921,772	86,493	2,333,543

Individually significant other	2019
loans secured by collateral	Stage 1	Stage 2	Stage 3	POCI	Total

ECL at 1 January 2019	–	–	–	(32)	(32)
New assets originated or purchased	(750)	–	–	–	(750)
Assets derecognised or repaid (excluding write-offs)	26	–	24,995	52	25,073
Transfers to Stage 2	251	(251)	–	–	–
Transfers to Stage 3	–	251	(251)	–	–
Impact on period end ECL of exposures transferred between stages and changes to inputs used for ECL calculations during the period	(1,387)	–	(88,689)	(260)	(90,336)
Transfers between the levels as a result of changes in materiality of loans	(252)	–	–	–	(252)
Unwinding of discount	–	–	(337)	–	(337)
Amounts written off	–	–	54,910	–	54,910
Effect from changes in exchange rates	172	–	462	–	634
ECL at 31 December 2019	(1,940)	–	(8,910)	(240)	(11,090)

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

7.  Loans to customers (continued)

Quality of individually significant loans (continued)

Analysis of changes in gross carrying value and corresponding ECL allowance (continued)

Analysis of movements in ECL allowance of individually significant loans for the year ended 31 December 2018 are as follows:

Individually significant loans	2018
issued to small and medium businesses	Stage 1	Stage 2	Stage 3	POCI	Total

Gross carrying value as at 1 January 2018	16,715,439	5,161,065	2,889,090	–	24,765,594
New assets originated or purchased	9,367,398	–	–	–	9,367,398
Assets derecognised or repaid (excluding write-offs)	(6,867,527)	(1,439,417)	(2,087,216)	–	(10,394,160)
Transfers to Stage 1	68,199	(53,680)	(14,519)	–	–
Transfers to Stage 2	(2,467,585)	2,472,842	(5,257)	–	–
Transfers to Stage 3	–	(3,932,877)	3,932,877	–	–
Net change in accrued interest	(15,097)	1,660	92,992	–	79,555
Changes to contractual cash flows due to modifications not resulting in derecognition	(26)	(2,809)	(26,075)	–	(28,910)
Transfers between the levels as a result of changes in materiality of loans	(452,302)	(173,468)	(166,931)	–	(792,701)
Amounts written off	–	–	(223,887)	–	(223,887)
Effect from changes in exchange rates	42,747	87,751	88,094	–	218,592
At 31 December 2018	16,391,246	2,121,067	4,479,168	–	22,991,481

Individually significant loans	2018
issued to small and medium businesses	Stage 1	Stage 2	Stage 3	POCI	Total

ECL at 1 January 2018	(2,275)	(135,282)	(980,538)	–	(1,118,095)
New assets originated or purchased	(5,145)	–	–	–	(5,145)
Assets derecognised or repaid (excluding write-offs)	1,652	175,646	360,417	–	537,715
Transfers to Stage 2	882	(882)	–	–	–
Transfers to Stage 3	–	25,816	(25,816)	–	–
Impact on period end ECL of exposures transferred between stages and changes to inputs used for ECL calculations during the period	(3,505)	(58,720)	(387,114)	–	(449,339)
Transfers between the levels as a result of changes in materiality of loans	–	199	8,640	–	8,839
Unwinding of discount	–	–	(91,310)	–	(91,310)
Amounts written off	–	–	223,887	–	223,887
Effect from changes in exchange rates	(1,545)	(6,854)	(2,091)	–	(10,490)
ECL at 31 December 2018	(9,936)	(77)	(893,925)	–	(903,938)

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

7.  Loans to customers (continued)

Quality of individually significant loans (continued)

Analysis of changes in gross carrying value and corresponding ECL allowance (continued)

Individually significant	2018
mortgages	Stage 1	Stage 2	Stage 3	POCI	Total

Gross carrying value as at 1 January 2018	536,329	196,402	156,584	–	889,315
Assets derecognised or repaid (excluding write-offs)	(372,326)	(15,095)	(109,754)	–	(497,175)
Transfers to Stage 3	–	(181,174)	181,174	–	–
Net change in accrued interest	(43)	(133)	2,839	–	2,663
Changes to contractual cash flows due to modifications not resulting in derecognition	–	–	(504)	–	(504)
Transfers between the levels as a result of changes in materiality of loans	(107,757)	–	51,615	–	(56,142)
Amounts written off	–	–	(227,146)	–	(227,146)
Effect from changes in exchange rates	–	–	2,564	–	2,564
At 31 December 2018	56,203	–	57,372	–	113,575

Individually significant	2018
mortgages	Stage 1	Stage 2	Stage 3	POCI	Total

ECL at 1 January 2018	(526)	(74,692)	(76,934)	–	(152,152)
Assets derecognised or repaid (excluding write-offs)	44	514	13,836	–	14,394
Transfers to Stage 3	–	74,325	(74,325)	–	–
Impact on period end ECL of exposures transferred between stages and changes to inputs used for ECL calculations during the period	482	(147)	(75,205)	–	(74,870)
Transfers between the levels as a result of changes in materiality of loans	–	–	(23,217)	–	(23,217)
Unwinding of discount	–	–	(1,208)	–	(1,208)
Amounts written off	–	–	227,146	–	227,146
Effect from changes in exchange rates	–	–	(1,443)	–	(1,443)
ECL at 31 December 2018	–	–	(11,350)	–	(11,350)

Individually significant	2018
consumer loans	Stage 1	Stage 2	Stage 3	POCI	Total

Gross carrying value as at 1 January 2018	–	–	–	–	–
New assets originated or purchased	75,152	–	–	–	75,152
Assets derecognised or repaid (excluding write-offs)	–	(61)	(2,792)	–	(2,853)
Transfers to Stage 1	179	(141)	(38)	–	–
Transfers to Stage 2	(75,291)	75,305	(14)	–	–
Transfers to Stage 3	–	(75,100)	75,100	–	–
Net change in accrued interest	(40)	4	244	–	208
Changes to contractual cash flows due to modifications not resulting in derecognition	–	(7)	(69)	–	(76)
Transfers between the levels as a result of changes in materiality of loans	–	–	51,659	–	51,659
Amounts written off	–	–	(5,299)	–	(5,299)
Effect from changes in exchange rates	–	–	575	–	575
At 31 December 2018	–	–	119,366	–	119,366

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

7.  Loans to customers (continued)

Quality of individually significant loans (continued)

Analysis of changes in gross carrying value and corresponding ECL allowance (continued)

Individually significant	2018
consumer loans	Stage 1	Stage 2	Stage 3	POCI	Total

ECL at 1 January 2018	–	–	–	–	–
Assets derecognised or repaid (excluding write-offs)	–	–	1,200	–	1,200
Impact on period end ECL of exposures transferred between stages and changes to inputs used for ECL calculations during the period	–	–	(71,491)	–	(71,491)
Transfers between the levels as a result of changes in materiality of loans	–	–	(51,639)	–	(51,639)
Unwinding of discount	–	–	(2,514)	–	(2,514)
Amounts written off	–	–	5,299	–	5,299
Effect from changes in exchange rates	–	–	(201)	–	(201)
ECL at 31 December 2018	–	–	(119,346)	–	(119,346)

Individually significant	2018
credit cards	Stage 1	Stage 2	Stage 3	POCI	Total

Gross carrying value as at 1 January 2018	59	30	–	–	89
New assets originated or purchased	35,500	–	–	–	35,500
Assets derecognised or repaid (excluding write-offs)	(71)	(514)	(9)	–	(594)
Transfers to Stage 1	145	(145)	–	–	–
Transfers to Stage 2	(35,633)	35,633	–	–	–
Transfers to Stage 3	–	(35,005)	35,005	–	–
Net change in accrued interest	–	–	1	–	1
Amounts written off	–	–	(34,586)	–	(34,586)
Effect from changes in exchange rates	–	1	–	–	1
At 31 December 2018	–	–	411	–	411

Individually significant	2018
credit cards	Stage 1	Stage 2	Stage 3	POCI	Total

ECL at 1 January 2018	(2)	(20)	–	–	(22)
New assets originated or purchased	(2)	–	–	–	(2)
Assets derecognised or repaid (excluding write-offs)	2	–	–	–	2
Transfers to Stage 3	–	8	(8)	–	–
Impact on period end ECL of exposures transferred between stages and changes to inputs used for ECL calculations during the period	2	12	(34,569)	–	(34,555)
Unwinding of discount	–	–	(9)	–	(9)
Amounts written off	–	–	34,586	–	34,586
ECL at 31 December 2018	–	–	–	–	–

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

7.  Loans to customers (continued)

Quality of individually significant loans (continued)

Analysis of changes in gross carrying value and corresponding ECL allowance (continued)

Individually significant other	2018
loans secured by collateral	Stage 1	Stage 2	Stage 3	POCI	Total

Gross carrying value as at 1 January 2018	1,681,282	1,243,939	65,244	–	2,990,465
New assets originated or purchased	3,578,166	–	–	195,301	3,773,467
Assets derecognised or repaid (excluding write-offs)	(1,575,410)	(1,058,516)	(189,437)	–	(2,823,363)
Transfers to Stage 1	8,030	(6,320)	(1,710)	–	–
Transfers to Stage 2	(1,244,308)	1,244,927	(619)	–	–
Transfers to Stage 3	–	(1,416,844)	1,416,844	–	–
Net change in accrued interest	(1,778)	195	10,950	–	9,367
Changes to contractual cash flows due to modifications not resulting in derecognition	(3)	(331)	(3,071)	–	(3,405)
Transfers between the levels as a result of changes in materiality of loans	(564,890)	98,333	50,177	(44,455)	(460,835)
Recoveries	–	–	–	–	–
Amounts written off	–	–	(551,452)	–	(551,452)
Effect from changes in exchange rates	5,035	10,333	10,373	–	25,741
31 December 2018	1,886,124	115,716	807,299	150,846	2,959,985

Individually significant other	2018
loans secured by collateral	Stage 1	Stage 2	Stage 3	POCI	Total

ECL at 1 January 2018	(235)	(10,904)	(58,215)	–	(69,354)
New assets originated or purchased	(792)	–	–	–	(792)
Assets derecognised or repaid (excluding write-offs)	120	253	–	–	373
Transfers to Stage 2	475	(475)	–	–	–
Transfers to Stage 3	–	17,494	(17,494)	–	–
Impact on period end ECL of exposures transferred between stages and changes to inputs used for ECL calculations during the period	1,725	(865)	(459,777)	(32)	(458,949)
Transfers between the levels as a result of changes in materiality of loans	105	–	–	–	105
Unwinding of discount	–	–	(12,782)	–	(12,782)
Amounts written off	–	–	551,452	–	551,452
Effect from changes in exchange rates	(1,398)	(5,503)	(3,184)	–	(10,085)
ECL at 31 December 2018	–	–	–	(32)	(32)

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

7.  Loans to customers (continued)

Quality of individually insignificant loans

The following table provides information on the credit quality of individually insignificant loans collectively assessed for impairment as at 31 December 2019:

	31 December 2019
	Loans before ECL allowance	ECL allowance	Loansless ECL allowance	ECL allowance to gross loans before ECL allowance, (%)
Individually insignificant loans issued to small and medium businesses
- not overdue	8,258,145	(4,042)	8,254,103	0.0%
- overdue for less than 30 days	477,740	(6,367)	471,373	1.3%
Stage 1 loans	8,735,885	(10,409)	8,725,476	0.1%

Stage 2 and Stage 3 loans
- not overdue	364,155	(1,448)	362,707	0.4%
- overdue for less than 30 days	124,942	(62)	124,880	0.0%
- overdue for less than 90 days	739,329	(22,074)	717,255	3.0%
- overdue for 90 days to 360 days	84,150	(228)	83,922	0.3%
- overdue for 180 days to 360 days	375,063	(41,285)	333,778	11.0%
- overdue for more than 360 days	195,479	(111,075)	84,404	56.8%
Stage 2 and Stage 3 loans	1,883,118	(176,172)	1,706,946	9.4%

POCI	–	–	–	–
Total individually insignificant loans issued to small and medium businesses	10,619,003	(186,581)	10,432,422	1.8%

	31 December 2019
	Loans before ECL allowance	ECL allowance	Loans less ECL allowance	ECL allowance to gross loans before ECL allowance, (%)
Individually insignificant mortgage loans
- not overdue	1,417,344	(220)	1,417,124	0.0%
- overdue for less than 30 days	3,428	(84)	3,344	2.5%
Stage 1 loans	1,420,772	(304)	1,420,468	0.0%

Stage 2 and Stage 3 loans
- not overdue	154,837	–	154,837	0.0%
- overdue for less than 30 days	581	–	581	0.0%
- overdue for less than 90 days	42,260	–	42,260	0.0%
- overdue for 90 days to 360 days	66,681	(15,396)	51,285	23.1%
- overdue for 180 days to 360 days	53,797	(9,747)	44,050	18.1%
- overdue for more than 360 days	46,197	(31,897)	14,300	69.0%
Stage 2 and Stage 3 loans	364,353	(57,040)	307,313	15.7%

POCI	766,002	–	766,002	0.0%
Total individually insignificant mortgage loans	2,551,127	(57,344)	2,493,783	2.2%

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

7.  Loans to customers (continued)

Quality of individually insignificant loans (continued)

	31 December 2019
	Loans before ECL allowance	ECL allowance	Loans less ECL allowance	ECL allowance to gross loans before ECL allowance, (%)
Individually insignificant consumer loans
- not overdue	1,798,292	(145,890)	1,652,402	8.1%
- overdue for less than 30 days	170,051	(69,279)	100,772	40.7%
Stage 1 loans	1,968,343	(215,169)	1,753,174	10.9%

Stage 2 and Stage 3 loans
- not overdue	295	(295)	–	100.0%
- overdue for less than 30 days	1,879	(834)	1,045	44.4%
- overdue for less than 90 days	136,782	(97,952)	38,830	71.6%
- overdue for 90 days to 360 days	170,050	(170,050)	–	100.0%
- overdue for 180 days to 360 days	251,667	(251,667)	–	100.0%
- overdue for more than 360 days	168,277	(168,277)	–	100.0%
Stage 2 and Stage 3 loans	728,950	(689,075)	39,875	94.5%

POCI	–	–	–	–
Total individually insignificant consumer loans	2,697,293	(904,244)	1,793,049	33.5%

	31 December 2019
	Loans before ECL allowance	ECL allowance	Loans less ECL allowance	ECL allowance to gross loans before ECL allowance, (%)
Individually insignificant car loans
- not overdue	65,209	–	65,209	0.0%
- overdue for less than 30 days	–	–	–	–
Stage 1 loans	65,209	–	65,209	0.0%

Stage 2 and Stage 3 loans
- not overdue	–	–	–	–
- overdue for less than 30 days	–	–	–	–
- overdue for less than 90 days	1,840	–	1,840	0.0%
- overdue for 90 days to 360 days	–	–	–	–
- overdue for 180 days to 360 days	–	–	–	–
- overdue for more than 360 days	–	–	–	–
Stage 2 and Stage 3 loans	1,840	–	1,840	0.0%

POCI	–	–	–	–
Total individually insignificant car loans	67,049	–	67,049	0.0%

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

7.  Loans to customers (continued)

Quality of individually insignificant loans (continued)

	31 December 2019
	Loans before ECL allowance	ECL allowance	Loans less ECL allowance	ECL allowance to gross loans before ECL allowance, (%)
Individually insignificant credit cards
- not overdue	386,593	(9,672)	376,921	2.5%
- overdue for less than 30 days	417	(11)	406	2.6%
Stage 1 loans	387,010	(9,683)	377,327	2.5%

Stage 2 and Stage 3 loans
- not overdue	67	(67)	–	100.0%
- overdue for less than 30 days	–	–	–	–
- overdue for less than 90 days	8,594	(4,465)	4,129	52.0%
- overdue for 90 days to 360 days	8,272	(8,272)	–	100.0%
- overdue for 180 days to 360 days	7,651	(7,093)	558	92.7%
- overdue for more than 360 days	65,541	(63,915)	1,626	97.5%
Stage 2 and Stage 3 loans	90,125	(83,812)	6,313	93.0%

POCI	–	–	–	–
Total individually insignificant credit cards	477,135	(93,495)	383,640	19.6%

	31 December 2019
	Loans before ECL allowance	ECL allowance	Loans less ECL allowance	ECL allowance to gross loans before ECL allowance, (%)
Individually insignificant other loans secured by collateral
- not overdue	27,818,295	(4,486)	27,813,809	0.0%
- overdue for less than 30 days	1,557,125	(2,135)	1,554,990	0.1%
Stage 1 loans	29,375,420	(6,621)	29,368,799	0.0%

Stage 2 and Stage 3 loans
- not overdue	430,809	(5,214)	425,595	1.2%
- overdue for less than 30 days	111,046	–	111,046	0.0%
- overdue for less than 90 days	1,809,443	(1,333)	1,808,110	0.1%
- overdue for 90 days to 360 days	589,157	(6,043)	583,114	1.0%
- overdue for 180 days to 360 days	708,771	(34,037)	674,734	4.8%
- overdue for more than 360 days	1,372,161	(520,823)	851,338	38.0%
Stage 2 and Stage 3 loans	5,021,387	(567,450)	4,453,937	11.3%

POCI	804,756	(13)	804,743	0.0%
Total individually insignificant other loans secured by collateral	35,201,563	(574,084)	34,627,479	1.6%

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

7.  Loans to customers (continued)

Quality of individually insignificant loans (continued)

The following table provides information on the credit quality of individually insignificant loans collectively assessed for impairment as at 31 December 2018:

	31 December 2018
	Loans before ECL allowance	ECL allowance	Loans less ECL allowance	ECL allowance to gross loans before ECL allowance, (%)
Individually insignificant loans issued to small and medium businesses
- not overdue	9,325,272	(1,159)	9,324,113	0.0%
- overdue for less than 30 days	191,690	(3,605)	188,085	1.9%
Stage 1 loans	9,516,962	(4,764)	9,512,198	0.1%

Stage 2 and Stage 3 loans
- not overdue	585,844	(9,699)	576,145	1.7%
- overdue for less than 30 days	105,717	–	105,717	0.0%
- overdue for less than 90 days	196,784	(1)	196,783	0.0%
- overdue for 90 days to 360 days	79,056	(188)	78,868	0.2%
- overdue for 180 days to 360 days	80,864	(13,937)	66,927	17.2%
- overdue for more than 360 days	259,350	(72,588)	186,762	28.0%
Stage 2 and Stage 3 loans	1,307,615	(96,413)	1,211,202	7.4%

POCI	–	–	–	–
Total individually insignificant loans issued to small and medium businesses	10,824,577	(101,177)	10,723,400	0.9%

	31 December 2018
	Loans before ECL allowance	ECL allowance	Loansl ess ECL allowance	ECL allowance to gross loans before ECL allowance, (%)
Individually insignificant mortgage loans
- not overdue	1,967,280	(558)	1,966,722	0.0%
- overdue for less than 30 days	41,186	(1,562)	39,624	3.8%
Stage 1 loans	2,008,466	(2,120)	2,006,346	0.1%

Stage 2 and Stage 3 loans
- not overdue	358,192	(4,995)	353,197	1.4%
- overdue for less than 30 days	3,665	–	3,665	0.0%
- overdue for less than 90 days	55,814	–	55,814	0.0%
- overdue for 90 days to 360 days	11,568	–	11,568	0.0%
- overdue for 180 days to 360 days	9,518	(3,557)	5,961	37.4%
- overdue for more than 360 days	166,663	(71,241)	95,422	42.7%
Stage 2 and Stage 3 loans	605,420	(79,793)	525,627	13.2%

POCI	842,617	(10)	842,607	0.0%
Total individually insignificant mortgage loans	3,456,503	(81,923)	3,374,580	2.4%

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

7.  Loans to customers (continued)

Quality of individually insignificant loans (continued)

	31 December 2018
	Loans before ECL allowance	ECL allowance	Loans less ECL allowance	ECL allowance to gross loans before ECL allowance, (%)
Individually insignificant consumer loans
- not overdue	3,151,710	(252,834)	2,898,876	8.0%
- overdue for less than 30 days	260,958	(83,590)	177,368	32.0%
Stage 1 loans	3,412,668	(336,424)	3,076,244	9.9%

Stage 2 and Stage 3 loans
- not overdue	13,887	(2,348)	11,539	16.9%
- overdue for less than 30 days	9,322	(4,202)	5,120	45.1%
- overdue for less than 90 days	74,957	(49,990)	24,967	66.7%
- overdue for 90 days to 360 days	256,955	(204,561)	52,394	79.6%
- overdue for 180 days to 360 days	185,176	(149,425)	35,751	80.7%
- overdue for more than 360 days	118,943	(105,987)	12,956	89.1%
Stage 2 and Stage 3 loans	659,240	(516,513)	142,727	78.3%

POCI	–	–	–	–
Total individually insignificant consumer loans	4,071,908	(852,937)	3,218,971	20.9%

31 December 2018
	Loans before ECL allowance	ECL allowance	Loans less ECL allowance	ECL allowance to gross loans before ECL allowance, (%)
Individually insignificant car loans
- not overdue	22,377	(2)	22,375	0.0%
- overdue for less than 30 days	2,151	–	2,151	0.0%
Stage 1 loans	24,528	(2)	24,526	0.0%

Stage 2 and Stage 3 loans
- not overdue	–	–	–	–
- overdue for less than 30 days	–	–	–	–
- overdue for less than 90 days	–	–	–	–
- overdue for 90 days to 360 days	–	–	–	–
- overdue for 180 days to 360 days	–	–	–	–
- overdue for more than 360 days	–	–	–	–
Stage 2 and Stage 3 loans	–	–	–	–

POCI	–	–	–	–
Total individually insignificant car loans	24,528	(2)	24,526	0.0%

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

7.  Loans to customers (continued)

Quality of individually insignificant loans (continued)

	31 December 2018
	Loans before ECL allowance	ECL allowance	Loans less ECL allowance	ECL allowance to gross loans before ECL allowance, (%)
Individually insignificant credit cards
- not overdue	528,905	(10,914)	517,991	2.1%
- overdue for less than 30 days	600	(16)	584	2.7%
Stage 1 loans	529,505	(10,930)	518,575	2.1%

Stage 2 and Stage 3 loans
- not overdue	468	(468)	–	100.0%
- overdue for less than 30 days	–	–	–	–
- overdue for less than 90 days	18,041	(9,178)	8,863	50.9%
- overdue for 90 days to 360 days	12,517	(11,698)	819	93.5%
- overdue for 180 days to 360 days	26,315	(24,740)	1,575	94.0%
- overdue for more than 360 days	48,708	(44,676)	4,032	91.7%
Stage 2 and Stage 3 loans	106,049	(90,760)	15,289	85.6%

POCI	–	–	–	–
Total individually insignificant credit cards	635,554	(101,690)	533,864	16.0%

	31 December 2018
	Loansbefore ECLallowance	ECL allowance	Loansless ECLallowance	ECL allowanceto gross loansbefore ECLallowance, (%)
Individually insignificant other loans secured by collateral
- not overdue	25,704,595	(3,708)	25,700,887	0.0%
- overdue for less than 30 days	1,166,014	(130)	1,165,884	0.0%
Stage 1 loans	26,870,609	(3,838)	26,866,771	0.0%

Stage 2 and Stage 3 loans
- not overdue	924,567	(4,817)	919,750	0.5%
- overdue for less than 30 days	283,993	(134)	283,859	0.0%
- overdue for less than 90 days	893,655	(22,426)	871,229	2.5%
- overdue for 90 days to 360 days	340,383	–	340,383	0.0%
- overdue for 180 days to 360 days	442,287	(6,782)	435,505	1.5%
- overdue for more than 360 days	1,062,420	(187,468)	874,952	17.6%
Stage 2 and Stage 3 loans	3,947,305	(221,627)	3,725,678	5.6%

POCI	986,857	(361)	986,496	0.0%
Total individually insignificant other loans secured by collateral	31,804,771	(225,826)	31,578,945	0.7%

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

7.  Loans to customers (continued)

Quality of individually insignificant loans (continued)

Analysis of changes in gross carrying value and corresponding ECL allowance

Analysis of movements in gross carrying amount and ECL allowance of individually insignificant loans for the year ended 31 December 2019 are as follows:

Individually insignificant loans	2019
issued to small and medium businesses	Stage 1	Stage 2	Stage 3	POCI	Total

Gross carrying value as at 1 January 2019	9,516,962	179,011	1,128,604	–	10,824,577
New assets originated or purchased	6,464,691	–	–	–	6,464,691
Assets derecognised or repaid (excluding write-offs)	(7,286,799)	(183,183)	(502,939)	–	(7,972,921)
Transfers to Stage 1	384,007	(196,894)	(187,113)	–	–
Transfers to Stage 2	(1,577,462)	1,905,046	(327,584)	–	–
Transfers to Stage 3	–	(1,226,090)	1,226,090	–	–
Net change in accrued interest	58,226	5,724	66,408	–	130,358
Changes to contractual cash flows due to modifications not resulting in derecognition	(8,126)	–	(6,748)	–	(14,874)
Transfers between the levels as a result of changes in materiality of loans	1,184,437	(798)	8,630	–	1,192,269
Amounts written off	–	–	(5,043)	–	(5,043)
Effect from changes in exchange rates	(51)	(3)	–	–	(54)
At 31 December 2019	8,735,885	482,813	1,400,305	–	10,619,003

Individually insignificant loans	2019
issued to small and medium businesses	Stage 1	Stage 2	Stage 3	POCI	Total

ECL at 1 January 2019	(4,764)	(306)	(96,107)	–	(101,177)
New assets originated or purchased	(14,552)	–	–	–	(14,552)
Assets derecognised or repaid (excluding write-offs)	3,309	1,428	11,021	–	15,758
Transfers to Stage 1	(2,640)	2,640	–	–	–
Transfers to Stage 2	10,581	(10,581)	–	–	–
Transfers to Stage 3	–	11,448	(11,448)	–	–
Impact on period end ECL of exposures transferred between stages and changes to inputs used for ECL calculations during the period	(2,288)	(9,124)	(70,980)	–	(82,392)
Transfers between the levels as a result of changes in materiality of loans	(69)	–	8,963	–	8,894
Unwinding of discount	–	–	(18,169)	–	(18,169)
Amounts written off	–	–	5,043	–	5,043
Effect from changes in exchange rates	14	–	–	–	14
ECL at 31 December 2019	(10,409)	(4,495)	(171,677)	–	(186,581)

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

7.  Loans to customers (continued)

Quality of individually insignificant loans (continued)

Analysis of changes in gross carrying value and corresponding ECL allowance (continued)

Individually insignificant	2019
mortgages	Stage 1	Stage 2	Stage 3	POCI	Total

Gross carrying value as at 1 January 2019	2,008,466	160,687	444,733	842,617	3,456,503
New assets originated or purchased	11,216	–	–	49,589	60,805
Assets derecognised or repaid (excluding write-offs)	(624,346)	(62,164)	(132,072)	(137,223)	(955,805)
Transfers to Stage 1	172,879	(69,982)	(102,897)	–	–
Transfers to Stage 2	(192,489)	317,364	(124,875)	–	–
Transfers to Stage 3	–	(179,121)	179,121	–	–
Net change in accrued interest	1,253	31	5,474	8,855	15,613
Changes to contractual cash flows due to modifications not resulting in derecognition	(3,383)	–	224	2,164	(995)
Transfers between the levels as a result of changes in materiality of loans	47,220	–	(8,377)	–	38,843
Amounts written off	–	–	(63,685)	–	(63,685)
Effect from changes in exchange rates	(44)	(1)	(107)	–	(152)
At 31 December 2019	1,420,772	166,814	197,539	766,002	2,551,127

Individually insignificant	2019
mortgages	Stage 1	Stage 2	Stage 3	POCI	Total

ECL at 1 January 2019	(2,120)	(4,994)	(74,799)	(10)	(81,923)
New assets originated or purchased	–	–	–	(175)	(175)
Assets derecognised or repaid (excluding write-offs)	704	83	2,744	4	3,535
Transfers to Stage 1	(584)	34	550	–	–
Transfers to Stage 2	641	(641)	–	–	–
Transfers to Stage 3	–	5,605	(5,605)	–	–
Impact on period end ECL of exposures transferred between stages and changes to inputs used for ECL calculations during the period	1,046	(87)	(38,247)	181	(37,107)
Unwinding of discount	–	–	(5,430)	–	(5,430)
Amounts written off	–	–	63,685	–	63,685
Effect from changes in exchange rates	9	–	62	–	71
ECL at 31 December 2019	(304)	–	(57,040)	–	(57,344)

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

7.  Loans to customers (continued)

Quality of individually insignificant loans (continued)

Analysis of changes in gross carrying value and corresponding ECL allowance (continued)

Individually insignificant	2019
consumer loans	Stage 1	Stage 2	Stage 3	POCI	Total

Gross carrying value as at 1 January 2019	3,412,668	52,058	607,182	–	4,071,908
New assets originated or purchased	600,626	–	–	–	600,626
Assets derecognised or repaid (excluding write-offs)	(1,599,351)	(20,763)	(94,404)	–	(1,714,518)
Transfers to Stage 1	158,571	(119,335)	(39,236)	–	–
Transfers to Stage 2	(686,349)	716,230	(29,881)	–	–
Transfers to Stage 3	–	(551,729)	551,729	–	–
Net change in accrued interest	82,523	4,279	41,417	–	128,219
Changes to contractual cash flows due to modifications not resulting in derecognition	(344)	(13)	(500)	–	(857)
Recoveries	–	–	2,135	–	2,135
Amounts written off	–	–	(390,220)	–	(390,220)
Effect from changes in exchange rates	(1)	–	1	–	–
At 31 December 2019	1,968,343	80,727	648,223	–	2,697,293

Individually insignificant	2019
consumer loans	Stage 1	Stage 2	Stage 3	POCI	Total

ECL at 1 January 2019	(336,424)	(29,047)	(487,466)	–	(852,937)
New assets originated or purchased	(39,891)	–	–	–	(39,891)
Assets derecognised or repaid (excluding write-offs)	132,256	10,015	22,303	–	164,574
Transfers to Stage 1	(109,356)	73,596	35,760	–	–
Transfers to Stage 2	155,705	(162,638)	6,933	–	–
Transfers to Stage 3	–	219,562	(219,562)	–	–
Impact on period end ECL of exposures transferred between stages and changes to inputs used for ECL calculations during the period	(17,459)	(152,341)	(299,746)	–	(469,546)
Unwinding of discount	–	–	(94,529)	–	(94,529)
Recoveries	–	–	(2,135)	–	(2,135)
Amounts written off	–	–	390,220	–	390,220
ECL at 31 December 2019	(215,169)	(40,853)	(648,222)	–	(904,244)

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

7.  Loans to customers (continued)

Quality of individually insignificant loans (continued)

Analysis of changes in gross carrying value and corresponding ECL allowance (continued)

Individually insignificant	2019
car loans	Stage 1	Stage 2	Stage 3	POCI	Total

Gross carrying value as at 1 January 2019	24,528	–	–	–	24,528
New assets originated or purchased	52,651	–	–	–	52,651
Assets derecognised or repaid (excluding write-offs)	(10,478)	–	(47)	–	(10,525)
Transfers to Stage 2	(1,887)	3,727	(1,840)	–	–
Transfers to Stage 3	–	(1,887)	1,887	–	–
Net change in accrued interest	395	–	–	–	395
Effect from changes in exchange rates	–	–	–	–	–
At 31 December 2019	65,209	1,840	–	–	67,049

Individually insignificant	2019
car loans	Stage 1	Stage 2	Stage 3	POCI	Total

ECL at 1 January 2019	(2)	–	–	–	(2)
Impact on period end ECL of exposures transferred between stages and changes to inputs used for ECL calculations during the period	2	–	–	–	2
ECL at 31 December 2019	–	–	–	–	–

Individually insignificant	2019
credit cards	Stage 1	Stage 2	Stage 3	POCI	Total

Gross carrying value as at 1 January 2019	529,505	12,796	93,253	–	635,554
New assets originated or purchased	239,445	–	–	–	239,445
Assets derecognised or repaid (excluding write-offs)	(362,265)	(6,914)	(24,407)	–	(393,586)
Transfers to Stage 1	10,977	(6,786)	(4,191)	–	–
Transfers to Stage 2	(33,074)	34,525	(1,451)	–	–
Transfers to Stage 3	–	(29,648)	29,648	–	–
Net change in accrued interest	2,308	450	8,764	–	11,522
Transfers between the levels as a result of changes in materiality of loans	119	–	–	–	119
Amounts written off	–	–	(15,913)	–	(15,913)
Effect from changes in exchange rates	(5)	(1)	–	–	(6)
At 31 December 2019	387,010	4,422	85,703	–	477,135

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

7.  Loans to customers (continued)

Quality of individually insignificant loans (continued)

Analysis of changes in gross carrying value and corresponding ECL allowance (continued)

Individually insignificant	2019
credit cards	Stage 1	Stage 2	Stage 3	POCI	Total

ECL at 1 January 2019	(10,930)	(4,005)	(86,755)	–	(101,690)
New assets originated or purchased	(9,102)	–	–	–	(9,102)
Assets derecognised or repaid (excluding write-offs)	13,437	2,238	22,750	–	38,425
Transfers to Stage 1	(6,104)	2,215	3,889	–	–
Transfers to Stage 2	2,759	(3,642)	883	–	–
Transfers to Stage 3	–	5,657	(5,657)	–	–
Impact on period end ECL of exposures transferred between stages and changes to inputs used for ECL calculations during the period	260	(2,978)	(13,777)	–	(16,495)
Transfers between the levels as a result of changes in materiality of loans	(5)	–	–	–	(5)
Unwinding of discount	–	–	(20,543)	–	(20,543)
Amounts written off	–	–	15,913	–	15,913
Effect from changes in exchange rates	2	–	–	–	2
ECL at 31 December 2019	(9,683)	(515)	(83,297)	–	(93,495)

Individually insignificant other	2019
loans secured by collateral	Stage 1	Stage 2	Stage 3	POCI	Total

Gross carrying value as at 1 January 2019	26,870,609	648,461	3,298,844	986,857	31,804,771
New assets originated or purchased	18,191,618	–	–	17,377	18,208,995
Assets derecognised or repaid (excluding write-offs)	(13,682,079)	(429,923)	(1,463,856)	(235,915)	(15,811,773)
Transfers to Stage 1	1,660,161	(837,292)	(822,869)	–	–
Transfers to Stage 2	(4,620,388)	5,326,295	(705,907)	–	–
Transfers to Stage 3	–	(3,754,844)	3,754,844	–	–
Net change in accrued interest	213,026	12,406	269,317	599	495,348
Changes to contractual cash flows due to modifications not resulting in derecognition	(142)	(176)	(6,307)	(4)	(6,629)
Transfers between the levels as a result of changes in materiality of loans	742,608	(1,810)	(155,884)	35,842	620,756
Amounts written off	–	–	(108,054)	–	(108,054)
Effect from changes in exchange rates	7	(4)	(1,854)	–	(1,851)
At 31 December 2019	29,375,420	963,113	4,058,274	804,756	35,201,563

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

7.  Loans to customers (continued)

Quality of individually insignificant loans (continued)

Analysis of changes in gross carrying value and corresponding ECL allowance (continued)

Individually insignificant other	2019
loans secured by collateral	Stage 1	Stage 2	Stage 3	POCI	Total

ECL at 1 January 2019	(3,838)	(4,304)	(217,323)	(361)	(225,826)
New assets originated or purchased	(11,703)	–	–	–	(11,703)
Assets derecognised or repaid (excluding write-offs)	2,656	500	41,650	98	44,904
Transfers to Stage 1	(18,087)	816	17,271	–	–
Transfers to Stage 2	3,334	(4,164)	830	–	–
Transfers to Stage 3	–	8,065	(8,065)	–	–
Impact on period end ECL of exposures transferred between stages and changes to inputs used for ECL calculations during the period	20,767	(5,416)	(461,449)	250	(445,848)
Transfers between the levels as a result of changes in materiality of loans	252	–	–	–	252
Unwinding of discount	–	–	(44,376)	–	(44,376)
Amounts written off	–	–	108,054	–	108,054
Effect from changes in exchange rates	(2)	1	460	–	459
ECL at 31 December 2019	(6,621)	(4,502)	(562,948)	(13)	(574,084)

Analysis of movements in ECL allowance of individually insignificant loans for the year ended 31 December 2018 are as follows:

Individually insignificant loans	2018
issued to small and medium businesses	Stage 1	Stage 2	Stage 3	POCI	Total

Gross carrying value as at 1 January 2018	8,115,959	537,228	273,239	–	8,926,426
New assets originated or purchased	5,789,675	–	–	–	5,789,675
Assets derecognised or repaid (excluding write-offs)	(3,783,571)	(219,579)	(665,090)	–	(4,668,240)
Transfers to Stage 1	24,586	(19,352)	(5,234)	–	–
Transfers to Stage 2	(1,091,949)	1,093,844	(1,895)	–	–
Transfers to Stage 3	–	(1,417,820)	1,417,820	–	–
Net change in accrued interest	(5,443)	598	33,524	–	28,679
Changes to contractual cash flows due to modifications not resulting in derecognition	(10)	(1,012)	(9,402)	–	(10,424)
Transfers between the levels as a result of changes in materiality of loans	452,302	173,468	166,931	–	792,701
Amounts written off	–	–	(113,049)	–	(113,049)
Effect from changes in exchange rates	15,413	31,636	31,760	–	78,809
At 31 December 2018	9,516,962	179,011	1,128,604	–	10,824,577

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

7.  Loans to customers (continued)

Quality of individually insignificant loans (continued)

Analysis of changes in gross carrying value and corresponding ECL allowance (continued)

Individually insignificant loans	2018
issued to small and medium businesses	Stage 1	Stage 2	Stage 3	POCI	Total

ECL at 1 January 2018	(2,354)	(2,284)	(47,090)	–	(51,728)
New assets originated or purchased	(8,097)	–	–	–	(8,097)
Assets derecognised or repaid (excluding write-offs)	1,896	9,154	14,278	–	25,328
Transfers to Stage 1	(548)	548	–	–	–
Transfers to Stage 2	5,782	(6,180)	398	–	–
Transfers to Stage 3	–	2,169	(2,169)	–	–
Impact on period end ECL of exposures transferred between stages and changes to inputs used for ECL calculations during the period	(432)	(3,015)	(142,884)	–	(146,331)
Transfers between the levels as a result of changes in materiality of loans	–	(199)	(8,640)	–	(8,839)
Unwinding of discount	–	–	(22,940)	–	(22,940)
Amounts written off	–	–	113,049	–	113,049
Effect from changes in exchange rates	(1,011)	(499)	(109)	–	(1,619)
ECL at 31 December 2018	(4,764)	(306)	(96,107)	–	(101,177)

Individually insignificant	2018
mortgages	Stage 1	Stage 2	Stage 3	POCI	Total

Gross carrying value as at 1 January 2018	3,679,470	1,359,876	574,567	–	5,613,913
New assets originated or purchased	405,505	–	–	864,480	1,269,985
Assets derecognised or repaid (excluding write-offs)	(626,829)	(38,213)	(1,193,236)	(22,382)	(1,880,660)
Transfers to Stage 1	86,909	(86,909)	–	–	–
Transfers to Stage 2	(1,643,059)	1,644,541	(1,482)	–	–
Transfers to Stage 3	–	(2,717,125)	2,717,125	–	–
Net change in accrued interest	(1,289)	(1,485)	25,198	519	22,943
Changes to contractual cash flows due to modifications not resulting in derecognition	–	–	(16,995)	–	(16,995)
Transfers between the levels as a result of changes in materiality of loans	107,757	–	(51,615)	–	56,142
Recoveries	–	–	–	–	–
Amounts written off	–	–	(1,642,814)	–	(1,642,814)
Effect from changes in exchange rates	2	2	33,985	–	33,989
At 31 December 2018	2,008,466	160,687	444,733	842,617	3,456,503

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

7.  Loans to customers (continued)

Quality of individually insignificant loans (continued)

Analysis of changes in gross carrying value and corresponding ECL allowance (continued)

Individually insignificant	2018
mortgages	Stage 1	Stage 2	Stage 3	POCI	Total

ECL at 1 January 2018	(12,980)	(111,682)	(112,674)	–	(237,336)
New assets originated or purchased	(1,976)	–	–	–	(1,976)
Assets derecognised or repaid (excluding write-offs)	1,858	5,532	297,847	–	305,237
Transfers to Stage 1	(3,265)	3,265	–	–	–
Transfers to Stage 2	883	(1,584)	701	–	–
Transfers to Stage 3	–	89,207	(89,207)	–	–
Impact on period end ECL of exposures transferred between stages and changes to inputs used for ECL calculations during the period	13,360	10,267	(1,807,426)	(10)	(1,783,809)
Transfers between the levels as a result of changes in materiality of loans	–	–	23,217	–	23,217
Unwinding of discount	–	–	(22,090)	–	(22,090)
Amounts written off	–	–	1,642,814	–	1,642,814
Effect from changes in exchange rates	–	2	(7,982)	–	(7,980)
ECL at 31 December 2018	(2,120)	(4,993)	(74,800)	(10)	(81,923)

Individually insignificant	2018
consumer loans	Stage 1	Stage 2	Stage 3	POCI	Total

Gross carrying value as at 1 January 2018	3,701,071	104,488	128,023	–	3,933,582
New assets originated or purchased	2,446,287	–	–	–	2,446,287
Assets derecognised or repaid (excluding write-offs)	(1,649,133)	(5,008)	(151,496)	–	(1,805,637)
Transfers to Stage 1	10,890	(8,572)	(2,318)	–	–
Transfers to Stage 2	(1,100,858)	1,101,698	(840)	–	–
Transfers to Stage 3	–	(1,154,377)	1,154,377	–	–
Net change in accrued interest	(2,411)	265	14,849	–	12,703
Changes to contractual cash flows due to modifications not resulting in derecognition	(4)	(448)	(4,164)	–	(4,616)
Transfers between the levels as a result of changes in materiality of loans	–	–	(51,659)	–	(51,659)
Amounts written off	–	–	(493,657)	–	(493,657)
Effect from changes in exchange rates	6,826	14,012	14,067	–	34,905
At 31 December 2018	3,412,668	52,058	607,182	–	4,071,908

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

7.   Loans to customers (continued)

Quality of individually insignificant loans (continued)

Analysis of changes in gross carrying value and corresponding ECL allowance (continued)

Individually insignificant	2018
consumer loans	Stage 1	Stage 2	Stage 3	POCI	Total

ECL at 1 January 2018	(309,127)	(22,889)	(102,337)	–	(434,353)
New assets originated or purchased	(231,798)	–	–	–	(231,798)
Assets derecognised or repaid (excluding write-offs)	176,050	705	94,366	–	271,121
Transfers to Stage 1	(3,115)	1,601	1,514	–	–
Transfers to Stage 2	150,652	(151,357)	705	–	–
Transfers to Stage 3	–	210,250	(210,250)	–	–
Impact on period end ECL of exposures transferred between stages and changes to inputs used for ECL calculations during the period	(119,079)	(67,358)	(805,755)	–	(992,192)
Transfers between the levels as a result of changes in materiality of loans	–	–	51,639	–	51,639
Unwinding of discount	–	–	(10,261)	–	(10,261)
Amounts written off	–	–	493,657	–	493,657
Effect from changes in exchange rates	(7)	–	(743)	–	(750)
ECL at 31 December 2018	(336,424)	(29,048)	(487,465)	–	(852,937)

Individually insignificant	2018
car loans	Stage 1	Stage 2	Stage 3	POCI	Total

Gross carrying value as at 1 January 2018	26,342	1,582	11,797	–	39,721
New assets originated or purchased	11,420	–	–	–	11,420
Assets derecognised or repaid (excluding write-offs)	(7,308)	(877)	(18,293)	–	(26,478)
Transfers to Stage 1	119	(94)	(25)	–	–
Transfers to Stage 2	(6,093)	6,102	(9)	–	–
Transfers to Stage 3	–	(6,865)	6,865	–	–
Net change in accrued interest	(26)	3	162	–	139
Changes to contractual cash flows due to modifications not resulting in derecognition	–	(5)	(46)	–	(51)
Amounts written off	–	–	(605)	–	(605)
Effect from changes in exchange rates	74	154	154	–	382
At 31 December 2018	24,528	–	–	–	24,528

Individually insignificant	2018
car loans	Stage 1	Stage 2	Stage 3	POCI	Total

ECL at 1 January 2018	(6)	–	(5,559)	–	(5,565)
Assets derecognised or repaid (excluding write-offs)	3	–	5,662	–	5,665
Impact on period end ECL of exposures transferred between stages and changes to inputs used for ECL calculations during the period	–	–	(709)	–	(709)
Amounts written off	–	–	605	–	605
Effect from changes in exchange rates	–	–	1	–	1
ECL at 31 December 2018	(3)	–	–	–	(3)

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

7.           Loans to customers (continued)

Quality of individually insignificant loans (continued)

Analysis of changes in gross carrying value and corresponding ECL allowance (continued)

Individually insignificant	2018
credit cards	Stage 1	Stage 2	Stage 3	POCI	Total

Gross carrying value as at 1 January 2018	613,861	12,559	55,790	–	682,210
New assets originated or purchased	446,322	–	–	–	446,322
Assets derecognised or repaid (excluding write-offs)	(419,379)	(3,681)	(28,038)	–	(451,098)
Transfers to Stage 1	5,861	(5,464)	(397)	–	–
Transfers to Stage 2	(116,746)	116,890	(144)	–	–
Transfers to Stage 3	–	(107,476)	107,476	–	–
Net change in accrued interest	(413)	45	2,541	–	2,173
Changes to contractual cash flows due to modifications not resulting in derecognition	(1)	(77)	(713)	–	(791)
Amounts written off	–	–	(43,263)	–	(43,263)
Effect from changes in exchange rates	–	–	1	–	1
At 31 December 2018	529,505	12,796	93,253	–	635,554

Individually insignificant	2018
credit cards	Stage 1	Stage 2	Stage 3	POCI	Total

ECL at 1 January 2018	(25,393)	(2,095)	(52,293)	–	(79,781)
New assets originated or purchased	(11,100)	–	–	–	(11,100)
Assets derecognised or repaid (excluding write-offs)	16,848	203	18,012	–	35,063
Transfers to Stage 1	(1,860)	1700	160	–	–
Transfers to Stage 2	4,784	(4,884)	100	–	–
Transfers to Stage 3	–	4,784	(4,784)	–	–
Impact on period end ECL of exposures transferred between stages and changes to inputs used for ECL calculations during the period	5,792	(3,712)	(89,247)	–	(87,167)
Unwinding of discount	–	–	(1,964)	–	(1,964)
Amounts written off	–	–	43,263	–	43,263
Effect from changes in exchange rates	(1)	(3)	–	–	(4)
ECL at 31 December 2018	(10,930)	(4,007)	(86,753)	–	(101,690)

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

7.           Loans to customers (continued)

Quality of individually insignificant loans (continued)

Analysis of changes in gross carrying value and corresponding ECL allowance (continued)

Individually insignificant other	2018
loans secured by collateral	Stage 1	Stage 2	Stage 3	POCI	Total

Gross carrying value as at 1 January 2018	21,585,670	1,909,046	1,610,959	–	25,105,675
New assets originated or purchased	14,530,853	–	–	942,402	15,473,255
Assets derecognised or repaid (excluding write-offs)	(6,423,373)	(699,191)	(1,249,087)	–	(8,371,651)
Transfers to Stage 1	69,126	(54,410)	(14,716)	–	–
Transfers to Stage 2	(3,484,555)	3,489,884	(5,329)	–	–
Transfers to Stage 3	–	(3,986,314)	3,986,314	–	–
Net change in accrued interest	(15,303)	1,682	94,255	–	80,634
Changes to contractual cash flows due to modifications not resulting in derecognition	(27)	(2,847)	(26,434)	–	(29,308)
Transfers between the levels as a result of changes in materiality of loans	564,890	(98,333)	(50,177)	44,455	460,835
Recoveries	–	–	–	–	–
Amounts written off	–	–	(1,142,212)	–	(1,142,212)
Effect from changes in exchange rates	43,328	88,944	95,271	–	227,543
At 31 December 2019	26,870,609	648,461	3,298,844	986,857	31,804,771

Individually insignificant other	2018
loans secured by collateral	Stage 1	Stage 2	Stage 3	POCI	Total

ECL at 1 January 2018	(7,094)	(28,800)	(181,203)	–	(217,097)
New assets originated or purchased	(7,897)	–	–	–	(7,897)
Assets derecognised or repaid (excluding write-offs)	2,609	2,557	27,120	–	32,286
Transfers to Stage 1	(5,956)	5,956	–	–	–
Transfers to Stage 2	1,565	(4,264)	2,699	–	–
Transfers to Stage 3	–	18,038	(18,038)	–	–
Impact on period end ECL of exposures transferred between stages and changes to inputs used for ECL calculations during the period	14,522	3,665	(1,128,662)	(361)	(1,110,836)
Transfers between the levels as a result of changes in materiality of loans	(105)	–	–	–	(105)
Unwinding of discount	–	–	(57,684)	–	(57,684)
Amounts written off	–	–	1,142,212	–	1,142,212
Effect from changes in exchange rates	(1,482)	(1,454)	(3,769)	–	(6,705)
ECL at 31 December 2018	(3,838)	(4,302)	(217,325)	(361)	(225,826)

Analysis of collateral and other enhancements

The amount and type of collateral required depends on an assessment of the credit risk of the counterparty. Guidelines are implemented regarding the acceptability of types of collateral and valuation parameters.

Management monitors the market value of collateral and requests additional collateral in accordance with the underlying agreement during its review of the adequacy of the ECL allowance.

The main types of collateral obtained are as follows:

●
For small and medium businesses lending – collateral of real estate properties, production equipment, inventory and trade receivables;

●
For retail lending, mortgages over residential properties – collateral of transport, cash and cash equivalents and guarantees of third parties. Management monitors the market value of collateral, requests additional collateral in accordance with the underlying agreement, and monitors the market value of collateral obtained during its review of the adequacy of the ECL allowance.

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

7.           Loans to customers (continued)

Analysis of collateral and other enhancements (continued)

In absence of collateral or other credit enhancements, ECL in respect of Stage 3 loans to customers as at 31 December 2019 and 2018 would have been higher by:

	31 December 2019	31 December 2018

Car loans	3,042,659	4,617,741
Loans issued to small and medium-sized businesses	191,803	415,957
Consumer loans	–	119,736
Mortgages	–	–
Credit cards	2,407	6,910
Other loans secured by collateral	4,408,189	3,888,822
	7,645,058	9,049,166

Repossessed collateral

It is the Bank’s policy to dispose of repossessed properties in an orderly fashion. The proceeds are used to reduce or repay the outstanding claim. In general, the Bank does not occupy repossessed properties for business use. The carrying value of the assets repossessed during the period and held as at the reporting date is as follows:

	2019	2018

Buildings and land	1,696,831	1,958,289
Total repossessed collateral	1,696,831	1,958,289

Concentration of loans to customers

Loans were issued primarily to customers located within the Republic of Kazakhstan operating in the following economic sectors:

	31 December 2019	31 December 2018

Individuals	43,345,908	43,055,256
Trade of consumer goods	8,952,934	9,964,374
Services	6,049,526	9,218,377
Real estate transactions and rent	5,240,497	5,948,362
Industrial constructions	1,966,673	1,806,009
Medicine, science and education	1,248,787	1,822,537
Financial services	1,128,957	381,178
Transport and logistics services	958,895	1,630,844
Production and sale of cars, machinery and equipment	903,853	982,864
Extraction and processing of mineral resources, metal and chemical industry	726,254	736,528
Civil engineering	681,931	812,487
Agriculture	274,040	181,417
Manufacturing sector	228,184	361,252
Telecommunication	130,296	89,086
Other	11,948	12,088
	71,848,683	77,002,659

ECL allowance	(3,724,356)	(2,398,221)
	68,124,327	74,604,438

As at 31 December 2019 and 2018, the Group has no borrowers or groups of related borrowers whose loan balances exceed 10% of total loans to customers.

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

7.           Loans to customers (continued)

Restructured and modified loans

The Group derecognises a financial asset, such as a loan to a customer, when the terms and conditions have been renegotiated to the extent that, substantially, it becomes a new loan, with the difference recognised as a derecognition gain or loss, to the extent that an impairment loss has not already been recorded. The newly recognised loans are classified as Stage 1 for ECL measurement purposes, unless the new loan is deemed to be POCI. If the modification does not result in cash flows that are substantially different, the modification does not result in derecognition. Based on the change in cash flows discounted at the original EIR, the Group records a modification gain or loss to the extent that an impairment loss has not already been recorded.

As at 31 December 2019, POCI loans to customers of the Bank comprise loans recognised by the Bank as a result of revising the terms of loan agreements as part of the state program to refinance mortgage loans. Loss on derecognition of modified loans recorded in the consolidated statement of comprehensive income for 2019 amounted to KZT 26,666 thousand (for 2018: KZT 732,351 thousand).

The table below includes Stage 2 and 3 assets that were modified during the period, with the related modification loss suffered by the Group.

	2019	2018
Loans to customers modified during the period
Amortised cost before modification	5,397,281	2,847,196
Net loss on modification of loans to customers not resulting in derecognition	(87,862)	(95,080)

8. Investment securities

Investment securities comprise:

Debt securities measured at amortised cost	31 December 2019	31 December 2018

Treasury bills of the Ministry of Finance of the Republic of Kazakhstan rated BBB-	3,793,622	–
ECL allowance	(8,577)	–
Investment securities measured at amortised cost	3,785,045	–

Debt securities measured at FVOCI

Discount notes of the NBRK rated at BBB-	–	1,655,639
ECL allowance	–	(179)
Investment securities measured at FVOCI	–	1,655,460
Investment securities	3,785,045	1,655,460

An analysis of changes in the ECL allowance in relation to investment securities at amortised cost for the years ended 31 December 2019 and 2018 is as follows:

Debt securities measured at amortised cost	2019	2018

ECL allowance as at 1 January	–	–
Net change in the allowance for the year (Note 19)	(8,545)	–
Foreign exchange adjustments	(32)	–
At 31 December	(8,577)	–

An analysis of changes in the ECL allowance in relation to investment securities at FVOCI for the years ended 31 December 2019 and 2018 is as follows:

Debt securities measured at FVOCI	2019	2018

ECL allowance as at 1 January	(179)	(923)
Net change in the allowance for the year (Note 19)	179	744
At 31 December	–	(179)

As at 31 December 2019 and 2018, investment securities are allocated to Stage 1 for ECL measurement purposes.

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

9. Property and equipment

Movement in property and equipment is presented as follows:

	Land	Buildings and construc-tions	Furniture and office equipment	Computer equipment	Vehicles	Leasehold improve-ments	Right-of-use assets	Total
Revalued amount / cost
At 31 December 2017	484,983	5,348,633	936,031	589,684	43,674	16,595	–	7,419,600
Additions	–	9,032	26,517	27,615	41	1,857	–	65,062
Disposals	–	–	(2,990)	(125)	(18,182)	(2,852)	–	(24,149)
At 31 December 2018	484,983	5,357,665	959,558	617,174	25,533	15,600	–	7,460,513

Additions	–	–	30,031	71,016	–	9,600	543,824	654,471
Disposals	–	–	(13,894)	(4,670)	–	(440)	(276,467)	(295,471)
At 31 December 2019	484,983	5,357,665	975,695	683,520	25,533	24,760	267,357	7,819,513

Accumulated depreciation
At 31 December 2017	–	(153,869)	(363,033)	(337,862)	(9,525)	(5,292)	–	(869,581)
Charge	–	(85,643)	(98,346)	(47,180)	(3,553)	(3,302)	–	(238,024)
Disposals	–	–	2,778	125	10,737	1,312	–	14,952
At 31 December 2018	–	(239,512)	(458,601)	(384,917)	(2,341)	(7,282)	–	(1,092,653)

Charge	–	(85,794)	(98,012)	(50,319)	(2,554)	(4,563)	(91,998)	(333,240)
Disposals	–	–	12,609	4,593	–	440	46,551	64,193
At 31 December 2019	–	(325,306)	(544,004)	(430,643)	(4,895)	(11,405)	(45,447)	(1,361,700)

Net book value
At 31 December 2017	484,983	5,194,764	572,998	251,822	34,149	11,303	–	6,550,019
At 31 December 2018	484,983	5,118,153	500,957	232,257	23,192	8,318	–	6,367,860
At 31 December 2019	484,983	5,032,359	431,691	252,877	20,638	13,355	221,910	6,457,813

The Group used independent appraiser services to determine the fair value of land, buildings and constructions that are in ownership of the Group in October of 2016. Fair value was determined by reference to market-based evidence. More details about the fair value of land, buildings and constructions are disclosed in Note 25.

If the land, buildings and constructions were accounted for at historical cost, their net book value would be at 31 December:

	2019	2018

Cost	5,007,157	5,007,157
Accumulated depreciation	(490,132)	(417,541)
Net book value	4,517,025	4,589,616

Cost of fully depreciated assets that are in use by the Group as at 31 December 2019 amounts to KZT 419,748 thousand (31 December 2018: KZT 360,203 thousand).

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

10. Intangible assets

The movements in intangible assets were as follows:

	Computer software	Licenses	Total
Cost
At 31 December 2017	1,526,291	208	1,526,499
Additions	139,000	–	139,000
At 31 December 2018	1,665,291	208	1,665,499

Additions	102,801	–	102,801
Disposals	(3,568)	–	(3,568)
At 31 December 2019	1,764,524	208	1,764,732

Accumulated depreciation
At 31 December 2017	(485,246)	(208)	(485,454)
Charge	(58,415)	–	(58,415)
At 31 December 2018	(543,661)	(208)	(543,869)

Charge	(63,895)	–	(63,895)
At 31 December 2019	(607,556)	(208)	(607,764)

Net book value
At 31 December 2017	1,041,045	–	1,041,045
At 31 December 2018	1,121,630	–	1,121,630
At 31 December 2019	1,156,968	–	1,156,968

11. Other assets

Other assets comprise:

	31 December 2019	31 December 2018

Other receivables	536,626	295,208
ECL allowance	(34,562)	(12,578)
Other financial assets	502,064	282,630

Inventories	1,713,650	1,969,582
Prepaid expenses	485,264	163,780
Taxes prepaid other than corporate income tax	140,116	113,629
Prepayment for property and equipment and intangible assets	77,950	36,767
Other	43,297	87,052
Total other non-financial assets	2,460,277	2,370,810
Other assets	2,962,341	2,653,440

As at 31 December 2019, included in inventory is collateralised property received by the Group for repayment of loans to customers in the total amount of KZT 1,696,831 thousand (31 December 2018: KZT 1,958,289 thousand).

In 2019, the Group repossessed pledged collateral against repayment of borrowers’ debts in the amount of KZT 352,199 thousand (in 2018: KZT 1,583,356 thousand) and sold the repossessed collateral with a total carrying amount of KZT 577,693 thousand (in 2018: KZT 728,965 thousand), including those sold without instalment payment in the amount of KZT 10,485 thousand (in 2018: KZT 93,230 thousand), property with a carrying amount of KZT 533,768 thousand sold on instalment payment terms (in 2018: KZT 530,372 thousand), and returned the repossessed collateral to borrowers with a carrying amount of KZT 33,440 thousand as part of the program to refinance mortgage loans to customers (in 2018: KZT 105,363 thousand). In 2019, the Group conducted an analysis for impairment of inventory and recognised a loss in the amount of KZT 35,964 thousand.

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

11.  Other assets (continued)

An analysis of changes in the ECLs for other financial assets for the year ended 31 December 2019 is as follows:

	Stage 1	Stage 3	Total

ECL allowance as at 1 January 2019	(12,578)	–	(12,578)
Transfers to Stage 3	10,724	(10,724)	–
Net change in the allowance for the year (Note 19)	–	(22,026)	(22,026)
Foreign exchange adjustments	42	–	42
ECL allowance as at 31 December 2019	(1,812)	(32,750)	(34,562)

An analysis of changes in the ECLs for other financial assets for the year ended 31 December 2018 is as follows:

	Stage 1	Stage 3	Total

ECL allowance as at 1 January 2018	(797)	–	(797)
Net change in the allowance for the year (Note 19)	(11,467)	–	(11,467)
Foreign exchange adjustments	(314)	–	(314)
ECL allowance as at 31 December 2019	(12,578)	–	(12,578)

12. Taxation

The corporate income tax expenses comprise:

	2019	2018

Current corporate income tax expense	402,145	–
Deferred corporate income tax expense – origination and decrease of temporary differences	155,797	388,579
Corporate income tax expense	557,942	388,579

The Republic of Kazakhstan was only one tax jurisdiction in which the Group’s income is taxable. In accordance with tax legislation the applied corporate income tax rate is 20% in 2019 and 2018.

The reconciliation between the corporate income tax expense in the accompanying consolidated financial statements and profit before corporate income tax multiplied by the statutory tax rate for the periods ended 31 December is as follows:

	2019	2018

Profit before corporate income tax expense	2,560,738	1,808,265
Statutory tax rate	20%	20%
Theoretical corporate income tax expense at the statutory rate	512,148	361,653

Non-deductible interest expenses on preferred shares	16,000	16,000
Non-deductible administrative expenses	24,860	7,281
Other permanent differences	4,934	3,645
Corporate income tax expense	557,942	388,579

As at 31 December 2019, current corporate income tax liabilities comprised KZT 209,187 thousand (31 December 2018: current corporate income tax assets comprised KZT 133,801 thousand).

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

12.  Taxation (continued)

Deferred corporate income tax assets and liabilities, and their movement for respective years comprised the following at 31 December:

Tax effect of deductible temporary differences	2017	Impact of adopting IFRS 9	Origination and reversal of temporary differences within profit or loss	2018	Origination and reversal of temporary differences within profit or loss	2019

Loans to customers	–	151,485	(2,838)	148,647	(44,548)	104,099
Tax losses carried forward	10,817	–	137,667	148,484	(148,484)	–
Other assets	–	–	25,054	25,054	6,626	31,680
Amounts due to banks and other financial institutions	40	–	40	80	(67)	13
Right-of-use assets	–	–	–	–	20,052	20,052
Other liabilities	11,816	–	42,328	54,144	37,163	91,307
Deferred tax asset	22,673	151,485	202,251	376,409	(129,258)	247,151

Tax effect of taxable temporary differences
Loans to customers	(274,649)	–	274,649	–	–	–
Property and equipment and intangible assets	(500,749)	–	(61,361)	(562,110)	(26,644)	(588,754)
Amounts due to banks and other financial institutions	–	–	(584,058)	(584,058)	(9,267)	(593,325)
Subordinated loan	(131,429)	–	(220,060)	(351,489)	9,372	(342,117)
Deferred tax liability	(906,827)	–	(590,830)	(1,497,657)	(26,539)	(1,524,196)
Deferred corporate income tax liabilities	(884,154)	151,485	(388,579)	(1,121,248)	(155,797)	(1,277,045)

In accordance with the effective tax legislation of the Republic of Kazakhstan, tax losses are carried forward for a period of ten years.

13. Amounts due to banks and other financial institutions

Amounts due from banks and other financial institutions comprise:

	31 December 2019	31 December 2018

Loans and deposits from governmental organisations	7,933,858	7,868,144
Loans from international financial institutions	1,177,661	3,041,434
Amounts due to banks and other financial institutions	9,111,519	10,909,578

As at 31 December 2019, loans and deposits from governmental institutions included loans from Entrepreneurship Development Fund “Damu” JSC in the amount of KZT 5,721,225 thousand (31 December 2018: KZT 6,572,886 thousand) as part of the state program for supporting small and medium businesses by the banking sector, as well as deposits in the amount of KZT 2,212,633 thousand received from Kazakhstan Sustainability Fund JSC as part of the state program to refinance mortgage loans to customers (31 December 2018: KZT 1,295,258 thousand). Deposits attracted by the Group from Kazakhstan Sustainability Fund JSC are expressed in tenge, have a nominal interest rate of 0.1% per annum and are repayable in 2038. The funds were received at below-market interest rates to recover losses from refinancing mortgage loans to customers on non-market terms. The fair value of deposits at initial recognition was determined by the Group using market rates from 13.0% to 13.5% per annum (in 2018: 14.5% per annum). The difference between the nominal and fair value of deposits at initial recognition in the amount of KZT 84,061 thousand (in 2018: KZT 2,920,290 thousand) was recorded by the Group as “Gain from government grant” in the consolidated statement of comprehensive income. The loans attracted from Entrepreneurship Development Fund “Damu” JSC are denominated in tenge, bear interest rates of 3.0% to 9.58% per annum and mature in 2022-2023.

As at 31 December 2019, loans from international financial institutions comprise loans received from the European Bank for Reconstruction and Development in the amount of KZT 1,177,661 thousand (31 December 2018: KZT 3,041,434 thousand). The loans are denominated in KZT, bear interest rate of 7.95% per annum and mature in 2020.

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

14. Amounts due to customers

Amounts due to customers comprise:

	31 December 2019	31 December 2018
Current accounts and demand deposits
- Retail customers	2,435,282	1,748,597
- Corporate customers	16,458,064	16,466,053

Time deposits
- Retail customers	33,629,202	30,072,092
- Corporate customers	30,225,503	47,750,214

Guarantee deposits
- Retail customers	1,659,251	3,654,509
- Corporate customers	1,394,996	840,719
	85,802,298	100,532,184

Held as security against loans to customers	1,441,500	3,488,715
Held as security against guarantees (Note 23)	1,612,747	1,006,513

Below is the breakdown of due to customers by industry sectors:

	31 December 2019		31 December 2018
	Amount	%	Amount	%

Individuals	37,723,735	43.9%	35,475,198	35.3%
Rent	6,361,162	7.4%	4,383,255	4.4%
Mining industry	6,144,578	7.2%	4,739,670	4.7%
Real estate construction	4,401,961	5.1%	3,287,824	3.3%
Insurance	3,655,804	4.3%	11,890,636	11.8%
Financial services	3,261,913	3.8%	9,713,043	9.7%
Trade	2,897,089	3.4%	3,531,945	3.5%
Production	2,853,421	3.3%	4,298,651	4.3%
Transport	2,811,617	3.3%	2,262,337	2.2%
Professional services	2,757,236	3.2%	4,506,090	4.5%
Education	1,772,274	2.1%	3,033,375	3.0%
Property	1,260,626	1.5%	906,213	0.9%
Communication and information	1,119,107	1.3%	1,357,947	1.4%
Electrical power	919,085	1.1%	6,817	0.0%
Non-commercial entities	915,066	1.1%	1,514,707	1.5%
Agriculture	310,290	0.4%	141,721	0.1%
Medical services	172,904	0.2%	45,159	0.0%
Asset management	120,737	0.1%	79,150	0.1%
Other	6,343,693	7.3%	9,358,446	9.3%
Amounts due to customers	85,802,298	100.0%	100,532,184	100.0%

As at 31 December 2019, the Group had ten major clients, which accounted for 26% of the gross balance of current accounts and deposits of clients (31 December 2018: 32%). The total aggregate amount due to such customers as at 31 December 2019 was KZT 22,395,695 thousand (31 December 2018: KZT 31,975,505 thousand).

In accordance with the Kazakh Civil Code, the Bank is obliged to repay such deposits upon demand of a depositor. According to the current conditions for accepting deposits, in cases where the term deposit is returned to the depositor upon request before the expiration of the term, the deposit interest is paid for the actual period of placing the deposit.

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

15. Subordinated debt

Subordinated debt comprises:

	31 December 2019	31 December 2018

Long-term loans	2,263,255	2,204,190
Debt component of preferred shares	1,040,000	1,040,000
Subordinated debt	3,303,255	3,244,190

Details on long-term subordinated loans received are provided below:

Creditor	Borro-wing currency	Nominal interest rate	Date of issue	Maturity	31 December 2019	31 December 2018

Global Development LLP	Tenge	7.00%	20 June2011	24 July2033	837,009	823,084
Maglink Limited	US Dollar	3.00%	28 June2011	20 June2033	364,364	352,490
Global Development LLP	Tenge	7.00%	23 June2011	24 July2033	29,448	28,949
Global Development LLP	Tenge	7.00%	29 August2016	24 July2033	1,032,434	999,667
					2,263,255	2,204,190

In December 2010 the Bank placed 1,000,000 preferred shares at the placement value of KZT 1,000 per share. These preferred shares do not have any voting rights unless payment of preferred dividends has been delayed for three months and carry a cumulative dividend of a minimum of 8% per annum, but not less than dividends on ordinary shares.

In accordance with IAS 32, if the non-redeemable preferred share establishes a contractual right to a dividend, it contains a financial liability in respect of the dividends, whereby the net present value of the obligation to distribute dividends is shown as a liability and the balance of the issue proceeds as equity. In 2019 and 2018, the dividend expense on preferred shares amounted to KZT 80,000 thousand and was classified as interest expense in accordance with IAS 32.

On 10 October 2018, the terms of the subordinated loan from Maglink Limited were revised and the interest rate was reduced from 4.00% to 3.00% per annum. On 20 December 2018, the terms of subordinated loans from Global Development LLP were revised and the interest rate was reduced from 8.75%-10.00% to 7.00% per annum. These significant changes in the terms of the financial liabilities have led to derecognition of the original liability and recognition of a new liability with difference in the carrying value of liabilities recognised in the total amount of KZT 1,121,665 thousand in profit or loss.

The fair value of modified loans at initial recognition was determined by the Bank using market interest rates of 10.77% per annum for the loan in US Dollars and 14.28% for loans denominated in tenge.

16. Other liabilities

Other liabilities comprise:

	31 December 2019	31 December 2018

Payables to suppliers	74,332	72,172
Other financial liabilities	55,655	52,022
Other financial liabilities	129,987	124,194

Accrued expenses on premiums	443,279	247,850
Accrued expenses for unused vacations	19,964	33,546
Other taxes payable other than corporate income tax	7,343	9,761
Fees and commissions of future periods on issued guarantees	13,255	43,512
Provisions	–	16,247
Other non-financial liabilities	224	162
Other non-financial liabilities	484,065	351,078
Other liabilities	614,052	475,272

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

17. Equity

As at 31 December 2019 and 2018, the Bank has 13,500,000 authorised ordinary shares. As at 31 December 2019 and 2018, outstanding ordinary shares in the amount of 9,356,140 shares were fully paid by the Shareholder at the price of placement of KZT 1 thousand per one ordinary share.

There were no dividends declared or paid on common shares in 2019.

Subject to the decision of the sole shareholder dated 10 August 2018, the Bank declared and paid dividends on ordinary shares for the year ended 31 December 2017, in the amount of KZT 457,140 thousand.

The carrying amount of one ordinary share calculated in accordance with the methodology indicated in the Listing Rules of Kazakhstan Stock Exchange as at 31 December 2019 and 2018 is presented below:

	31 December 2019			31 December 2018
Type of shares	Number of outstanding shares	Net assets (thousands of tenge)	Book value per share (tenge)	Number of outstanding shares	Net assets (thousands of tenge)	Book value per share (tenge)

Ordinary	9,356,140	15,000,818	1,603.31	9,356,140	13,030,978	1,392.77

Revaluation reserve for property and equipment

The revaluation reserve for property and equipment is used to record increases in the fair value of land and buildings and decreases to the extent that such decrease relates to an increase on the same asset previously recognised in equity.

As at 31 December 2019, the Group’s property and equipment revaluation reserve is KZT 761,249 thousand (31 December 2018: KZT 772,815 thousand).

18. Interest income and interest expense

Interest income and interest expense comprise:

	2019	2018

Interest income calculated using effective interest rate
Loans to customers	13,312,631	12,374,311
Cash and cash equivalents	302,991	370,199
Amounts due from other banks and other financial institutions	5,682	133,949
Investment securities
- measured at FVOCI	84,284	170,820
- measured at amortised cost	28,418	9,226
Other assets	68,066	29,161
Interest income	13,802,072	13,087,666

Interest expense calculated using effective interest rate
Amounts due to customers	(6,069,985)	(7,171,670)
Amounts due to banks and other financial institutions	(844,207)	(551,890)
Subordinated loan	(369,566)	(341,874)
Other interest expense	(3,447)	–
	(7,287,205)	(8,065,434)

Lease liabilities (Note 3)	(34,593)	–
Interest expense	(7,321,798)	(8,065,434)
Net interest income	6,480,274	5,022,232

In 2019, interest income on loans to customer comprises a loss from modification not resulting in derecognition in the amount of KZT 87,862 thousand (in 2018: KZT 95,080 thousand) (Note 7).

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

19. Credit loss expense

Credit loss expense on financial instruments for the year period ended 31 December 2019 comprises the following:

	Notes	Stage 1	Stage 2	Stage 3	POCI	Total

Cash and cash equivalents	5	2,941	–	–	–	2,941
Amounts due from other banks and other financial institutions	6	(933)	–	–	–	(933)
Loans to customers at amortised cost	7	77,672	(156,648)	(1,522,050)	150	(1,600,876)
Debt securities at amortised cost	8	(8,545)	–	–	–	(8,545)
Debt securities at FVOCI	8	179	–	–	–	179
Other financial assets	11	–	–	(22,026)	–	(22,026)
Credit loss expense		71,314	(156,648)	(1,544,076)	150	(1,629,260)

Credit loss expense on financial instruments for the year period ended 31 December 2018 comprises the following:

	Notes	Stage 1	Stage 2	Stage 3	POCI	Total

Cash and cash equivalents	5	(3,855)	–	–	–	(3,855)
Amounts due from other banks and other financial institutions	6	(9)	–	–	–	(9)
Loans to customers at amortised cost	7	(152,858)	74,691	(4,170,101)	(403)	(4,248,671)
Debt securities at amortised cost		239	–	–	–	239
Debt securities at FVOCI	8	744	–	–	–	744
Other financial assets	11	(11,467)	–	–	–	(11,467)
Credit loss expense		(167,206)	74,691	(4,170,101)	(403)	(4,263,019)

20. Net fee and commission income

Net fee and commission income comprises:

	2019	2018

Payment cards	789,708	203,309
Cash transactions	783,876	790,892
Settlement transactions	409,186	372,986
Guarantees issued	296,474	180,289
Opening and maintenance of customer accounts	87,322	88,697
Foreign currency transactions	65,706	55,092
Other	65,123	76,063
Fee and commission income	2,497,395	1,767,328

Transactions on customers card accounts	(974,970)	(305,826)
Settlement transactions	(78,630)	(67,313)
Transactions with securities	(4,330)	(97)
Foreign currency transactions	–	(1,361)
Other	(35,597)	(32,924)
Fee and commission expense	(1,093,527)	(407,521)
Net fee and commission income	1,403,868	1,359,807

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

21. Personnel and administrative and other operating expenses

Personnel and administrative and other operating expenses comprise:

	2019	2018

Salaries and bonuses	2,291,966	2,240,613
Social security contributions	185,124	189,692
Personnel expenses	2,477,090	2,430,305

Depreciation and amortisation (Notes 9, 10)	397,135	296,439
Technical support and software	227,214	208,559
Taxes other than corporate income tax	214,304	207,061
Membership fees	152,472	146,613
Expenses for professional services	130,847	99,944
Security	98,638	100,943
Advertising and marketing services	98,032	102,695
Communication and information services	69,155	67,236
Repair and maintenance	69,131	42,418
Rent expenses	62,632	169,918
Utilities	51,488	58,599
Impairment of inventory	38,575	–
Plastic cards issuance expenses	28,177	23,098
Business trip expenses	27,577	20,962
Office supplies	15,540	13,558
Transport	4,654	4,347
Charity	3,575	300
Entertainment	2,883	3,455
Fines and penalties	1,389	488
Loss on disposal of property and equipment	–	1,753
Other	169,911	128,119
Administrative and other operating expenses	1,863,329	1,696,505

22. Earnings per share

Basic earnings per share is calculated by dividing the net profit for the period attributable to ordinary shareholders by the weighted average number of participating shares outstanding during the period.

The following reflects the income and share data used in the basic and diluted earnings per share computations:

	2019	2018

Net profit for the year attributable to the shareholder of the Group	2,002,796	1,419,686
Weighted average number of ordinary shares for basic and diluted earnings per share computation	9,356,140	9,356,140
Basic and diluted earnings per share (in tenge)	214.06	151.74

As at 31 December 2019 and 2018, the Group did not have any financial instruments diluting earnings per share.

23. Commitments and contingencies

Operating environment

Kazakhstan continues economic reforms and development of its legal, tax and regulatory frameworks as required by a market economy. The future stability of the Kazakh economy is largely dependent upon these reforms and developments and the effectiveness of economic, financial and monetary measures undertaken by the government.

Interest rates in tenge remain high in 2019, which resulted in a reduced access to capital, a higher cost of capital, and increase in uncertainty regarding economic growth, which could negatively affect the Group’s future financial position, results of operations and business prospects. Management believes it is taking appropriate measures to support the sustainability of the Group’s business in the current circumstances.

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

23.  Commitments and contingencies (continued)

Legal

The Group is subject to various potential legal proceedings related to business operations. The Group believes that the ultimate liability, if any, arising from such actions or complaints will not have a material adverse effect on the financial position or results of operations of the Group.

The Group assesses the likelihood of material liabilities arising from individual circumstances and makes provision in its consolidated financial statements only where it is probable that events giving rise to the liability will occur and the amount of the liability can be reasonably estimated. No provision has been made in these consolidated financial statements for any of the above described contingent liabilities.

Taxation

The tax environment in the Republic of Kazakhstan is subject to change and inconsistent application and interpretations. Discrepancies in the interpretation of Kazakhstan laws and regulations of the Group and Kazakhstan authorised bodies may result in additional charge of taxes, fines and penalties.

Kazakhstan legislation and tax practices are continually evolving and are therefore subject to varying interpretations and frequent changes that may be retroactive. In certain cases, in order to determine the tax base, tax legislation refers to the provisions of IFRS, whereas the interpretation of the respective provisions of IFRS by the Kazakh tax authorities may differ from accounting policies, judgements and estimates applied by the management in preparation of these consolidated financial statements, which may result in additional tax liabilities for the Group. The tax authorities may perform a retrospective tax audit during five years after the ending of the tax year.

The Group’s management believes that its interpretations of the relevant legislation are acceptable and the Group’s tax position is justified.

Commitments and contingencies

The Group’s commitments and contingencies comprised the following:
	31 December 2019	31 December 2018
Credit related commitments
Guarantees issued	6,084,259	5,284,063
Undrawn credit lines	2,705,380	5,009,781
	8,789,639	10,293,844
Operating lease commitments
Not later than 1 year	–	16,901
From 1 to 5 years	–	3,023
	–	19,924

Capital expenditure commitments	16,711	32,867
Commitments and contingencies before deducting collateral	8,806,350	10,346,635

Less amounts due to customers held as security against guarantees (Note 14)	(1,612,747)	(1,006,513)
Commitments and contingencies	7,193,603	9,340,122

The total amount of contractual commitments on undrawn credit lines and guarantees does not necessarily represent future cash requirements, as these financial instruments may expire or terminate without being funded. The loan commitment agreements stipulate the right of the Group to unilaterally withdraw from the agreement should any conditions unfavourable to the Group arise, including deterioration of the borrower’s financial condition.

24. Risk management

Introduction

Risk management is inherent in the bank activities and is an essential element of the Group’s operations. The major risks faced by the Group are those related to market risk, credit risk, liquidity risk and operational risks.

The Group’s risk management policies aim to identify, analyse and manage the risks faced by the Group, to set appropriate risk limits and controls, and to monitor continuously risk levels and adherence to limits. Risk management policies and procedures are reviewed regularly to reflect changes in market conditions, bank products and services offered and emerging best practice.

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

24.  Risk management (continued)

Risk management structure

Board of Directors

The Board of Directors has overall responsibility for the oversight of the risk management framework, overseeing the management of key risks and reviewing its risk management policies and procedures as well as approving significantly large exposures.

Management Board

The Management Board is responsible for monitoring and implementation of risk mitigation measures and making sure that the Group operates within the established risk parameters. Moreover, the Head of Risk Management Department is responsible for the overall risk management and ensuring the implementation of common principles and methods for identifying, measuring, managing and reporting both financial and non-financial risks. He reports directly to the Chairman of the Management Board and indirectly to the Board of Directors.

Risk Committees

Credit, market and liquidity risks, both at the portfolio and transactional levels are managed and controlled through a system of Credit Committees and an Asset and Liability Management Committee (“ALCO”). For improving the efficiency of decision-making process, the Group has established a hierarchy of credit committees depending on the type and amount of risk exposure.

Credit risk department

Both external and internal risk factors are identified and managed throughout the Group. Particular attention is given to identifying the full range of risk factors and determining the level of assurance over current risk mitigation procedures. Apart from the standard credit and market risk analysis, the Risk Management Department monitors financial and non-financial risks by holding regular meetings with operational units in order to obtain expert judgments in their respective areas of expertise.

Bank Treasury

Group Treasury is responsible for managing the Group’s assets and liabilities and the overall financial structure. It is also primarily responsible for the funding and liquidity risks of the Group.

Internal audit

Risk management processes throughout the Group are audited annually by the internal audit group that examines both the adequacy of the procedures and the Group’s compliance with the procedures. Internal Audit discusses the results of all assessments with management, and reports its findings and recommendations to the Board of Directors.

Risk measurement and reporting systems

The Group’s risks are measured using a method which reflects both the expected loss likely to arise in normal circumstances and unexpected losses, which are an estimate of the ultimate actual loss based on statistical models. The models make use of probabilities derived from historical experience, adjusted to reflect the economic environment. The Group also runs worst case scenarios that would arise in the event that extreme events which are unlikely to occur do, in fact, occur.

Monitoring and controlling risks is primarily performed based on limits established by the Group. These limits reflect the business strategy and market environment of the Group as well as the level of risk that the Group is willing to accept, with additional emphasis on selected industries. In addition, the Group monitors and measures the overall risk bearing capacity in relation to the aggregate risk exposure across all risk types and activities.

Information compiled from all the businesses is examined and processed in order to analyse, control and identify early risks. This information is presented and explained to the Management Board, the Risk Committees, and the head of each business division. The report includes aggregate credit exposure, credit metric forecasts, hold limit exceptions, liquidity ratios and risk profile changes. Senior management assesses the appropriateness of the allowance for credit losses on a quarterly basis. The Board of Directors receives a comprehensive risk report once a quarter which is designed to provide all the necessary information to assess and conclude on the risks of the Group.

For all levels throughout the Group, specifically tailored risk reports are prepared and distributed in order to ensure that all business divisions have access to extensive, necessary and up-to-date information.

A daily briefing is given to the Management Board and all other relevant employees of the Group on the utilisation of market limits, proprietary investments and liquidity, plus any other risk developments.

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

24.  Risk management (continued)

Risk management structure (continued)

Risk mitigation

As part of its overall risk management, the Group uses derivatives and other instruments to manage exposures resulting from changes in foreign currencies, credit risks, and exposures arising from forecast transactions.

The Group actively uses collateral to reduce its credit risk.

Excessive risk concentration

Concentrations arise when a number of counterparties are engaged in similar business activities, or activities in the same geographic region, or have similar economic features that would cause their ability to meet contractual obligations to be similarly affected by changes in economic, political or other conditions. Concentrations indicate the relative sensitivity of the Group’s performance to developments affecting a particular industry or geographical location.

In order to avoid excessive concentrations of risks, the Group’s policies and procedures include specific guidelines to focus on maintaining a diversified portfolio.

Credit risk

Credit risk is the risk that the Group will incur a loss because its customers, clients or counterparties failed to discharge their contractual obligations. The Group manages and controls credit risk by setting limits on the amount of risk it is willing to accept for individual counterparties and for geographical and industry concentrations, and by monitoring exposures in relation to such limits.

The Group has established a credit quality review process to provide early identification of possible changes in the creditworthiness of counterparties, including regular collateral revisions. The credit quality review process allows the Group to assess the potential loss as a result of the risks to which it is exposed and take corrective action.

Credit-related commitments risks

The Group makes available to its customers guarantees which may require that the Group make payments on their behalf. Such payments are collected from customers based on the terms of the letter of credit. They expose the Group to similar risks to loans and these are mitigated by the same control processes and policies.

The maximum exposure to credit risk for the components of the consolidated statement of financial position, before the effect of mitigation through the use of master netting and collateral agreements, is best represented by their carrying amounts.

Where financial instruments are recorded at fair value, the carrying value represents the current credit risk exposure but not the maximum risk exposure that could arise in the future as a result of changes in values.

For more detail on the maximum exposure to credit risk for each class of financial instrument, references shall be made to the specific notes. The effect of collateral and other risk mitigation techniques is shown in Note 7.

Impairment assessment

The Group calculates ECL based on several probability-weighted scenarios to measure the expected cash shortfalls, discounted at an approximation to the EIR. A cash shortfall is the difference between the cash flows that are due to an entity in accordance with the contract and the cash flows that the entity expects to receive. The mechanics of the ECL calculations are outlined below and the key elements are as follows:

PD
The Probability of Default (PD) is an estimate of the likelihood of default over a given time horizon. A default may only happen at a certain time over the assessed period, if the facility has not been previously derecognised and is still in the portfolio.

EAD
The Exposure at Default (EAD) is an estimate of the exposure at a future default date, taking into account expected changes in the exposure after the reporting date, including repayments of principal and interest, whether scheduled by contract or otherwise, expected drawdowns on committed facilities, and accrued interest from missed payments.

LGD
The Loss Given Default (LGD) is an estimate of the loss arising in the case where a default occurs at a given time. It is based on the difference between the contractual cash flows due and those that the lender would expect to receive, including from the realisation of any collateral. It is usually expressed as a percentage of the EAD.

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

24.  Risk management (continued)

Credit risk (continued)

Impairment assessment (continued)

The ECL allowance is based on the credit losses expected to arise over the life of the asset (the lifetime expected credit loss or LTECL), unless there has been no significant increase in credit risk since origination, in which case, the allowance is based on the 12 months’ expected credit loss (12mECL). The 12mECL is the portion of LTECL that represent the ECLs that result from default events on a financial instrument that are possible within the 12 months after the reporting date. Both LTECL and 12mECL are calculated on either an individual basis or a collective basis, depending on the nature of the underlying portfolio of financial instruments.

The Group has established a policy to perform an assessment, at the end of each reporting period, of whether a financial instrument’s credit risk has increased significantly since initial recognition, by considering the change in the risk of default occurring over the remaining life of the financial instrument. Based on the above process, the Group groups its loans into Stage 1, Stage 2, Stage 3 and POCI, as described below:

Stage 1:	When loans are first recognised, the Group recognises an allowance based on 12mECL.
Stage 2:	When a loan has shown a significant increase in credit risk since origination, the Group records an allowance for the LTECL.
Stage 3:	Loans considered credit-impaired. The Group records an allowance for the LTECL.
POCI:
Purchased or originated credit impaired (POCI) assets are financial assets that are credit impaired on initial recognition. POCI assets are recorded at fair value at original recognition and interest revenue is subsequently recognised based on a credit-adjusted EIR. ECL are only recognised or released to the extent that there is a subsequent change in the lifetime expected credit losses.

Definition of default and cure

The Group considers a financial instrument defaulted and therefore Stage 3 (credit-impaired) for ECL calculations in all cases when the borrower becomes 60 days past due on its contractual payments.

As a part of a qualitative assessment of whether a customer is in default, the Group also considers a variety of instances that may indicate unlikeliness to pay. When such events occur, the Group carefully considers whether the event should result in treating the customer as defaulted and therefore assessed as Stage 3 for ECL calculations or whether Stage 2 is appropriate. Such events include:

●
Death of the borrower (co-borrower);

●
The debtor (or any legal entity within the debtor’s group) filing for bankruptcy application/protection;

●
The debt was restructured due to deterioration of financial condition of the borrower once or more over the last 12 months with due account for the criteria for credit quality cure;

●
Decision of the authorised body to assign a default status to a financial asset.

It is the Group’s policy to consider a financial instrument as ‘cured’ and therefore re-classified out of Stage 3 when none of the default criteria have been present at the reporting date subject to a reduction of the debt on this financial instrument as a result of the repayment of its portion, as well as in the case of restructuring, the borrower made at least three consequent contractual payments as appropriate. The decision whether to classify an asset as Stage 2 or Stage 1 once cured depends on whether this indicates there has been a significant increase in credit risk compared to initial recognition.

Treasury and interbank relationships

The Group’s treasury and interbank relationships and counterparties comprise financial services institutions, banks, broker-dealers, exchanges and clearing-houses. For these relationships, the Group’s Risk Management Department analyses publicly available information such as external ratings of international rating agencies, which serve as the basis for certain ECL.

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

24.  Risk management (continued)

Credit risk (continued)

Lending to small and medium-sized businesses

In case of lending to small and medium-sized businesses, the borrowers’ assessment is carried out by an employee of the Risk Management Department who is responsible for credit risks. Credit risk assessment is based on the Ranking Policy, which involves assigning a credit rating to a Borrower according to the following principles for determining and evaluating credit risks assumed by the Bank:

Rating	Rating requirements / criteria

A	Not overdue by more than 15 days; The borrower (Group of related persons) is not registered in the offshore zone.
B	Overdue from 15 to 30 days; The borrower (Group of related persons) is not registered in the offshore zone.
C	Overdue by more than 30 days with any type of collateral; The collateral is farther than 80 km from the regional center or city of national significance.
D	Overdue from 60 to 90 days with any type of collateral.
E	Overdue by more than 90 days with any type of collateral; Borrower defaulted; The borrower (Group of related persons) is registered in the offshore zone.

Retail lending

Retail lending includes unsecured loans to individuals, credit cards, overdrafts and loans secured by real estate. Evaluation of unsecured products is carried out using an automated scoring system based on qualitative and quantitative indicators. The main indicators used in the models are as follows: length of employment at the last job, credit history, frequency of pension contributions, education, marital status, as well as the ratio of the amount of the contribution on the expected loan to the average monthly income of the client. Evaluation of products secured by real estate is carried out by determining the level of solvency and the ratio of the loan to the collateral value of the collateral.

Exposure at default

The exposure at default (EAD) represents the gross carrying amount of the financial instruments subject to the impairment calculation, addressing both the client’s ability to increase its exposure while approaching default and potential early repayments too. To calculate the EAD for a Stage 1 loan, the Group assesses the possible default events within 12 months for the calculation of the 12mECL. For Stage 2, Stage 3 and POCI financial assets, the exposure at default is considered for events over the lifetime of the instruments.

The Group determines EADs by modelling the range of possible exposure outcomes at various points in time, corresponding the multiple scenarios. The IFRS 9 PDs are then assigned to each economic scenario based on the outcome of Group’s models.

The Group’s product offering for its clients, small and medium-sized businesses, and retail customers includes a variety of overdraft and credit cards facilities, in which the Group has the right to cancel and/or reduce the facilities. The Group does not limit its exposure to credit losses to the contractual notice period, but, instead calculates ECL over a period that reflects the Group’s expectations of the customer behaviour, its likelihood of default and the Group’s future risk mitigation procedures, which could include reducing or cancelling the facilities. The interest rate used to discount the ECLs for credit cards is based on the average effective interest rate that is expected to be charged over the expected period of exposure to the facilities.

Loss given default

For lending to small and medium businesses, LGD values are assessed at least monthly by account managers and reviewed and approved by the Risk Management Department.

The credit risk assessment is based on a standardised LGD assessment framework that results in a certain LGD rate. These LGD rates take into account the expected EAD in comparison to the amount expected to be recovered or realised from any collateral held.

The Group segments its retail lending products into smaller homogeneous portfolios, based on key characteristics that are relevant to the estimation of future cash flows. The applied data is based on historically collected loss data and involves a wider set of transaction characteristics (e.g., product type, wider range of collateral types) as well as borrower characteristics.

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

24.  Risk management (continued)

Credit risk (continued)

Loss given default (continued)

Where appropriate, further recent data and forward-looking economic scenarios are used in order to determine the IFRS 9 LGD rate for each group of financial instruments. When assessing forward-looking information, the expectation is based on multiple scenarios. Examples of key inputs involve changes in, collateral values including property prices for mortgages, payment status or other factors that are indicative of losses in the group.

LGD rates are estimated for the Stage 1, Stage 2, Stage 3 and POCI segment of each asset class. The inputs for these LGD rates are estimated and, where possible, calibrated through back testing against recent recoveries.

Significant increase in credit risk

The Group continuously monitors all assets subject to ECLs. In order to determine whether an instrument or a portfolio of instruments is subject to 12mECL or LTECL, the Group assesses whether there has been a significant increase in credit risk since initial recognition.

If contractual payments are more than 30 days past due, the credit risk is deemed to have increased significantly since initial recognition.

Grouping financial assets measured on a collective basis

Dependent on the factors below, the Group calculates ECLs either on a collective or on an individual basis.

Asset classes where the Group calculates ECL on an individual basis include:

●
All Stage 3 assets, regardless of the class of financial assets;

●
The treasury and interbank relationships (such as amounts due from banks, cash equivalents and debt investment securities at amortised cost and FVOCI);

●
Exposures that have been classified as POCI when the original loan was derecognised and a new loan was recognised as a result of a credit driven debt restructuring;

●
Financial assets whose gross carrying value at the reporting date exceeds 0.2% of the Bank’s equity, but not less than KZT 50 million.

Asset classes where the Group calculates ECL on a collective basis include:

●
Financial assets that are not subject to individual assessment.

The Group groups these exposures into smaller homogeneous portfolios, based on a combination of internal and external characteristics of the loans, for example internal grade, overdue bucket, product type, loan-to-value ratios, or borrower’s industry.

Forward-looking information and multiple economic scenarios

In its ECL models, the Group relies on a broad range of forward-looking information as economic inputs, such as:

●
Index of the physical volume of gross domestic product using the production method;

●
Volume of production of oil and gas condensate;

●
Base rates of the NBRK;

●
Unemployment rates;

●
Inflation.

The inputs and models used for calculating ECLs may not always capture all characteristics of the market at the date of the financial statements. To reflect this, qualitative adjustments or overlays are occasionally made as temporary adjustments when such differences are significantly material.

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

24.  Risk management (continued)

Credit risk (continued)

Forward-looking information and multiple economic scenarios (continued)

The Group obtains the forward-looking information from third party sources (external rating agencies, governmental bodies e.g. NBRK and international financial institutions). Experts of the Group’s Risk Management Department determine the weights attributable to the multiple scenarios. The tables show the values of the key forward looking economic variables/assumptions used in each of the economic scenarios for the ECL calculations.

Key drivers	2020	2021	2022	Subsequent years

Growth in the index of the physical volume of gross domestic product using the production method, %	104.0	104.2	104.1	104.5
Volume of production of oil and gas condensate	89.0	90.0	90.0	99.0
Base rates of the NBRK, %	9.3	9.3	9.3	9.3
Unemployment rate, %	4.8	4.8	4.8	4.8
Inflation, %	3.5	3.5	3.5	3.5

Market risk

Market risk is the risk that the fair value or future cash flows of financial instruments will fluctuate due to changes in market prices. Market risks comprise currency risk, profit rate risk and other price risks. Market risk arises from open positions in profit rate, currency and equity financial instruments, which are exposed to general and specific market movements and changes in the level of volatility of market prices.

The objective of market risk management is to manage and control market risk exposures within acceptable parameters, whilst optimising the return on risk.

ALCO is responsible for market risk management. Market risk limits are approved by the ALCO based on recommendations of the Risk Management Department and subsequently agreed by the Board of Directors.

The Group manages its market risk by setting open position limits in relation to financial instrument, interest rate maturity and currency positions and stop-loss limits which are monitored on a regular basis and reviewed and approved by the Management Board and Board of Directors.

In addition, the Group uses a wide range of stress tests to model the financial impact of a variety of exceptional market scenarios on individual trading portfolios and the overall position. Stress tests provide an indication of the potential size of losses that could arise in extreme conditions. The stress tests carried out by the Group include risk factor stress testing, where stress movements are applied to each risk category, and ad hoc stress testing, which includes applying possible stress events to specific positions.

Interest rate risk is also managed by monitoring the interest rate gap and is supplemented by monitoring the sensitivity of net interest margin to various standard and non-standard interest rate scenarios.

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of financial instruments will fluctuate due to changes in market interest rates. The Group is exposed to the effects of fluctuations in the prevailing levels of market profit rates on its financial position and cash flows. Interest margins may increase as a result of such changes, but may also reduce or create losses in the event that unexpected movements occur.

Interest rate gap analysis

Interest rate risk is managed principally through monitoring interest rate gaps. As the majority of the financial instruments bear fixed interest rates the interest gap analysis is similar to the maturity analysis.

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

24.  Risk management (continued)

Market risk (continued)

Currency risk

The Group has assets and liabilities denominated in several foreign currencies.

Currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates. Despite the fact that the Group hedges its exposure to currency risk, such transactions do not qualify as hedging relationships in accordance with IFRS.

The currency position of the Group as at 31 December 2019 is presented below:

	Tenge	US Dollar	Russian rouble	Euro	Chinese yuan	Total
Assets
Cash and cash equivalents	12,681,954	19,754,007	226,777	773,805	11,979	33,448,522
Amounts due from other banks and other financial institutions	374,145	402,063	–	–	–	776,208
Loans to customers	66,965,480	1,158,731	–	116	–	68,124,327
Investment securities	–	3,785,045	–	–	–	3,785,045
Other monetary assets	501,901	163	–	–	–	502,064
Total assets	80,523,480	25,100,009	226,777	773,921	11,979	106,636,166

Amounts due to banks and other financial institutions	9,111,519	–	–	–	–	9,111,519
Amounts due to customers	54,991,226	29,957,929	66,835	786,266	42	85,802,298
Subordinated loan	2,938,891	364,364	–	–	–	3,303,255
Other monetary liabilities	125,766	139	4,005	77	–	129,987
Total liabilities	67,167,402	30,322,432	70,840	786,343	42	98,347,059

Position on transactions in foreign currencies	–	5,738,850	–	–	–	5,738,850
Net position	13,356,078	516,427	155,937	(12,422)	11,937	14,027,957

The currency position of the Group as at 31 December 2018 is presented below:

	Tenge	US Dollar	Russian rouble	Euro	Chinese yuan	Total
Assets
Cash and cash equivalents	9,161,613	33,655,721	172,955	336,713	17205	43,344,207
Amounts due from other banks and other financial institutions	200,000	354,244	–	–	–	554,244
Loans to customers	72,976,570	1,627,868	–	–	–	74,604,438
Investment securities	1,655,460	–	–	–	–	1,655,460
Other monetary assets	281,570	1,060	–	–	–	282,630
Total assets	84,275,213	35,638,893	172,955	336,713	17,205	120,440,979

Amounts due to banks and other financial institutions	10,909,578	–	–	–	–	10,909,578
Amounts due to customers	65,357,327	34,797,003	49,150	328,704	–	100,532,184
Subordinated loan	2,891,700	352,490	–	–	–	3,244,190
Other monetary liabilities	129,840	74	–	73	–	129,987
Total liabilities	79,288,445	35,149,567	49,150	328,777	–	114,815,939
Net position	4,986,768	489,326	123,805	7,936	17,205	5,625,040

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

24.  Risk management (continued)

Market risk (continued)

Currency risk (continued)

The tables below indicate the currencies to which the Group had significant exposure at 31 December on its non-trading monetary assets and liabilities and its forecast cash flows. This analysis is on a net of tax basis and is based on foreign currency exchange rate variances that the Group considered to be reasonably possible at the end of the reporting period. The analysis assumes that all other variables, in particular interest rates, remain constant. Negative amounts in the table reflect a potential net reduction in income or equity, while a positive amount reflects a net potential increase.

	2019		2018
Currency	Increase in currency rate in %	Effect on profit before tax	Increase in currency rate in %	Effect on profit before tax

USD	12.00%	61,971	14.00%	68,506
EUR	12.00%	(1,491)	14.00%	1,111
RUR	12.00%	18,712	14.00%	17,333

	2019		2018
Currency	Decrease in currency rate in %	Effect on profit before tax	Decrease in currency rate in %	Effect on profit before tax

USD	(9.00%)	(46,478)	(10.00%)	(48,933)
EUR	(9.00%)	1,118	(10.00%)	(794)
RUR	(12.00%)	(18,712)	(9.00%)	(11,142)

Operational risk

Operational risk is the risk of loss arising from systems failure, human error, fraud or external events. When controls fail to perform, operational risks can cause damage to reputation, have legal or regulatory implications, or lead to financial loss. The Group cannot expect to eliminate all operational risks, but a control framework and monitoring and responding to potential risks could be effective tools to manage the risks. Controls should include effective segregation of duties, access, authorisation and reconciliation procedures, staff education and assessment processes, including the use of internal audit.

Liquidity risk

Liquidity risk is the risk that the Group may encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. Liquidity risk exists when the maturities of assets and liabilities do not match. The matching and/or controlled mismatching of the maturities and interest rates of assets and liabilities is fundamental to liquidity risk management. It is unusual for financial institutions ever to be completely matched since business transacted is often of an uncertain term and of different types. An unmatched position potentially enhances profitability, but can also increase the risk of losses.

The Group maintains liquidity management with the objective of ensuring that funds will be available at all times to honour all cash flow obligations as they become due. Liquidity risk management policy is reviewed and approved by the Board of Directors.

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

24.  Risk management (continued)

Liquidity risk (continued)

The Group seeks to actively support a diversified and stable funding base comprising issued debt securities, long-term and short-term loans from other banks, deposits of the main corporate customers and individuals as well as diversified portfolios of highly liquid assets, in order to be able to respond quickly and smoothly to unforeseen liquidity requirements. Liquidity risk management policy includes:

●
Projecting cash flows by major currencies and considering the level of liquid assets necessary in relation thereto;

●
Maintaining a diverse range of funding sources;

●
Managing the concentration and profile of debts;

●
Maintaining debt financing plans;

●
Maintaining a portfolio of highly marketable assets that can easily be liquidated as protection against any interruption to cash flow;

●
Maintaining liquidity and funding contingency plans.

●
Monitoring liquidity ratios against regulatory requirements.

The Bank Treasury receives information from business units regarding the liquidity profile of their financial assets and liabilities and details of other projected cash flows arising from projected future business. The Treasury then provides for an adequate portfolio of short-term liquid assets to be maintained, largely made up of short-term liquid trading securities, loans to banks and other inter-bank facilities, to ensure that sufficient liquidity is maintained within the Group as a whole.

The daily liquidity position is monitored and regular liquidity stress testing under a variety of scenarios covering both normal and more unfavourable market conditions is performed by the Treasury. Under normal market conditions, liquidity reports covering the liquidity position are presented to senior management on a monthly basis. Decisions on liquidity management are made by the ALCO and implemented by the Treasury.

Analysis of financial liabilities by remaining contractual maturities

The table below summarises the maturity profile of the Group’s financial liabilities at 31 December 2019 and 2018, based on contractual undiscounted payments. Liabilities repayable subject to notice are treated as if notice were to be given immediately. However, the Group expects that many customers will not request repayment on the earliest date the Group could be required to pay and the table does not reflect the expected cash flows indicated by the Group’s deposit retention history.

	31 December 2019
Financial liabilities	On demand	Less than 3 months	3 months to 12 months	1 to 5 years	Over 5 years	Total

Amounts due to banks and other financial institutions	39,806	585,315	6,242,025	1,355,561	7,096,125	15,318,832
Amounts due to customers	24,850,353	7,971,644	38,847,179	21,400,322	–	93,069,498
Subordinated debt	5,739	58,998	180,045	925,730	6,053,146	7,223,658
Other financial liabilities	17,002	357	112,363	265	–	129,987
Total undiscounted financial liabilities	24,912,900	8,616,314	45,381,607	23,681,883	13,149,271	115,741,975

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

24.  Risk management (continued)

Liquidity risk (continued)

Analysis of financial liabilities by remaining contractual maturities (continued)

	31 December 2018
Financial liabilities	On demand	Less than 3 months	3 months to 12 months	1 to 5 years	Over 5 years	Total

Amounts due to banks and other financial institutions	–	609,898	2,304,041	8,176,240	4,679,841	15,770,020
Amounts due to customers	18,386,247	26,425,151	40,564,384	20,425,242	1,771,404	107,572,428
Subordinated debt	–	39,547	189,561	1,099,853	6,190,337	7,519,298
Other financial liabilities	4,869	119,325	–	–	–	124,194
Total undiscounted financial liabilities	18,391,116	27,193,921	43,057,986	29,701,335	12,641,582	130,985,940

In accordance with Kazakhstan legislation, depositors can withdraw their term deposits at any time, losing in most of the cases the accrued interest income. The Group expects that many customers will not request repayment on the earliest date the Group could be required to pay. Accordingly, in the above table, deposits of individuals are presented in accordance with contractual terms with consideration of this assumption.

Management expects that the repayment of liabilities and disposal of assets may be different from their contractual terms either because management has the discretionary ability to manage the cash flows or because past experience indicates that cash flows on these financial assets and liabilities may differ from contractual terms.

25. Fair value measurement

Fair value measurement procedures

For the purpose of significant assets evaluation, such as real estate, external appraisers are engaged. The Group’s Managing Board decides is external appraisers should be engaged. Selection criteria include market knowledge, reputation, independence and whether professional standards are maintained. Valuers are normally rotated every three years.

At each reporting date, the Group analyses the movements in the values of assets and liabilities which are required to be re-measured or re-assessed as per the Group’s accounting policies. For this analysis, the Group verifies the major inputs applied in the latest valuation by agreeing the information in the valuation computation to contracts and other relevant documents. The Group, in conjunction with the Group’s external valuers, also compares each the changes in the fair value of each asset and liability with relevant external sources to determine whether the change is reasonable. On a periodic basis, the Group and the Group’s external appraisers present the valuation results to the Audit Committee. This includes a discussion of the major assumptions used in the valuations.

For the purpose of fair value disclosures, the Group has determined classes of assets and liabilities on the basis of the nature, characteristics and risks of the asset or liability and the level of the fair value hierarchy as explained above.

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

25.  Fair value measurement (continued)

Fair value hierarchy

		Fair value measurement using
31 December 2019	Date of valuation	Quoted prices in active markets (Level 1)	Significant observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total

Assets measured at fair value
Property and equipment – land and buildings	12 October 2016	–	5,517,342	–	5,517,342
Financial instruments at fair value through profit or loss	31 December 2019	9,626	–	–	9,626

Assets for which fair values are disclosed
Cash and cash equivalents	31 December 2019	33,448,522	–	–	33,448,522
Amounts due from other banks and other financial institutions	31 December 2019	–	776,208	–	776,208
Loans to customers	31 December 2019	–	–	76,825,946	76,825,946
Investment securities measured at amortised cost	31 December 2019	3,837,476	–	–	3,837,476
Other financial assets	31 December 2019	–	–	476,449	476,449

Liabilities for which fair values are disclosed
Amounts due to banks and other financial institutions	31 December 2019	–	9,028,965	–	9,028,965
Amounts due to customers	31 December 2019	–	86,220,104	–	86,220,104
Subordinated debt	31 December 2019	–	3,660,095	–	3,660,095
Lease liabilities	31 December 2019	–	226,456	–	226,456
Other financial liabilities	31 December 2019	–	–	129,987	129,987

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

25.  Fair value measurement (continued)

Fair value hierarchy (continued)

		Fair value measurement using
31 December 2018	Date of valuation	Quoted prices in active markets (Level 1)	Significant observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total

Assets measured at fair value
Property and equipment – land and buildings	12 October 2016	–	5,603,136	–	5,603,136
Debt securities measured at FVOCI	31 December 2018	1,655,460	–	–	1,655,460

Assets for which fair values are disclosed
Cash and cash equivalents	31 December 2018	–	43,344,207	–	43,344,207
Amounts due from other banks and other financial institutions	31 December 2018	–	554,244	–	554,244
Loans to customers	31 December 2018	–	–	83,702,981	83,702,981
Other financial assets	31 December 2018	–	–	282,019	282,019

Liabilities for which fair values are disclosed
Amounts due to banks and other financial institutions	31 December 2018	–	10,909,578	–	10,909,578
Amounts due to customers	31 December 2018	–	103,186,128	–	103,186,128
Subordinated debt	31 December 2018	–	3,244,190	–	3,244,190
Lease liabilities	31 December 2018	–	–	–	–
Other financial liabilities	31 December 2018	–	–	124,194	124,194

During 2019 and 2018, there was no movement between levels of the hierarchy model of the fair value for financial assets and liabilities shown at fair value.

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

25.  Fair value measurement (continued)

Fair value of financial assets and liabilities not carried at fair value

Set out below is a comparison by class of the carrying amounts and fair values of the Group’s financial instruments that are not carried at fair value in the consolidated statement of financial position. The table does not include the fair values of non-financial assets and non-financial liabilities.

	31 December 2019			31 December 2018
	Carrying amount	Fair value	Unrecog-nisedgain/(loss)	Carrying amount	Fair value	Unrecog-nisedgain/(loss)
Financial assets
Cash and cash equivalents	33,448,522	33,448,522	–	43,344,207	43,344,207	–
Amounts due from other banks and other financial institutions	776,208	776,208	–	554,244	554,244	–
Loans to customers	68,124,327	76,825,946	8,701,619	74,604,438	83,702,981	9,098,543
Investment securities measured at amortised cost	3,785,045	3,837,476	52,431	–	–	–
Other financial assets	502,064	476,449	(25,615)	282,630	282,019	(611)

Financial liabilities
Amounts due to banks and other financial institutions	9,111,519	9,028,965	82,554	10,909,578	10,909,578	–
Amounts due to customers	85,802,298	86,220,104	(417,806)	100,532,184	103,186,128	(2,653,944)
Subordinated debt	3,303,255	3,660,095	(356,840)	3,244,190	3,244,190	–
Lease liabilities	226,456	226,456	–	–	–	–
Other financial liabilities	129,987	129,987	–	124,194	124,194	–
Total unrecognised change in unrealised fair value			8,036,343			6,443,988

Valuation techniques and assumptions

The following describes the methodologies and assumptions used to determine fair values for assets and liabilities recorded at fair value in the financial statements and those items that are not measured at fair value in the statement of financial position, but whose fair value is disclosed.

Assets for which fair value approximates carrying value

For financial assets and financial liabilities that are liquid or having a short-term maturity (less than three months) it is assumed that the carrying amounts approximate to their fair value. This assumption is also applied to demand deposits and savings accounts without a specific maturity.

Investment securities measured at FVOCI

Investment securities at FVOCI valued using a valuation technique or pricing models primarily consist of short-term securities. The cost of these assets is determined using the models, which comprise, solely, data observable at the market.

Financial assets and financial liabilities carried at amortised cost

Fair value of the quoted notes and bonds is based on price quotations at the reporting date. The fair value of unquoted instruments, loans to customers, customer funds, amounts due from other banks and other financial institutions, amounts due to banks and other financial institutions, subordinated loans, other financial assets and liabilities is estimated by discounting future cash flows using rates currently available for debt on similar terms, credit risk and remaining maturities.

Property and equipment – land and buildings

The fair value of land and buildings owned by the Group is based on valuations performed by an accredited independent valuer. The fair value of the Group’s land and buildings was determined by using market comparable method. This means that valuations performed by the valuer are based on market transaction prices, adjusted for difference in the nature, location or condition of the specific property.

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

26. Maturity analysis of assets and liabilities

The table below shows the expected maturity profile of assets and liabilities as at 31 December 2019 and 2018. See Note 24 for the Group’s contractual undiscounted repayment obligations.

	31 December 2019			31 December 2018
	Less than 12 months	Over 12 months	Total	Less than 12 months	Over 12 months	Total
Assets
Cash and cash equivalents	33,448,522	–	33,448,522	43,344,207	–	43,344,207
Amounts due from other banks and other financial institutions	776,208	–	776,208	554,244	–	554,244
Loans to customers	10,983,406	57,140,921	68,124,327	8,769,420	65,835,018	74,604,438
Investment securities measured at fair value through other comprehensive income	–	–	–	1,655,460	–	1,655,460
Investment securities measured at amortised cost	29,364	3,755,681	3,785,045	–	–	–
Property and equipment	–	6,457,813	6,457,813	–	6,367,860	6,367,860
Intangible assets	–	1,156,968	1,156,968	–	1,121,630	1,121,630
Current corporate income tax assets	–	–	–	133,801	–	133,801
Other assets	2,645,483	316,858	2,962,341	2,653,440	–	2,653,440
Total assets	47,882,983	68,828,241	116,711,224	57,110,572	73,324,508	130,435,080

Liabilities
Financial instruments at fair value through profit or loss	9,626	–	9,626	–	–	–
Amounts due to banks and other financial institutions	6,254,414	2,857,105	9,111,519	1,171,610	9,737,968	10,909,578
Amounts due to customers	70,620,056	15,182,242	85,802,298	81,228,350	19,303,834	100,532,184
Subordinated debt	88,360	3,214,895	3,303,255	72,943	3,171,247	3,244,190
Current corporate income tax liabilities	209,187	–	209,187	–	–	–
Deferred corporate income tax liabilities	–	1,277,045	1,277,045	–	1,121,248	1,121,248
Lease liabilities	96,492	129,964	226,456	–	–	–
Other liabilities	614,052	–	614,052	475,272	–	475,272
Total liabilities	77,892,187	22,661,251	100,553,438	82,948,175	33,334,297	116,282,472
Net position	(30,009,204)	46,166,990	16,157,786	(25,837,603)	39,990,211	14,152,608

The Group’s ability to repay its liabilities relies on its ability to realise an equivalent amount of assets within the same period of time. As at 31 December 2019, the Group has a negative liquidity gap of KZT 30,009,204 thousand within a year (31 December 2018: KZT 25,837,603 thousand).

Repayments which are subject to notice are treated in the table above as if notice were to be given immediately. However, the Group expects that many customers will not request repayment on the earliest date the Group could be required to pay and the table does not reflect the expected cash flows indicated by the Group’s history of retention of amounts due to customers.

27. Related party disclosures

In accordance with IAS 24 Related Party Disclosures, parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party in making financial or operational decisions. In considering each possible related party relationship, attention is directed to the substance of the relationship, not merely the legal form.

The Group’s related parties comprise counterparties that are the Group’s shareholders, and members of the Board of Directors and Managing Board. Other related parties comprise: companies with which the Group has significant shareholders in common; companies in which a substantial interest in the voting power is owned, directly or indirectly, by shareholders of the Group or by individuals which have significant influence over the Group, or anyone expected to influence, or be influenced by, that person in their dealings with the Group.

Related parties may enter into transactions which unrelated parties might not. Prices and terms of such transactions may differ from prices and terms of transactions between unrelated parties.

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

27.  Related party disclosures (continued)

Balance of related party transactions as at 31 December 2019 and 2018 is presented below:

	31 December 2019
	Parent	Key management personnel	Other related parties
Assets
Cash and cash equivalents	849,567	–	–
Loans to customers before ECL allowance	–	5,180	57,733

ECL allowance	–	(105)	(71)
Loans to customers	–	5,075	57,662

Liabilities
Amounts due to customers	–	223,497	1,983,912
Subordinated debt	–	–	1,040,000

	31 December 2018
	Parent	Key management personnel	Other related parties
Assets
Amounts due from other banks and other financial institutions	–	–	684,780
Loans to customers before ECL allowance	–	13,362	62,999

ECL allowance	–	–	(13)
Loans to customers	–	13,362	62,986

Liabilities
Amounts due to customers	576,002	281,379	4,284,927
Subordinated debt	–	–	1,040,000

The income and expense items on transactions with related parties for the years ended 31 December 2019 and 2018 were as follows:

	31 December 2019			31 December 2018
	Parent	Key manage-ment personnel	Other related parties	Parent	Key manage-ment personnel	Other related parties
Interest income on loans to customers	–	721	9,100	–	461	10,008
Credit loss expense	–	(105)	(71)	–	–	(13)
Interest expenses on amounts due to other banks and other financial institutions	(47,597)	–	–	–	–	–
Interest expense on amounts due to customers	–	(4,184)	(95,867)	–	(4,072)	(188,083)
Interest expense on subordinated debt	–	–	(80,000)	–	–	(80,000)
Net fee and commission (expense)/income	(49,925)	724	12,735	483	109	(27,740)
Net gains from foreign currencies	–	256	114,480	2,597	154	20,011
Other operating income/ (expenses)	880	–	(5,195)	6,903	–	(7,576)

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

27.  Related party disclosures (continued)

As at 31 December 2019 and 2018, interest rates and maturity dates on transactions with related parties are as follows:

	31 December 2019			31 December 2018
	Parent	Key manage-ment personnel	Other related parties	Parent	Key manage-ment personnel	Other related parties
Loans to customers
Maturity	–	2022	2020-2028	–	–	2020-2028
Annual interest rate in tenge	–	13.80%	13.90%	–	–	14.32%

Cash and cash equivalents
Maturity	–	–	–	–	–	–
Annual interest rate in tenge	0.00%	–	–	0.00%	–	–

Amounts due to customers
Maturity	–	2020-2022	2020-2021	2019	2019-2020	2019-2020
Annual interest rate in tenge	–	7.10%	6.0%	–	7.94%	6.43%
Annual interest rate in USD/EUR	–	1.80%	0.4%	0.01%	1.68%	0.93%

Subordinated debt
Maturity	–	–	2033	–	–	2033
Annual interest rate in tenge	–	–	8.00%	–	–	8.00%

Below is information on compensation to 8 members of key management personnel at 31 December (in 2018: 8 members) of key management personnel:

	2019	2018

Salaries and other short-term benefits	529,153	337,884
Social security contributions	21,166	30,958
Total	550,319	368,842

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

28. Changes in liabilities arising from financing activities

	Subordinated debt	Total liabilities arising from financing activities

Carrying amount as at 31 December 2017	4,241,452	4,241,452
Foreign exchange adjustments	104,237	104,237
Income from recognition of subordinated loan at fair value	(1,121,665)	(1,121,665)
Other	20,166	20,166
Carrying amount as at 31 December 2018	3,244,190	3,244,190

Foreign exchange adjustments	(1,518)	(1,518)
Other	60,583	60,583
Carrying amount at 31 December 2019	3,303,255	3,303,255

“Other” represents the effect of interest accrued but not yet paid. The Group classifies interest paid as cash flows from operating activities.

29. Capital adequacy

The Group maintains an actively managed capital base to cover risks inherent in the business. The adequacy of the Bank’s capital is monitored using, among other measures, the norms established by the NBRK in supervising the Bank.

The primary objectives of the Bank’s capital management are to ensure that the Bank complies with externally imposed capital requirements and that the Bank maintains strong credit ratings and healthy capital ratios in order to support its business and to maximise shareholders’ value.

The Group manages its capital structure and makes adjustments to it in the light of changes in economic conditions and the risk characteristics of its activities.

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

 (thousands of tenge)

29.  Capital adequacy (continued)

Under the current capital requirements set by the NBRK, banks have to maintain:

●
A ratio of basic capital to the sum of credit risk weighted assets and contingent liabilities, market risk and a quantitative measure of operating risk weighted assets and contingent liabilities and (k1.1);

●
A ratio of tier 1 capital less investments to the sum of credit risk-weighted assets and contingent liabilities, market risk and a quantitative measure of operational risk weighted assets, contingent assets and liabilities (k1.2);

●
A ratio of statutory capital to the sum of credit risk weighted assets and contingent liabilities, market risk and a quantitative measure of operating risk weighted assets and contingent liabilities and (k2).

Investments for the purposes of calculation of the above ratios represent investments into share capital (interest in the share capital) of a legal entity and subordinated debt of a legal entity if their total exceeds 10% of the total of tier 1 and tier 2 capital of the Bank.

As at 31 December 2019 and 2018 the Bank’s capital adequacy ratio, calculated in accordance with the requirements of the NBRK was as follows:

	31 December 2019	31 December 2018

Tier 1 capital	15,201,485	13,499,091
Tier 2 capital	2,214,895	3,292,912
Deduction of the positive difference with regulatory reserves	–	(87,254)
Total statutory capital	17,416,380	16,704,749
Risk-weighted statutory assets, contingent liabilities, operational and market risk	88,565,360	94,394,374

Capital adequacy ratio k1-1 (at least 5.5%)	16.9%	13.8%
Capital adequacy ratio k1-2 (at least 6.5%)	17.2%	14.3%
Capital adequacy ratio k2 (at least 8.0%)	19.7%	17.7%

30. Events after the reporting date

The economic situation in the country

Due to the rapid spread of the COVID-19 pandemic in 2020, many governments, including the Government of the Republic of Kazakhstan, have taken various measures to combat the outbreak, including imposing travel restrictions, quarantines, closing businesses and other institutions, and closing certain regions. These measures had an impact on the global supply chain, on the demand for goods and services, as well as on the degree of business activity in general. It is expected that the pandemic itself, as well as associated public health and social measures, could have an impact on the activities of organizations in various sectors of the economy.

Support measures have been taken by the Government of the Republic of Kazakhstan to prevent a significant deterioration in economic performance as a result of the outbreak of the COVID-19 disease. These measures include, but are not limited to, concessional loans to organizations operating in the affected industries and affected individuals, credit holidays, and the relaxation of certain regulatory constraints to support the financial sector and its ability to provide resources and help clients avoid liquidity shortages resulting from measures to preventing the spread of COVID-19.

During 2020, the tenge depreciated against the US dollar and other major currencies. The exchange rate of the KASE as of April 26, 2021 was 429.85 tenge per 1 US dollar.

The Group does not consider the above pandemic and the worsening economic situation in the country and in the world as an adjusting event for the financial statements as of December 31, 2019. The Group has introduced a number of support measures for customers impacted by COVID-19, which include loan repayment deferrals to certain customers. The repayment deferral arrangements were deemed continuations of customers’ existing loans and were therefore accounted for as non-substantial loan modifications. A total modification loss of KZT 107,296 thousand were recognised in relation to repayment deferrals on loans. No other modification gains or losses were recognised as a result of the repayment deferrals (Note 7).

With the impact of COVID-19 and significant uncertainty around the market demand on commercial property, Group has made necessary adjustments to valuations of property plant and equipment. The fair value of property plant and equipment was estimated based on valuation provided by external and independent valuer. External and independent valuer used combination of income and market approaches, which resulted in negative revaluation in the amount of KZT 1,637,813 thousand.

“Bank Freedom Finance Kazakhstan” JSC	Notes to the 2019 and 2018 consolidated financial statements

(thousands of tenge)

Acquisition of the Bank

On July 29, 2020, “ForteBank” JSC and “Freedom Finance” JSC signed the Purchase and Sale Agreement for the Bank's common shares (hereinafter referred to as DCP).

In accordance with the terms of the DCP, prior to the closing date of the transaction, ForteBank JSC undertook to:

●
purchase from the Bank the entire pool of the Bank's loans (Note 7), except for loans, which are fully secured by cash, credit cards and debit card overdrafts;

●
purchase issued guarantees from the Bank, except for guarantees secured by cash (including pledge of future cash flows) and tender guarantees;

●
ensure the acquisition of non-core and real estate property of the Bank by a subsidiary of ForteBank JSC.

In addition, by agreement of the parties, the deposit placed by Kazakhstan Sustainability Fund JSC (hereinafter - KFU) under the foreign currency loans refinancing program in the amount of KZT 3.258.126 thousand will be returned by the Bank to the KFU. ForteBank JSC, in turn, having received the deposit from KFU, will reimburse the Bank for expenses from the derecognition of the KFU's deposit in the amount determined by an independent appraiser, after receiving the KFU's approval to transfer the deposit from the Bank to ForteBank JSC. With this, the amount of reimbursement of expenses will be included in the loan sale price for loans refinanced under the program of refinancing of foreign currency loans (the discount amount (value of the benefit) for the KFU deposit valuation will be added to the market valuation of loans).

As of December 28, 2020 (as of the date of the close of the Bank's acquisition transaction), the Bank fulfilled all obligations specified in the Purchase and Sale Agreement of the Bank's ordinary shares.

In order to fulfill the terms specified in the Purchase and Sale Agreement of the Bank's ordinary shares:

●
Loans to customers with the net carrying amount of KZT 47,521,139 thousand were reclassified to Assets held for sale in accordance with IFRS 5 and sold. Gain from the sale of loans amounted to KZT 1,689,434 thousand.

●
33 items of inventories (non-core property) with the carrying amount of KZT 1,958,278 thousand (Note 11), were sold. As of December 31, 2020, there was no movable and immovable collateral (non-core property) on the balance sheet of the Bank. Loss from the sale of inventories to ForteBank JSC amounted to KZT 41,863 thousand.

●
7 objects of property and equipment (sales department buildings) with the carrying amount of KZT 520,530 thousand (Note 9) were reclassified to Assets held for sale and sold. Loss from revaluation of property and equipment before the reclassification to assets held for sale amounted to KZT 309,479 thousand, including KZT 267,094 thousand recognized in profit and loss, as well as the loss of KZT 42,385 thousand recognized in other comprehensive income.

●
Guarantees issued to customers with the carrying amount of KZT 643 thousand were transferred. Loss from the transfer of risks under the guarantees amounted to KZT 4,705 thousand.

●
The deposit of Kazakhstan Sustainability Fund JSC (Note 13) for KZT 3,258,126 thousand tenge was transferred. Loss on derecognition of the deposit amounted to KZT 180,861 thousand.

On December 20, 2020 Freedom Holding Corp. (new creditor) and original creditors (Global Development LLP and Maglink Limited) (Note 15) signed assignment agreements for the subordinated loan agreements. The rights of claim under the subordinated loan agreements were transferred from the original creditors to the new creditor on the date when the cost of rights paid by the new creditor was received into the bank account of the original creditor, which is December 23, 2020.

 As at the date of issue of these consolidated financial statements the Freedom Finance JSC owns 100.00% of the Bank’s ordinary shares (Note 1).